Exhibit 10.10

Execution Copy

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. [***] indicates that information has been redacted.

AIR TRANSPORTATION SERVICES AGREEMENT

DATED AS OF DECEMBER 13, 2019

BETWEEN

SUN COUNTRY, INC.

AND

AMAZON.COM SERVICES, INC.

TABLE OF CONTENTS

1. DEFINITIONS		1

2. SERVICES		8
2.1	Services	8
2.2	Third Party Carriers	8
2.3	Forecasts and Non-Binding Estimates	9
2.4	Service Levels; Reporting	9
2.5	Non-Reimbursable Expenses	9
2.6	Reimbursable Expenses	10
2.7	Fuel	12
2.8	Ground Handling; ULDs	12
2.9	Training Provided by the Carrier	15
2.10	Schedule; Modifications	16
2.11	Aircraft Operations	17
2.12	Operations for Third Parties	19
2.13	Force Majeure	20
2.14	Unavailability	21
2.15	Destruction or Casualty Loss of Aircraft	21
2.16	Sustainability; Fuel Conservation	21
2.17	Reports, Audits and Record Retention	22
2.18	Access to Information Technology Systems	23
2.19	Designated Point of Contact	23
2.20	Continuous Improvement	23
2.21	Aircraft Maintenance Technician	24
2.22	IATA BSP; Electronic Data Interchange	24
2.23	Maintenance Process	24

3. PAYMENT		24
3.1	Fixed Monthly Charge; Variable Charges	24
3.2	Startup Costs.	24
3.3	Payment for Cancellation of Flights	24
3.4	Invoices and Payment	25

4. TERM AND TERMINATION		25
4.1	Term; Renewal Option	25
4.2	Amazon Terminations	25
4.3	Payment of Amazon Termination Fee	25
4.4	Sun Country Termination for Convenience	26
4.5	Events of Default; Remedies	26
4.6	No Termination or Other Payment on Expiration	27
4.7	Work Orders	28
4.8	Subleases	28
4.9	Post-Expiration Agreement	28
4.10	Survival	28

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5. REPRESENTATIONS AND WARRANTIES; COVENANTS		28
5.1	Authority	28
5.2	Organization; Binding Agreement	29
5.3	Service Representations	29
5.4	Proprietary Rights	29
5.5	Compliance	29
5.6	Common Carrier	30
5.7	Filings	30
5.8	No Liens	30
5.9	Flight Operations	30
5.10	Trade Restrictions	31

6. CONFIDENTIALITY; PROPRIETARY RIGHTS		31
6.1	Confidentiality	31
6.2	Publicity Restriction	32
6.3	Work Product Ownership	32
6.4	Personal Information	32

7. DEFENSE/INDEMNITY		33

8. LOSS OR DAMAGE TO GOODS		35
8.1	Liability Limit	35
8.2	Additional Coverage	35
8.3	Claims	35
8.4	Cooperation	35

9. INSURANCE		36
9.1	Sun Country Provider Insurance Coverage	36
9.2	Additional Policy Requirements	37
9.3	Amazon Insurance	38

10. PERSONNEL; INDEPENDENT CONTRACTORS		38
10.1	Relationship of the Parties	38
10.2	Personnel	38
10.3	Subcontractors	39

11. TAXES		40

12. CARRIER WORK ORDERS AND AIRCRAFT SUBLEASES		40
12.1	Committed Aircraft.	40
12.2	Additional Aircraft.	41
12.3	Delivery Process; Modifications	41

13. GENERAL		41
13.1	Assignment or Change of Control by Sun Country Providers	41
13.2	Assignment by Amazon	42
13.3	Governing Law/Venue	42

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13.4	Notices	42
13.5	Amendment and Waiver	42
13.6	Remedies	43
13.7	Construction	43
13.8	Third Party Shippers	43
13.9	Work Orders	44
13.10	Hazardous Materials Notifications	44
13.11	Counterparts	44
13.12	LIMITATION OF LIABILITIES	44
13.13	Entire Agreement	45
13.14	Cooperation	45
13.15	Further Assurances	45
13.16	Priority Over Standard Forms	46

Exhibit A: Committed Aircraft

Exhibit B: Form of Carrier Work Order

Exhibit C: Performance Standards

Exhibit D: Invoices; Payments; Deposits; Weekly Statement

Exhibit E: Form of Aircraft Sublease Agreement

Exhibit F: Price Schedule

Exhibit G: USPS Provisions

Exhibit H: Aircraft Delivery Specification & Modifications

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AIR TRANSPORTATION SERVICES AGREEMENT

This Air Transportation Services Agreement, attached Exhibits and Schedules, and applicable Work Orders (collectively, this “Agreement”) dated as of December 13, 2019 (“Effective Date”) is entered into between Sun Country, Inc., a corporation organized and existing under the laws of the State of Minnesota (“Sun Country”), and Amazon.com Services, Inc., a corporation organized and existing under the laws of the State of Delaware (“ASI”).

RECITALS

Sun Country, through the Sun Country Providers, provides air cargo transportation and related services;

Amazon operates an international e-commerce business distribution network; and

The Parties desire to enter into an arrangement for Sun Country to provide air cargo transportation and related services to Amazon pursuant to the terms and conditions of this Agreement.

The Parties also desire to have Sun Country issue warrants to Amazon.com, Inc. (a Delaware corporation of which ASI and its Affiliates are wholly owned subsidiaries) to purchase shares representing a total of 15% of Sun Country’s common stock.

In consideration of the premises, and of the representations, warranties, covenants, and agreements set forth herein, and intending to be legally bound, the signatories to this Agreement agree as set forth herein.

AGREEMENT

1. DEFINITIONS

“Additional Aircraft” means any Aircraft not listed in Exhibit A that becomes subject to a Sublease between Amazon and a Carrier after the Effective Date.

“Additional Insureds” is defined in Section 9.2.

“Affiliate” means, with respect to a specified entity, any other entity that, directly or indirectly, controls, is controlled by, or is under common control with such specified entity, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, or otherwise, provided that when used herein Apollo Global Management and its subsidiaries shall not be deemed Affiliates of Sun Country or any Sun Country Provider.

“Agreed Value” means the Agreed Value specified in an Aircraft Sublease.

“Agreement” is defined in the Preamble.

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“Aircraft” means: (a) the Committed Aircraft and any Additional Aircraft; (b) unless otherwise specified, any Spare Aircraft, Substitute Aircraft, or Network Spare; and (c) any other aircraft to be operated under this Agreement as agreed to by the Parties.

“Aircraft Sublease” means a sublease for an Aircraft entered into between Amazon (or one of its Affiliates) and a Carrier under this Agreement.

“Amazon” means collectively, unless otherwise specified, ASI and any of its Affiliates for which a Sun Country Provider performs Services pursuant to a Work Order in accordance with Section 13.9.

“Amazon Indemnified Parties” is defined in Section 7.1.

“Amazon Leadership Representative” means a Vice President of Amazon, or such individual(s) as Amazon may designate from time to time in writing.

“Amazon Parties” is defined in Section 9.1.5.

“Amazon Spare Request” is defined in Section 2.11.2.

“Amazon Subcontractor Claim” is defined in Section 10.3.

“Amazon Termination Fee” is defined in Section 4.2.

“Arrival Performance” is defined in Section 4 of Exhibit C.

“ASI” is defined in the Preamble.

“Availability Window” means a time period designated by Amazon on the Flight Schedule during which the Carrier will staff a Network Spare so as to be available to depart its current location within [***] minutes of Amazon’s request.

“Block Hour” means each hour that the Aircraft is operated on a flight in the performance of the Services, computed from removal of the wheel chocks from the front of the Aircraft until the placement of wheels chocks in front of the Aircraft at the end of such flight and rounded to the nearest tenth of an hour.

“Boeing” means The Boeing Company.

“Business Days” is defined in Section 13.7.

“Carrier” is defined in Section 2.2.

“Carrier Delay” is defined in Exhibit C.

“Carrier Work Order” is defined in Section 2.2.

“Carrier Work Order Term” is defined in Section 3.1.

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“Change Fee” is defined in Section 2.10.2.

“Change of Control” means, with respect to SCA Acquisition Holdings, Sun Country, or a Sun Country Provider: (a) other than in connection with an initial public offering, any consolidation, merger, reorganization, or similar transaction involving SCA Acquisition Holdings or its subsidiaries (for clarity, including Sun Country or any Sun Country Provider) in which SCA Acquisition Holdings, as applicable, is not the surviving entity or pursuant to which SCA Acquisition Holdings’ equityholders immediately prior to such transaction own, immediately after such transaction, less than 50% of the voting securities of the applicable surviving entity, or (b) other than in connection with an initial public offering, any transaction or series of related transactions in which 50% or more of SCA Acquisition Holdings, Sun Country, or a Sun Country Providers’ voting power is transferred to persons other than SCA Acquisition Holdings’ equityholders immediately prior to such transaction or series of transactions, (c) the sale, lease, exclusive license, or other transfer, in any transaction or series of related transactions, of all or substantially all of the assets of SCA Acquisition Holdings, Sun Country or any Sun Country Provider.

“Charters” is defined in Section 2.12.2.

“Claims” is defined in Section 7.1

“Committed Aircraft” means the 10 Boeing 737-800 Aircraft listed in Exhibit A that will be leased to Amazon by a third party lessor.

“Common Carrier” means an individual, a company, or a public utility that is in the regular business of providing transportation services or transporting people or freight (as distinguished from a private carrier that only transports occasionally or as a one-time-only event).

“Compliance Requirements” is defined in Section 5.5.

“Contract Year” means each period during the term of this Agreement beginning December 13 through the next following December 12.

“Effective Date” is defined in the Preamble.

“ETOPS” is defined in Section 2.5.1.

“Event of Default” is defined in Section 4.5.

“Excluded Claims” is defined in Section 8.1.

“Expiration Date” is defined in Section 4.7.

“FAA” means the United States Federal Aviation Administration.

“Fixed Monthly Charge” is defined in the Price Schedule.

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“Flight Crew” means a flight crew consisting of one captain and one first officer.

“Flight Cycle” means a cycle consisting of one takeoff and one landing.

“Flight Operations Requirements” is defined in Section 5.9.

“Flight Schedule” is defined in Section 2.10.1.

“Force Majeure” is defined in Section 2.13.

“Fuel Optimization Program” is defined in Section 2.16.1.

“GOM” means a Carrier’s FAA-approved Ground Operations Manual.

“Governmental Entity” means: (a) any national government, any political subdivision thereof, or local authority therein, whether foreign or domestic; (b) any agency, board, commission, department, division, organ, instrumentality, or court of any of the foregoing, however constituted; and (c) any organization, association, or institution, of which any of the foregoing is a member or to whose jurisdiction it is subject or in whose activities it is a participant.

“GPU” means ground power unit.

“Ground Services Work Order” is defined in Section 2.8.1.

“Hazardous Materials” is defined in Section 13.10.

“Heavy Maintenance” means: (a) C-Checks and above (including structural inspection program and Airworthiness Limitation Item (AWL) inspections, but excluding Sun Country C Check Costs); (b) overhaul of landing gear (including overhaul of rotable components accomplished concurrently with landing gear overhaul); (c) Performance Restorations of engines and APUs; (d) to the extent occurring concurrently with or separately from a Performance Restoration of an engine or APU, the replacement of engine life limited parts (or, for clarity, the replacement of an entire engine or APU) and maintenance performed specifically to accomplish such replacement; and (e) the repair of airframe structural issues that would not have been reasonably discovered [***], in each case to the extent not related to or arising out of an act or omission of a Carrier or otherwise the responsibility of a Sun Country Provider under this Agreement or the applicable Aircraft Sublease.

“IATA” means the International Air Transportation Association.

“ICAO” means the International Civil Aviation Organization.

“Income Taxes” is defined in Section 11.

“Insurance Requirements” is defined in Section 9.2.

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“Law” means: (a) any statute, regulation, by-law, ordinance, or subordinate legislation in force to which a Party is subject including all Federal and state securities laws; (b) the common law as applicable to the Parties; (c) any binding court order, judgment, or decree; (d) any applicable industry code, policy or standard, in each case enforceable by law; and (e) all applicable statutory and all other rules, guidance regulations, instruments and provisions in force including the rules, codes of conduct, codes of practice, practice requirements guidance, and accreditation terms stipulated by any Governmental Entity to which any Party is subject.

“LIBOR” means the average of the London interbank offered rate for deposits in U.S. dollars as set forth by the Bloomberg Information Service (or any successor benchmark commonly accepted as a replacement to LIBOR) determined as of approximately 11:00 a.m. (London time) for each day that the relevant interest accrues.

“Maintenance Fuel” means any aircraft fuel used outside of the loading/unloading process in connection with maintenance (e.g., for engine runs or to power the APU), calculated using a deemed fuel burn rate of [***] lbs. of fuel per hour.

“Monthly Invoice” is defined in Exhibit D.

“NDA” is defined in Section 6.1.

“Network Spare” is defined in Section 2.11.3.

“NTSB” means the National Transportation Safety Board.

“Operating Authority” is defined in Section 5.9.

“Party” means Sun Country and ASI and, as applicable, any Sun Country Provider or Amazon to the extent that such Sun Country Provider or Amazon is a party to a current Work Order.

“Pay-Protected Block Hours” means the Block Hours representing the minimum amount of time to which a pilot is assigned to, and is guaranteed to be paid by Carrier for, according to the Flight Schedule [***], all in accordance with the Carrier’s collective bargaining agreement.

“Performance Restoration” means: (a) with respect to an engine, the performance of engine maintenance accomplished in accordance with the original equipment manufacturer’s Workscope Planning Guide (WPG) and Engine Shop Manual (ESM), including at a minimum, a performance restoration workscope (or overhaul) for such engine’s high pressure compressor, combustor and high pressure turbine modules, together with other work conducted on any other of such engine’s modules, as required by the ESM, which is intended to restore the hardware integrity of the flow path and performance of the engine; and (b) with respect to an APU, the performance of any uninstalled APU maintenance.

“Performance Standards” is defined in Section 2.4.

“Person” means any body, corporate entity, association, partnership, joint venture, organization, individual, business or other trust or any other entity or organization of any kind or character, including a court or other Governmental Entity.

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“Personal Information” is defined in Section 6.4.

“Personnel” means the employees, contractors, subcontractors, agents, and representatives of an entity.

“Post-Expiration Agreement” is defined in Section 4.9.

“Price Schedule” means: (a) with respect to Carrier Work Orders, the Price Schedule attached as Exhibit F to this Agreement; and (b) with respect to all other Work Orders, the Price Schedule attached to such Work Order.

“Proprietary Rights” is defined in Section 5.4.

“Records” is defined in Section 2.17.

“Remaining Pay-Protected Block Hours” the number of Pay-Protected Block Hours for which Carrier must pay a pilot after the following: [***].

“Rotation” means a flight or a series of flights, in a duty day, to which a crew has been assigned according to the Flight Schedule in accordance with the Carrier’s collective bargaining agreement.

“Rotation Change” means either that Amazon either: (a) completely cancels a Rotation; or (b) changes a rotation [***].

“SCA Acquisition Holdings” means SCA Acquisition Holdings, LLC, the parent company of Sun Country.

“Scheduled Termination Date” means the date immediately preceding the six year anniversary of the Work Order Effective Date of the first Carrier Work Order entered into under this Agreement.

“Scheduling Constraints” means, collectively: (a) flight or duty limits under the applicable FAA regulations or the Carrier’s collective bargaining agreement with its pilot employees; (b) landing and/or take-off curfews or slot restrictions; (c) regularly scheduled aircraft maintenance requirements as provided for in the Carrier’s FAA-approved maintenance program (subject to Section 2.11.1); (d) flight times based on Boeing’s 85% average winds, adjusted twice each year for seasonal changes; (e) historical taxi times (time of day and seasonally adjusted); and (f) other industry standard material operational factors, including air traffic control, airport-specific congestion, and seasonality constraints from mutually agreed sources.

“Security Programs” is defined in Section 2.8.3.

“Services” is defined in Section 2.1.

“Services Commencement Date” means the date that Sun Country will begin providing Services using an Aircraft and, with respect to the Committed Aircraft, is listed in Exhibit A.

“SGHA” is defined in Section 2.8.1.

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“Spare Aircraft” is defined in Section 2.11.2.

“Substitute Aircraft” is defined in Section 2.11.1

“Sun Country” is defined in the Preamble.

“Sun Country C Check Costs” means the costs (including labor, materials, and ancillary costs) of the following, all of which, for clarity, will be the responsibility of Sun Country even if performed in connection with a C check: (i) all engineering orders with an inspection or performance interval of less than [***] flight hours, [***] Flight Cycles, or [***] months, as applicable; and (ii) tasks with an inspection or performance interval less than or equal to [***] days.

“Sun Country Indemnified Parties” is defined in Section 7.3.

“Sun Country Providers” means collectively, unless otherwise specified, any Sun Country Affiliate that performs Services for Amazon pursuant to a Work Order in accordance with Section 13.9.

“Sun Country Subcontractor Claim” is defined in Section 10.3.

“Supplemental Flying” is defined in Section 2.12.

“Taxes” is defined in Section 11.

“Temporary Schedule Change” is defined in Section 2.10.3.

“Third Party Carrier” is defined in Section 2.2.

“Third Party Shipper” is defined in Section 13.8.

“Training” is defined in Section 2.9.

“Transfer Taxes” is defined in Section 11.

“TSA” means United States Transportation Security Administration.

“Two-Six Window” means, with respect to a change in the Flight Schedule, the period of time [***].

“Unit Load Devices” or “ULDs” is defined in Section 5.9.

“Unscheduled Stop” means an aircraft stop requested by Amazon that adds another destination/stop to a route contained in the Flight Schedule.

“USPS” is defined in Section 2.8.11.

“USPS Prime Contracts” is defined in Section 2.8.11.

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“Variable Charge Per Block Hour” means the rate specified in the Price Schedule for each Block Hour (or portion thereof) flown by an Aircraft in the performance of the Services.

“Variable Charge Per Cycle” means the rate specified in the Price Schedule for each Flight Cycle flown by an Aircraft in the performance of the Services.

“Variable Charges” means, collectively, the Variable Charge Per Block Hour and the Variable Charge Per Cycle.

“Weekly Activity Statement” is defined in Section 3 of Exhibit D.

“Weekly Fuel Charge” means the actual amount to be reimbursed by Amazon to Sun Country Providers in accordance with Sections 2.6 and 2.7 of the Agreement during each week for aircraft fuel and into-plane services purchased by Sun Country and any Sun Country Provider for Services provided by the Carriers.

“Work Order” means a Carrier Work Order, Ground Services Work Order, or any other work orders entered into under this Agreement.

“Work Order Effective Date” is defined in the relevant Work Order.

2. SERVICES

2.1 Services. Sun Country will provide, by itself or through Sun Country Providers, the air cargo transportation, ground handling, fuel, and other related services described in this Section 2 and in the Work Orders entered into between Amazon and Sun Country or any Sun Country Provider (collectively, the “Services”). Other than Aircraft that Carriers may sublease from Amazon and ground equipment or functions that Amazon may be responsible for pursuant to Section 2.5, Sun Country and the Sun Country Providers will provide all equipment, Personnel, software, and supplies required to perform the Services.

2.2 Third Party Carriers. With the prior written consent of an Amazon Leadership Representative (which may be granted or withheld in Amazon’s sole discretion), Sun Country may contract for the performance of Services with one or more third party certificated cargo air carriers (a “Third Party Carrier”). Sun Country and any Third Party Carrier is referred to individually as a “Carrier.” References to Third Party Carriers in this Agreement does not imply that the use of Third Party Carriers will be permitted and, if Amazon consents to the use of a Third Party Carrier: (a) Amazon’s payment obligations will not exceed the amount that would have been paid by Amazon had the flights been operated by Sun Country under the relevant Carrier Work Order; and (b) Sun Country will be solely responsible for the performance of the Third Party Carrier with respect to the determination of whether Sun Country has met the Performance Standards. Sun Country will remain jointly and severally responsible for the provision of Services notwithstanding any contracting of Services to any Carrier. Each Carrier performing Services under this Agreement will enter into a Carrier Work Order in the form of Exhibit B (a “Carrier Work Order”).

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2.3 Forecasts and Non-Binding Estimates. Except as expressly provided in this Agreement, Amazon makes no promises or representations whatsoever as to the amount of business Sun Country or any of the Carriers can expect at any time under this Agreement. Amazon may give volume and other projections to Sun Country or any Carrier, but any projections are speculative only and will not give rise to Amazon liability. Amazon may, in Amazon’s sole discretion, engage the services of other companies that perform the same or similar services as those provided by the Sun Country and/or the Sun Country Providers.

2.4 Service Levels; Reporting. Sun Country and the Sun Country Providers will comply with the service levels, procedures, reporting requirements, tracking requirements, and other performance standards set forth in the attached Exhibit C or any applicable Carrier Work Order (the “Performance Standards”).

2.5 Non-Reimbursable Expenses. Sun Country (by itself or through the applicable Sun Country Provider) will be responsible for and provide, or cause to be provided, the following Personnel, services, equipment, and other items at their expense, without reimbursement by Amazon:

2.5.1 Flight Crews which will: (a) possess current, valid licenses; (b) be fully qualified to operate the Aircraft on the Flight Schedule in compliance with all applicable Laws; (c) be employees of the Carrier; and (d) as required to provide Services in support of the Flight Schedule, be qualified for Extended-range Twin-engine Operational Performance Standards (“ETOPS”) (provided that Amazon will give at least [***]advance notice (including through the Flight Schedule) of any intended operation requiring ETOPS qualification and will be responsible for any documented costs agreed in writing in advance associated with making an Aircraft ETOPs qualified).

2.5.2 For each Flight Crew: (a) operational oversight and training; (b) catering and meals; (c) visas, work permits, endorsements, airport ID/badges/access cards; and (d) compensation, benefits, transportation, hotel accommodations, and per diem, as well as any increases in such expenses resulting from changes to, or in the interpretation of, the Carrier’s collective bargaining agreements (unless directly attributable to a change in applicable Law relating directly to crew duty times and rest periods, in which case the Carrier will provide notice to Amazon of the specific change in applicable Law and supporting data and documentation that must be reasonably acceptable to Amazon);

2.5.3 All maintenance for the Aircraft that is not Heavy Maintenance and coordination and oversight of the scheduling, induction, maintenance provider management, and return to service of Aircraft in connection with all maintenance;

2.5.4 Aircraft hull and liability insurance and other insurance in accordance with the Insurance Requirements;

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2.5.5 Dispatch, flight planning, and flight-following services, including ARINC or other radio communications services;

2.5.6 In-flight communications;

2.5.7 Exterior cleaning of the Aircraft;

2.5.8 Spare parts, including engine spare parts, avionics, rotables, expendables, tires, brakes, and accessory items (including transportation costs) to the extent that the spare parts are not otherwise subject to a separate agreement between the Parties or the responsibility of Amazon under Section 2.6.11, except that the Carrier may transport onboard each Aircraft, without charge: (a) a fly-away kit; and (b) aircraft parts and materials for the Aircraft on a reasonable, space-available basis;

2.5.9 All administrative and overhead services of the Carrier, including with respect to the provision of the authorizations, permits, and approvals subject to Section 2.6.2;

2.5.10 All facilities necessary for the provision of the Services;

2.5.11 All existing ground equipment, including GPUs, towing/pushback equipment and air start units that are owned by Sun Country or a Sun Country Provider and located at the locations identified in the Flight Schedule, except that Amazon will be responsible for the operation, maintenance, and repair of such equipment to the extent that: (a) such equipment is provided by Sun Country or a Sun Country Provider for Amazon’s exclusive use; and (b) Amazon’s responsibilities, if any, are expressly provided for under a Work Order, as described in Section 2.8.1; and

2.5.12 Maintenance Fuel.

2.6 Reimbursable Expenses. Except to the extent provided in accordance with Section 2.5, a Work Order, or this Section 2.6, and without limiting its obligations under this Agreement, Sun Country or the relevant Sun Country Provider will provide or cause to be provided the Personnel, Services, equipment, and other items set forth in this Section 2.6, subject to reimbursement by Amazon to Sun Country or the relevant Sun Country Provider (as applicable) of the reasonable, documented out of pocket costs actually incurred and paid, directly or indirectly, by Sun Country or the Sun Country Provider to a third party that is not Sun Country or one of its Affiliates, which will be included in invoices provided in accordance with Exhibit D:

2.6.1 Aircraft fuel (including taxes and environmental assessments, but excluding Maintenance Fuel and net of any fuel tax credits received by Sun Country or a Sun Country Provider) for operations conducted under this Agreement, subject to the requirements of Section 2.7;

2.6.2 Enroute fees, air traffic control fees, navigational fees, and airport charges (slot application fees, ramp fees, landing/departure fees);

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2.6.3 Aircraft handling charges (inclusive of any airport concession costs), including with respect to pushbacks, marshaling, lavatory, water, cleaning of cargo compartments, use of GPU, air start units, steps, and towing;

2.6.4 Deicing fluid and deicing services;

2.6.5 Legal fees arising directly from the assignment, modification, or restructuring of an Aircraft Sublease;

2.6.6 Customs fees, permits, duties, and import/export fees;

2.6.7 All costs associated with or resulting from diversions due to adverse weather or leaking, smoking, or damaged cargo to the extent tendered by Amazon in such condition;

2.6.8 Positioning or de-positioning of the Aircraft for schedule changes not included in the Flight Schedule or other non-scheduled moves made at Amazon’s request, as well as initial positioning of an Aircraft at the commencement of a Carrier Work Order and final de-positioning of an Aircraft subject to a terminated Carrier Work Order;

2.6.9 Noise and emission taxes, fees, and assessments not within the reasonable control of the Carrier and arising solely and directly as a result of Services performed under a Carrier Work Order;

2.6.10 Rent and any other amounts payable by the Carrier to ASI (or one of its Affiliates) under the Aircraft Sublease for the Aircraft subject to the corresponding Carrier Work Order, except that the Parties may elect to offset such amounts against those payable by Amazon to the Carrier so that no cash settlement is necessary;

2.6.11 Heavy Maintenance (to the extent paid by Carrier), including Spare Aircraft coverage and the provision of temporary spare engines, APUs and landing gear during periods of Heavy Maintenance as Amazon deems necessary as well as the provision of aircraft maintenance technicians on flights as described in Section 2.21; and

2.6.12 FAA Airworthiness Directives required to be performed by Sun Country under an Aircraft Sublease and completed with: (a) recurring corrective action; or (b) terminating action, that requires modification of the Aircraft.

Sun Country will notify Amazon of its internal departments, Sun Country Providers, or third party subcontractors, responsible for performance of Services and provision of assets under this Section 2.6, including reasonably requested details regarding those arrangements and operations. Sun Country will use, and will cause the Sun Country Providers to use, all commercially reasonable efforts to minimize costs and expenses pursuant to which Amazon has a direct or indirect reimbursement obligation under this Agreement.

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2.7 Fuel.

2.7.1 Fuel Purchasing. Sun Country will purchase aircraft fuel and into-plane services from on-field fuel suppliers, distributors and into-plane providers to support the Services provided by the Carriers pursuant to the Agreement. Sun Country will facilitate the establishment and maintenance of agreements and customer accounts between the Carriers and fuel suppliers, distributors and into-plane providers that are qualified by the Carriers at such locations and will arrange for the purchase of aircraft fuel and into-plane services in conjunction with the departure times and days specified in the Flight Schedule. Sun Country will cause or arrange for the fuel suppliers, distributors and into-plane providers to invoice the Carriers directly for aircraft fuel and into-plane services. Notwithstanding the foregoing, Amazon may, by providing written notice to Sun Country, elect to purchase fuel for the Aircraft at one or more locations. The Parties acknowledge and agree that any fuel provided to a Carrier by Amazon is provided “as is” and without warranty of any kind, including the warranties of merchantability and fitness for a particular purpose, by, through or under Amazon, and that no warranties by, through or under Amazon will be implied by Law, provided, however, that the Carrier will have the right to approve any fuel supplier selected by Amazon (such approval not to be unreasonably conditioned, delayed, or withheld).

2.7.2 Fuel Reconciliation. Each month each Carrier will prepare a fuel reconciliation log (with copies of the aircraft log book as support) on a weekly basis that will reflect the actual fuel used by the Aircraft in the provision of the Services, which Sun Country will use to prepare invoices for fuel reimbursement under Exhibit D to this Agreement, as applicable. Sun Country will also promptly provide a copy of the fuel reconciliation log to Amazon upon request. When an Aircraft enters service for Amazon under this Agreement (e.g., because it replaces or substitutes for another Aircraft, permanently or temporarily), or when an Aircraft leaves Amazon’s service under this Agreement (e.g., because it is replaced, or because it was only temporarily substituting for another Aircraft) either Amazon or Sun Country will reimburse the other for the cost of fuel in accordance with the following provisions of this Section 2.7 but also subject to Section 2.11.1 (Substitute Aircraft), Section 2.11.2 (Spare Aircraft), and Section 2.11.3 (Network Spares). When an Aircraft begins being utilized in the performance of Services under a Carrier Work Order, Amazon will reimburse Sun Country for the cost of fuel on board the Aircraft prior to its first departure flight in the provision of such Services. The per gallon fuel price for the above calculations will be the price per gallon paid at the last refuel of the Aircraft.

2.8 Ground Handling; ULDs.

2.8.1 Ground Handling Functions Provided by Amazon; Sun Country Provision of Services by Contract with Sun Country Providers. Amazon will be responsible for providing, at its cost, all ground handling and cargo handling functions except as and to the extent provided by a Sun Country Provider under one or more separate Ground Services Work Orders, pursuant to which a Sun Country Provider will be bound by the provisions of this Agreement with respect to such Ground Services Work Orders and Sun Country will remain jointly and severally responsible

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for the provision of Services notwithstanding the contracting of Services to the Sun Country Provider. Any such “Ground Services Work Order” will reflect the following: (a) mutually agreed pricing to be assessed on per turn basis; (b) a mutually agreed bonus/penalty structure based on key performance indicators; and (c) reimbursement by Amazon of rent, utilities, taxes, insurance, and other reasonable, documented, out of pocket costs directly incurred by Sun Country in providing the Ground Services (for clarity, such reimbursement will be on a pro rata basis for shared facilities). To the extent ground handling services are provided by Amazon through a subcontractor, the Carriers will enter into an IATA Standard Ground Handling Agreement with such subcontractor and Amazon (as the “Management Company”) (“SGHA”).

2.8.2 Personnel Training and Qualifications. Unless ground handling is being provided by a Sun Country Provider under a Ground Services Work Order as described in Section 2.8.1, Amazon will ensure and require that all Personnel performing such ground handling and cargo handling functions are fully trained and qualified, and that all required training and evaluations are current and documented, in accordance with the relevant the Carrier’s FAA-approved programs and, further, that all equipment employed in providing such functions is serviceable, as determined in accordance with applicable FAA requirements and the Carrier’s FAA-approved programs. For purposes of this Section 2.8.2, Amazon’s obligation to ensure compliance with applicable FAA requirements and the Carrier’s FAA-approved program will apply only to the extent the Carrier has provided a copy of such FAA-approved program and FAA requirements at least [***] days in advance of Amazon performing any such functions to enable Amazon to timely train and meet such program and requirements. The Carrier will provide a copy of any program (or amendment) for which FAA approval is required at the same time such program (or amendment) is submitted to the FAA and will advise Amazon in writing immediately upon receipt of approval and provide a copy of the final approved program (or amendment) and any conditions attached to such approval.

2.8.3 Delegation of Security Functions. To the extent necessary for Amazon to fulfill its obligations under this Agreement or any Work Order, each Carrier will delegate to Amazon, and Amazon will accept the delegation of, the cargo security inspection functions mandated by the TSA, including as prescribed in the Full All-Cargo Aircraft Operator Standard Security Program and the Carrier’s FAA-approved programs (collectively, “Security Programs”), provided that the Carrier will have provided Amazon with written notice of the delegation and a copy of the Carrier’s Security Programs at least [***] days’ prior to Amazon performing any such functions to enable Amazon to timely train and meet such program and standards. Amazon will prepare and maintain logs of any such inspections in accordance with and to the extent required by, the Security Program.

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2.8.4 Amazon Personnel as Agents of the Carrier. Amazon and its Personnel are authorized to act as agents of the Carriers in connection with the issuance of airbills and other transportation documents, in the acceptance of materials and goods from shippers and in determining their suitability for air transportation and any other reasonably related matters. In such capacity, Amazon and its Personnel will be governed by and will act in compliance with the GOM, Security Programs, and applicable Law. Amazon’s obligation to comply with the GOM and Security Programs (or any amendments to same) will apply only to the extent the Carrier has provided Amazon a copy of such GOM and Security Programs (or amendment, as applicable) at least [***] days’ prior to Amazon’s obligation to comply to enable Amazon to timely train and meet such program and standards. Amazon and its Personnel will be authorized to act as an agent for each Carrier in determining whether to cause any materials or goods to be transported by the Carrier or to cause such materials or goods to be transported by any other air carrier on an interline or any other basis. Such authorization will include the power to complete and deliver interline manifests, airbills, or other required transportation documents. In such capacity, Amazon Personnel will meet or exceed the legal and regulatory requirements applicable to the Carrier in regard to employee training and qualifications for weight and balance, Hazardous Materials recognition, alcohol and drug testing, employee background checks, and similar matters, in accordance with applicable Laws for employees in safety sensitive positions.

2.8.5 Procedures Under the GOM. To the extent Amazon Personnel are performing the loading (including with respect to Hazardous Materials), weight and balance calculations, ramp operations, and fueling operations required by the FAA to be performed in connection with the ground handling functions, including the requirements under the GOM: (a) the Carrier will be entitled, upon [***] Business Days’ prior written notice to Amazon, to audit such employees, agents, and contractors as necessary to comply with FAA requirements; and (b) Amazon’s Personnel will not become the employees of the Carrier as a consequence thereof, but will be acting as agents for the Carrier when performing such loading, weight and balance, ramp operations, and fueling operations or calculations. Any Personnel not qualified or capable of performing such work will be identified to Amazon by the Carrier within [***] Business Days following any such audit, and if requested to do so by the Carrier, such Personnel will be promptly removed from doing such work.

2.8.6 Transportation of Hazardous Materials. Amazon will have the right to tender for transport on the Aircraft cargo of a dangerous, hazardous, or offensive nature if: (a) such cargo is properly identified, packed, marked, labeled, and placarded in accordance with applicable IATA and ICAO/FAA dangerous goods and hazardous materials regulations; (b) such transportation is in compliance with the GOM and all other applicable Laws; and (c) the Carrier is authorized by the FAA to carry such cargo.

2.8.7 Aircraft Payload; Limitations. The maximum cargo payload for each flight of the Aircraft will be in accordance with applicable FAA-approved Aircraft limits. The actual cargo payload capable of being carried on the Aircraft will be limited by either the weight or volume depending on which is exhausted first. Operating conditions or applicable FAA requirements may result in an increase or decrease in payload weight or volume limit.

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2.8.8 Payload Reports. The Carriers will provide to Amazon: (a) preliminary maximum payload figures for each flight at least [***] hours prior to the scheduled departure time set forth in the Flight Schedule, and (b) final maximum payload figures for each flight at least [***] hours prior to the scheduled departure time set forth in the Flight Schedule. This information will be communicated to Amazon operations via email at the email address provided by Amazon and updated from time to time, and will use the most recent aviation forecasts for the scheduled departure time of the flight.

2.8.9 Tender of Cargo. Cargo will be tendered by Amazon or any Amazon designee under the Carrier’s air waybills, prepared, labeled, securely packaged, and ready for transportation by the Aircraft along with the: (a) shipment destination; (b) name and address of the recipient; (c) nature of the cargo; (d) particular marks/numbers used; (e) weight, quantity, volume, and dimensions of cargo; and (f) any special circumstances or handling information, and otherwise in accordance with all applicable Laws.

2.8.10 Refusal to Transport. The Carrier may reasonably refuse to transport any cargo that: (a) cannot be transported in accordance with Sections 2.8.6, 2.8.7, or 2.8.9; or (b) would otherwise reasonably endanger the safety of flight.

2.8.11 USPS Cargo. Amazon has entered into an agreement and may enter into additional agreements (the “USPS Prime Contracts”) with the United States Postal Service (“USPS”) for the air transportation of USPS cargo on flights performed by Carriers under this Agreement. In connection with same, Sun Country has reviewed and agrees that the Sun Country Providers and their respective Personnel will comply, to the extent applicable for the Services being performed by Sun Country, with all of the requirements provided in this Agreement, including those listed in Exhibit G.

2.9 Training Provided by the Carrier. Each Carrier will, at the request of Amazon upon [***] Business Days’ written notice to such Carrier, provide, or cause to be provided not more than once each quarter during any Contract Year, training classes to qualify Amazon trainers to provide training to Amazon Personnel engaged in, providing security, ground handling, and cargo handling functions in connection with the Services provided by the Carrier, including training in the Carrier’s Security Programs, GOM, and other FAA-approved programs (collectively, “Training”). The Training will be held at a mutually agreed location and be provided at no charge to Amazon Personnel, except that if the Training is provided somewhere besides Eagan, Minnesota, Amazon will be responsible for the reasonable and documented travel expenses of Carrier Personnel that are required to provide the Training in accordance with Amazon’s standard travel policies.

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2.10 Schedule; Modifications.

2.10.1 Flight Schedule. The Parties will mutually agree on the initial flight schedule prior to the Services Commencement Date for the first Committed Aircraft (as subsequently amended in accordance with Section 2.10.2, the “Flight Schedule”). The Parties agree that the Flight Schedule for the calendar month of [***]will not exceed an average of [***]per Aircraft then subject to a Carrier Work Order.

2.10.2 Amendments to the Flight Schedule. Subject to the Scheduling Constraints, the Flight Schedule may be amended or replaced by Amazon in its sole discretion at any time. Amazon will provide the relevant Carrier with: (a) [***] days’ prior written notice of a proposed amendment to the Flight Schedule that does not require the opening of a new station where Sun Country does not have current flight operations or an increase of greater than [***] percent in the number of Flight Crews (in the aggregate) assigned to the then current Flight Schedule or two Flight Crews, whichever is greater; (b) [***] days’ prior written notice of a proposed amendment to the Flight Schedule that requires the opening of a new station where Sun Country does not have current flight operation; and (c) [***] days’ prior written notice of a proposed amendment to the Flight Schedule that requires an increase of greater than [***] percent in the number of Flight Crews (in the aggregate) assigned to the then current Flight Schedule or [***] Flight Crews, whichever is greater. Such amendments will be incorporated into a revised Flight Schedule beginning [***] days (in the case of clause (a)), [***] days (in the case of clause (b)), or [***] days (in the case of clause (c)) after receipt of such notice from Amazon, as applicable, except that to the extent that the Carrier does not begin operating according to the amended Flight Schedule at that time, Amazon will be credited $[***] for each day of delay on the next Monthly Invoice. Upon Amazon’s request, the Carrier will provide Amazon data and documentation supporting the number of required Flight Crews that must be acceptable to Amazon (such acceptance not to be unreasonably withheld). A Carrier may only reject or request a change to Amazon’s proposed amendments to the Flight Schedule on the basis that such proposed amendments do not comply with Scheduling Constraints, and, simultaneously with any such rejection or request for change, such Carrier must provide a reasonably detailed written justification for such rejection or request for change, including references to the specific language of the Carrier’s collective bargaining agreement with its flight crewmembers and/or the applicable FAA regulations and supporting data and documentation, that must be acceptable to Amazon (such acceptance not to be unreasonably withheld). The applicable Carrier must notify Amazon if it determines that any Flight Schedule is outside of the above parameters within [***] Business Days of receipt of the Flight Schedule from Amazon, otherwise Carrier will be deemed to have accepted the Flight Schedule and waived any notice or other requirements hereunder. Changes to the Flight Schedule will be documented in sequentially numbered versions signed by Amazon and the Carrier(s). For any substantial Flight Schedule amendments in concurrence with a new network execution plan (estimated to be approximately [***] times annually) Amazon will endeavor to provide Sun Country: (y) a copy of the preliminary flight schedule at least [***] days in advance of the effective date of such flight schedule for the purpose of soliciting Carrier feedback on maintenance bases, block times, crew availability, and other relevant factors; and (z) additional opportunities to review same in the event of any significant changes. In both circumstances, Carriers will provide their feedback as soon as

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reasonably possible. For clarity, notwithstanding the foregoing, the final Flight Schedule (whether amended in concurrence with a network execution plan or otherwise) will be subject to the requirements otherwise provided in this Section 2.10.2. Provided that Amazon does not then have a right to terminate this Agreement or any individual Work Orders based on Sun Country’s Arrival Performance pursuant to Section 4.2.2, if, in the time period that is less than [***] but more than [***] in advance of the effective date of a new Flight Schedule, Amazon: (a) [***]; and (b) [***], then Amazon will reimburse Sun Country [***] (“Change Fee”) in accordance with Section 2.6, except that Amazon will not be required to pay Sun Country a Change Fee until [***] in any Contract Year.

2.10.3 Temporary Changes to the Flight Schedule. Amazon may, subject to the Scheduling Constraints, request temporary changes in the departure time, the scheduled air routes, the frequency, Availability Windows, or the destinations or stops outlined in the Flight Schedule without amending the Flight Schedule (such a change without amendment to the Flight Schedule a “Temporary Schedule Change”). Amazon will provide the relevant Carrier with prior written notice of each Temporary Schedule Change (including via email) and the Carrier will implement each Temporary Schedule Change as soon as reasonably practicable and will minimize any additional associated costs. The Carrier will promptly provide Amazon with its estimate of incremental costs that would arise from each proposed Temporary Schedule Change and, if Amazon determines to proceed with such Temporary Schedule Change after receiving such estimate, Amazon will reimburse Sun Country for any incremental reasonable, documented out of pocket costs actually incurred by the Carrier arising from a Temporary Schedule Change in accordance with Section 2.6 and Exhibit D of this Agreement, up to the amount of such estimate. For clarity, any change included in the Flight Schedule pursuant to Section 2.10.2 will not be considered a Temporary Schedule Change under this Section 2.10.3 regardless as to the duration of such change.

2.10.4 Unscheduled Stops. The Carriers will make any Unscheduled Stops, subject to: (a) the Flight Operations Requirements; (b) the requirements of the relevant Carrier’s collective bargaining agreement; (c) or applicable Law. Amazon will reimburse Sun Country for any incremental reasonable, documented out of pocket costs actually incurred by such Carrier arising from an Unscheduled Stop in accordance with Section 2.6 and Exhibit D of this Agreement.

2.11 Aircraft Operations.

2.11.1 Substitute Aircraft. The Carriers may substitute for operation of the Flight Schedule any aircraft having the aggregate capacity and other performance characteristics reasonably necessary to handle the payload and timing requirements for such flights (“Substitute Aircraft”), except that: (a) such substitution will not interfere with performance of Services in compliance with this Agreement and the corresponding Carrier Work Order; (b) the Carriers will only provide such a Substitute Aircraft if Amazon approves of the substitution in writing (which will not be unreasonably withheld, delayed, or conditioned); and (c) the Carriers will reimburse Amazon for any landing fees or other costs (including incremental fuel burn, ferry flights and Variable Charges) in excess of those that Amazon would have incurred under Section 2.6 had the flights been operated with the affected Aircraft.

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2.11.2 Spare Aircraft. The Carriers may provide and operate one or more spare aircraft having the aggregate capacity and other performance characteristics reasonably necessary to handle the payload, flight schedule, and timing requirements for Carrier’s flights with the Aircraft (“Spare Aircraft”) in substitution for an Aircraft that is unavailable to perform the Services under the Flight Schedule due to a Carrier Delay. In addition, each Carrier may make one or more Spare Aircraft available at Amazon’s request (“Amazon Spare Request”): (a) to perform flights that are not part of the Flight Schedule; or (b) to substitute for an Aircraft that is unavailable due to a reason that is not attributable to a Carrier Delay. Amazon will compensate the relevant Carrier at an agreed upon rate per day, or portion thereof, for the use of a Boeing 737 model Spare Aircraft (by payment to Sun Country) when the Carrier provides a Spare Aircraft at Amazon’s request. In the event that an Aircraft is unavailable due to a Carrier Delay and the Carrier provides a Spare Aircraft, the Carrier will reimburse Amazon for any landing fees, or other costs (including incremental fuel burn, ferry flights and Variable Charges) in excess of those that Amazon would have incurred under Section 2.6 had the flights been operated with the affected Aircraft. In the event that a Spare Aircraft is unavailable to substitute for an Aircraft that is unavailable due to a Carrier Delay, then the resulting cancellation or delay will be factored into the calculation of Arrival Performance for the relevant period, except that such availability will not be taken into account to the extent that a Spare Aircraft is unavailable because it has already been provided to support an Amazon Spare Request. Except for the cost reimbursement and fee described in this Section 2.11.2, a Carrier’s performance of the Services utilizing a Spare Aircraft in accordance with this Section will otherwise be subject to the terms and conditions of this Agreement. For clarity, the Parties acknowledge that Sun Country does not have a Spare Aircraft available as of the Effective Date.

2.11.3 Network Spares. Amazon may, in its sole discretion, designate one or more Aircraft on the Flight Schedule to be available to provide backup or supplementary lift in support of Amazon’s network (each, a “Network Spare”) except that Amazon may not be able to designate an Aircraft as a Network Spare until [***]. Sun Country, at its sole cost and expense, may use a Network Spare as a Substitute Aircraft or Spare Aircraft except that: (a) such use will not interfere with the performance of Services in compliance with this Agreement; (b) Sun Country will only use a Network Spare as a Substitute Aircraft or Spare Aircraft if an Amazon Leadership Representative provides prior written consent (which may be granted or withheld in Amazon’s sole discretion); (c) Sun Country will reimburse Amazon for any landing fees, or other costs (including incremental fuel burn, ferry flights and Variable Charges) in excess of those that Amazon would have incurred under Section 2.6 had the flights been operated by the affected Aircraft; and (d) Section 2.11.1 (Substitute Aircraft) and Section 2.11.2 (Spare Aircraft) will otherwise apply to Sun Country’s use of a Network Spare as a Substitute Aircraft or a Spare Aircraft. If a Network Spare is not available during an Availability Window due to a Carrier Delay (for clarity, not including a situation in which such Network Spare is unavailable because it is being used by a Carrier as a Spare Aircraft to support an Amazon Spare Request), then, for each day that such Network Spare remains unavailable, Sun Country will pay to Amazon an amount equal to [***] of the Fixed Monthly Charge for the Network Spare.

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2.11.4 Intermediate Landings; Flight Disruptions. If a Carrier determines that an intermediate landing is necessary due to Force Majeure, the Carrier will invoice and Amazon will reimburse reasonable and documented additional costs incurred by the Carrier (including added Variable Charges, fuel, landing, maintenance turn costs, aircraft handling costs, and ground handling costs) in accordance with Section 2.6 and Exhibit D of this Agreement. Any additional costs with respect to such Force Majeure intermediate landings or arising from a mechanical problem or technical failure of the Aircraft or any failure to meet the Compliance Requirements (including a diversion of the Aircraft or return of the Aircraft to the origin station) will be for the account of the Carrier, in which case Amazon will pay only the Variable Charges and fuel charges as if the flight had been non-stop and according to the Flight Schedule so long as the flight is completed within [***] hours of the arrival time set forth in the Flight Schedule, and the Carrier will pay the added fuel charges, landing fees, positioning and repositioning expenses, and other costs associated with such intermediate landing, except that the Carrier will be responsible for all Variable Charges and fuel charges to the extent that the flight is not completed within [***] hours of the arrival time set forth in the Flight Schedule. For clarity, Amazon will not be responsible for any Variable Charges with respect to Aircraft returning to the ramp before take-off caused by act or omission of the relevant Carrier, including mechanical problems or technical failure of the Aircraft or any failure to meet the Compliance Requirements and all other costs such as Aircraft handling charges arising from such circumstances will be borne by the Carrier.

2.12 Operations for Third Parties. Until such time [***], the Carriers may use the Aircraft to provide air cargo transportation services to third parties so long as: (a) such usage does not interfere in any material respect with the Carrier’s performance of the Services; (b) the Carrier is not then in default under this Agreement; and (c) an Amazon Leadership Representative provides prior written consent (which may be granted or withheld in in Amazon’s sole discretion). If a Carrier arranges and provides air cargo transportation services to or for third parties using the Aircraft pursuant to a charter, wet lease, or any other arrangement (such services hereinafter referred to as “Supplemental Flying”), then the Carrier will pay Amazon an agreed upon rate per day, or portion thereof, that the Carrier uses a Boeing 737-800 model Aircraft for Supplemental Flying, which fee will be payable as described in Section 2.12.1. Except as set forth herein, all revenue from such Supplemental Flying will inure to the benefit of the relevant Carrier. The Carrier is solely responsible for all of its operating costs with respect to or associated with Supplemental Flying. For clarity, Supplemental Flying only includes air transportation services that are arranged solely by the Carrier and does not include any of the flights referenced in Section 2.12.2.

2.12.1 On the final invoice for each month provided in accordance with the invoicing and payment provisions of Exhibit D to this Agreement, Sun Country will provide to Amazon a detailed statement setting forth the utilization of any Aircraft for Supplemental Flying during the prior month and a credit in the amount of the fees owing to Amazon related to such utilization. For clarity, the amounts payable to Amazon under this Section 2.12 will not be prorated and will apply regardless as to the portion of the day an Aircraft is used for Supplemental Flying.

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2.12.2 Amazon may, from time to time, present the Carriers with potential opportunities to charter the Aircraft to third parties (“Charters”). In such event, Amazon may, in its sole discretion, act as an agent of either the Carrier or such third party Charter customer in accordance with applicable Law. The Carrier and Amazon will negotiate in good faith regarding the allocation of the percentage of the total Charter price to be paid by the third party Charter customer that will be shared between Amazon and the Carrier. For clarity: (a) the third party Charter customer will be responsible in all cases for compliance with all applicable Laws and contract requirements; (b) Amazon will have no responsibility to provide, procure, or coordinate any services in relation to the Charters whatsoever; and (c) the Carrier will, in its commercially reasonable discretion, determine in each case whether to: (i) accept such Charters; (ii) or to accommodate ad hoc flights for USPS or with respect to which Amazon is acting as an indirect air carrier that are not part of the Flight Schedule, in each case based on the availability of supporting resources (excluding the Aircraft). For clarity, clause (c)(ii) does not apply to any scheduled flights that are included on the Flight Schedule.

2.13 Force Majeure. The obligations of a Party under any Work Order may be suspended during the period and to the extent that such Party is prevented from complying with such obligations as a direct result of any of the following causes (in each case, only to the extent beyond such Party’s reasonable control): severe weather preventing flight operations, damage or destruction of flight equipment, riots or civil commotions, military emergency, terrorism, war or hazards, or damages incident to a state of war, strikes, lockouts, industrial disturbances, or other labor disputes, but not including Carrier Delays (each, a “Force Majeure”); except that in each case nothing in this Section 2.13 will relieve a Party of any obligation due to an event that was reasonably foreseeable, whose material adverse effects could reasonably have been avoided or that otherwise could have reasonably been prevented by such Party, except that a Party’s obligations will be suspended only to the extent that: (a) as soon as reasonably possible (but in any event within [***] hours of occurrence of the event) such affected Party gives written notice of suspension to the other Party describing the time, date, extent and cause of the Force Majeure, and remediation plan for such suspension with reasonable detail; and (b) as soon as reasonably possible (but in any event within [***] days of occurrence of such event) such affected Party submits adequate evidence of the occurrence of such Force Majeure (which may be in the form of newspaper articles, government notices, insurance reports, sworn statements, and other evidence that objectively documents the severity of the event) that supports the material adverse effect such identified Force Majeure has had on the Party’s ability to fulfill its obligations under this Agreement. If a Force Majeure affects Sun Country’s or a Sun Country Provider’s ability to provide all or part of the Services required under this Agreement, Amazon will have the right, but not the obligation, to arrange for another party to provide such Services until such time as the Force Majeure can be cured and for a reasonable period thereafter; provided that except as otherwise provided for herein, Sun Country or such Sun Country Provider will be reinstated as soon as is reasonable under the circumstances. The daily portion of the Fixed Monthly Charge will not be payable for any day that a Carrier’s obligations are suspended under Force Majeure (other than the day of a Force Majeure Event due solely to severe weather preventing flight operations) and the Fixed Monthly Charge will be prorated as applicable for any partial months of such suspension. Any Party whose obligations are suspended under this Agreement will use commercially reasonable efforts to minimize the impact of the suspension and resume the performance of its obligations as soon as reasonably possible. If Sun Country’s or a Sun Country Provider’s obligations are suspended for more than [***] days out of any [***]-day period under this Section 2.13, Amazon may thereafter immediately terminate the affected Work Order(s) by giving notice of such termination to Sun Country without paying any termination fee or other charges.

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2.14 Unavailability. In the event that the non-availability of the Aircraft due to a Carrier Delay will result in a delay of [***] hours or more from the scheduled arrival time set forth in the Flight Schedule for a flight at its original point of departure, then the relevant Carrier will promptly notify Amazon of such delay and Amazon will be entitled to determine, in its sole discretion (within [***] hours of being so notified by the Carrier), whether to proceed with the flight as soon as reasonably practicable or to cancel the flight. In either event, Amazon will be entitled to an invoice credit against the Fixed Monthly Charge as follows:

2.14.1 $[***] if the Aircraft is operated but arrives more than [***] hours but less than [***] hours late at one or more of its scheduled destinations on the Flight Schedule for that day; or

2.14.2 $[***] if either: (a) the Aircraft is operated but arrives [***] hours or more late at one or more of its scheduled destinations on the Flight Schedule for that day; or (b) Amazon elects to cancel the flight.

Any credit against the Fixed Monthly Charge will apply to each of the inbound and outbound flights of the Aircraft on a given day, to the extent set forth on the Flight Schedule, such that the total credit due to Amazon for a given day will be the sum of the above credit amounts incurred on each of such inbound and outbound flights that day. For clarity, only one credit in the amount set forth above will apply to each inbound and outbound flight even if the Aircraft arrives late at more than one scheduled destination on the Flight Schedule for that day. For purposes of this Section 2.14, “unavailability of the Aircraft” includes the Aircraft being unavailable due to a Carrier Delay and the lateness of the Aircraft will be calculated in the same manner as provided for in Section 4.2 of Exhibit C.

2.15 Destruction or Casualty Loss of Aircraft. Notwithstanding anything contrary contained in this Agreement, if an Aircraft is destroyed or otherwise suffers a casualty occurrence that would constitute a total loss or a constructive total loss under the terms of the hull insurance required by Section 9.1.4 of this Agreement with respect to such Aircraft, then the affected Carrier Work Order will terminate with respect to such Aircraft and no Party will have any further obligation or liability to the other with respect to such Aircraft except that Sun Country will use commercially reasonable efforts to coordinate alternate lift arrangements to cover any network capacity lost. For clarity, Amazon will have no obligation to pay any Carriers any fee, charge, compensation, damages, or other amount upon the expiration or termination of such Carrier Work Order, other than preexisting payment obligations then due and owing, and obligations for Services that have already been performed by the Carrier but that have not been billed in accordance with the affected Carrier Work Order and Exhibit D.

2.16 Sustainability; Fuel Conservation. Sun Country, the applicable Sun Country Providers and Amazon agree to pursue fuel conservation and sustainability efforts as follows:

2.16.1 Fuel Optimization. Sun Country and the applicable Sun Country Providers will implement the Fuel Optimization Program throughout the term of this Agreement, except that the Parties will work together to develop reasonable plans and programs to maximize each Carrier’s fuel efficiency and minimize Amazon’s fuel cost in the Carrier’s operations for Amazon under this Agreement.

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2.16.2 Fuel Tankering. Sun Country and the applicable Sun Country Providers will use commercially reasonable efforts to maximize fuel purchases at optimized locations based on the Flight Schedule in order to avoid paying a higher price at down-line locations.

2.16.3 Fuel Burn Optimization – In-flight Operations. Each Carrier will use best efforts to develop, implement, and maintain operating policies that minimize excessive fuel burns while in flight. Without limiting the foregoing, the Carriers will (to the extent in compliance with applicable Law): (a) create and implement a landing fuel policy that will set a specific target for reserve fuel upon arrival at destination and only deviate from that policy for specific enumerated reasons, including weather; (b) create and implement guidance for pilots to minimize flap usage on approach and reverse thrust on landing to the extent consistent with safe operations; (c) adjust the fuel planning methodology to round fuel to units of 100 lbs.; and (d) review specific city pair taxi times to more accurately estimate fuel required for specific city pairs.

2.16.4 Third Party Audit. By no later than the anniversary of each Contract Year, Sun Country and the Sun Country Providers, at Amazon’s election and at its sole cost and expense, will undergo a third party audit of the fuel conservation practices described in this Section 2.16 to be performed by a recognized industry auditor that is reasonably acceptable to Sun Country. Amazon will promptly provide Sun Country with a copy of the results of such audit. The Carriers will cooperate with Amazon in implementing procedures that will result in greater overall fuel efficiency, including using all commercially reasonable efforts to implement the recommendations of such audit in accordance with applicable Law.

2.16.5 Sustainability. Each Carrier will use commercially reasonable efforts to minimize carbon emissions and participate in other sustainability efforts as may be requested by Amazon, taking into account the Aircraft, the Flight Schedule, and the Fuel Optimization Program described in this Section 2.16.

2.17 Reports, Audits and Record Retention. Sun Country will provide to Amazon Reports and Electronic Communications in accordance with the requirements set forth in Exhibit D at no additional charge. Sun Country and each Sun Country Provider will keep true and accurate books and records relating to this Agreement and the Services (collectively “Records”) in accordance with generally accepted accounting principles during the term of this Agreement and for a rolling period of [***] years thereafter. At Amazon’s request during the term of this Agreement and for [***] years thereafter, Sun Country and each Sun Country Provider will: (a) enable Amazon and any designee, at its cost and expense, to reasonably conduct a reasonable invoicing, service, and performance audit no more than [***] per calendar year (except during the occurrence of any Event of Default by Sun Country or a Sun Country Provider, in which event Amazon’s audit rights will not be limited) to determine if such Party is meeting its obligations under this Agreement, including providing access to and electronic copies of all relevant Records in a satisfactory mode and format that enables Amazon and its designee to conduct such audit; and (b) permit Amazon and any designee, at its cost

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and expense, to conduct no more than [***] per calendar year (except during the occurrence of any Event of Default by Sun Country or a Sun Country Provider, in which event Amazon’s audit rights will not be limited) a reasonable on-site inspection of the facilities, processes, systems, and working conditions applicable to the provision of the Services to determine if such Party is in compliance with this Agreement, including, specifically the Compliance Requirements. To the extent that any such amount is not subject to a good faith dispute, Sun Country will reimburse Amazon for the full amount of any overcharge identified in the audit within [***] days from receipt of the audit results. If an audit identifies an overcharge by Sun Country or any Sun Country Provider, in the aggregate, for the period audited in excess of [***] of the total expenditure under this Agreement for the period audited, Sun Country will also promptly reimburse Amazon for all reasonable and documented out of pocket expenses including the cost associated with the use of third parties to perform such audit.

2.18 Access to Information Technology Systems. The Carriers will provide Amazon with real-time read-only access to information technology systems relating to the maintenance and operation of the Aircraft with (to the extent available) the following information: (a) graphical flight schedule interface including planned and current flight schedules; (b) crew duty times; (c) ramp status; (d) weight and balance; (e) Aircraft maintenance data, including current maintenance status, Flight Crew and maintenance log pages, and ACARS data, in each case including data extraction capability; and (f) maximum payload figures. The Carriers will be responsible to ensure that the software for such information technology systems remains current and up to date.

2.19 Designated Point of Contact. The Sun Country Providers will provide one designated senior management point of contact (for clarity, in addition to the availability of the Presidents of each Sun Country Provider and each Carrier’s technical operations team to their Amazon counterparts during normal business hours) on all shifts that: (a) is fully apprised of and responsible for all aspects of the Amazon operation; (b) has immediate access to all relevant information and the ability to make real-time decisions on behalf of the Sun Country Providers; and (c) is available for resolution of any operational matters. At such time is Sun Country is providing Services for [***] or more Aircraft, the aforementioned point of contact will be fully dedicated to Amazon’s operations. The Sun Country Providers will also provide senior management points of contact to whom Amazon may reach out directly for an escalation in each of the following areas: (w) ground handling operations (e.g., set-up, deicing, fueling, lavatory, etc.); (x) scheduling and planning; (y) systems operations; and (z) regulatory compliance.

2.20 Continuous Improvement. Each Carrier will meet with Amazon on a quarterly basis in Seattle to review operations under this Agreement and propose synergies, solutions, and ideas to lower costs and increase operational efficiency. Each Carrier will provide: (a) financial and operational reports in form and substance reasonably acceptable to the Parties; and (b) other information related to the Services that may be reasonably requested by Amazon no less than [***] Business Days in advance of each such meeting.

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2.21 Aircraft Maintenance Technician. The Carriers will provide, at Amazon’s request, an appropriately certified and rated aircraft maintenance technician as a flight mechanic on each flight operated by the applicable Carrier for the first [***] days (extended to [***] days if any material service, reliability, or other issues are noted during the initial [***] days) after the entry into service of an Aircraft under this Agreement that is new or freshly converted. Amazon will pay to Carrier a per day rate of $[***] for each day that an aircraft maintenance technician is provided by a Carrier under this Section 2.21.

2.22 IATA BSP; Electronic Data Interchange. The Sun Country Providers will implement Electronic Data Interchange invoicing within [***] days of Amazon’s written request and will implement IATA’s Billing and Settlements Program (BSP) or other similar platform if mutually agreed.

2.23 Maintenance Process. Sun County will be responsible for all technical aspects of scheduled and unscheduled shop level maintenance including, but not limited to, scheduling, management workscope development and technical (engineering) specifications. Such specifications and workscopes will be provided to Amazon for review and approval (such approval not to be unreasonably withheld). All Heavy Maintenance will be performed by an FAA-approved maintenance provider that, to the extent it is the responsibility of Amazon under this Agreement, will be selected and contracted directly by Amazon. All other maintenance will be performed by an FAA-approved maintenance provider to be selected by Sun Country and reasonably acceptable to Amazon (such approval not to be unreasonably withheld).

3. PAYMENT

3.1 Fixed Monthly Charge; Variable Charges. Amazon will pay to Sun Country each month (or portion thereof) the Fixed Monthly Charge specified in the Price Schedule for each Aircraft during the term of each Carrier Work Order (the “Carrier Work Order Term”). In addition, subject to the provisions of any applicable Work Order, Amazon will pay to Sun Country the Variable Charge Per Block Hour for each Block Hour (or portion thereof) flown by an Aircraft during such month and the Variable Charge Per Cycle for each Flight Cycle flown by an Aircraft during such month. Amazon will not have any separate payment obligation to any Sun Country Provider with respect to the performance of the Services other than that specified in this Agreement. Neither Sun Country nor any Sun Country Provider is entitled to other fees, costs, accessorials, additional expenses, charges, surcharges, tariffs or other compensation or reimbursement for the Services other than as provided in this Agreement and the relevant Work Order. All pricing components in the Price Schedule [***] will be subject to an annual increase of [***] per Contract Year starting on December 13, 2020.

3.2 Startup Costs. Amazon will pay Sun Country $[***] towards start-up costs to be used in Sun Country’s sole discretion, including for: (a) pilot, dispatcher, mechanic, and ground handler training; (b) IT integration; (c) flight simulator time; (d) legal and consulting support; (e) technical due diligence; (f) manual development; and (g) hiring in advance of operations. Such amount will be paid by Amazon in [***] installments[***].

3.3 Payment for Cancellation of Flights. Except as otherwise provided in this Agreement, Amazon will pay the Fixed Monthly Charge without adjustment notwithstanding any cancellation of flights during the corresponding Work Order Term, except that Amazon will otherwise not be subject to any charges with respect to any cancelled flights.

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3.4 Invoices and Payment. The terms of Exhibit D will govern the rights and obligations of the Parties with respect to invoices and payment and all other subject matter addressed therein.

4. TERM AND TERMINATION

4.1 Term; Renewal Option. The term of this Agreement will begin as of the Effective Date and, unless earlier terminated in accordance with this Section 4, will continue until the Scheduled Termination Date. Amazon will have the option to renew this Agreement for [***] additional [***] terms in its sole discretion, subject to Amazon providing Sun Country with at least [***] days’ prior written notice before the expiration of the then-current term.

4.2 Amazon Terminations.

4.2.1 Amazon may terminate this Agreement for convenience at any time by providing Sun Country with [***] days’ prior written notice, except that Amazon may not provide notice of its intent to terminate this Agreement during the first [***] months after the Effective Date. In the event that Amazon terminates this Agreement for convenience, Amazon will pay Sun Country a termination fee of $[***] million per Aircraft that is then subject to a Carrier Work Order [***] (the “Amazon Termination Fee”).

4.2.2 Amazon may terminate this Agreement or any individual Work Orders at any time that the Carriers fail to maintain a collective Arrival Performance of at least [***]% in either: (a) each of any [***] consecutive months; or (b) each of any [***] months (whether or not consecutive) within any trailing 12-month period, in either event occurring after [***]. Any election under this Section 4.2.2 shall not require payment of an Amazon Termination Fee and such election shall be made no later than [***] days following the last occurrence of such event. The sole and exclusive remedy in respect of the foregoing circumstances shall be termination pursuant to this Section 4.2.2.

4.3 Payment of Amazon Termination Fee. In the event of an Amazon termination for convenience pursuant to Section 4.2, Amazon will pay to Sun Country the Amazon Termination Fee on or before the date of termination of this Agreement, in addition to any other amounts due under this Agreement to Sun Country as of the date of termination (whether or not such amounts are yet invoiced or payable), and Amazon will have no further obligations or liabilities to Sun Country under this Agreement following such termination. The Amazon Termination Fee will be deemed liquidated damages and not a penalty. For clarity, any amounts due under this Agreement to Amazon as of the date of termination (whether or not such amounts are yet invoiced or payable) will remain due. The Amazon Termination Fee applies only in the case of the termination of this Agreement, and not the termination of one or more Work Orders, however, in the event that Amazon terminates enough Carrier Work Orders for convenience pursuant to Section 4.7(a) such that there are less than [***] active Carrier Work Orders, Sun Country may deem this an Amazon termination for convenience by providing written notice to Amazon within [***] days of Sun Country’s receipt of Amazon’s

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most recent termination notice. If Sun Country provides such notice, this Agreement will terminate on the [***] day after Amazon’s receipt of such notice and Amazon will pay the applicable Amazon Termination Fee on or before such termination date. For clarity, the reduction in the number of any Carrier Work Orders due to Force Majeure or the total or constructive total loss of an Aircraft as described in Section 2.15 will not trigger Sun Country’s right to deem such reduction an Amazon termination for convenience under this Section 4.3.

4.4 Sun Country Termination for Convenience. Sun Country may terminate this Agreement for its convenience at any time by providing Amazon with [***] days’ prior written notice, except that Sun Country may not provide notice of its intent to terminate this Agreement during the first [***] months after the Effective Date. In the event that Sun Country terminates this Agreement for convenience, Sun Country will pay Amazon a termination fee of $[***] per Aircraft that is then subject to a Carrier Work Order. The termination fee will be paid on or before the date of termination of this Agreement, in addition to any other amounts due under this Agreement to Amazon as of the date of termination (whether or not such amounts are yet invoiced or payable), and Sun Country will have no further obligations or liabilities to Amazon under this Agreement following such termination. For clarity, any amounts due under this Agreement to Sun Country as of the date of termination (whether or not such amounts are yet invoiced or payable) will remain due. Following any termination under Section 4.2 or 4.4 and payment of any related termination fees (if any), neither Party will have any further obligation under this Agreement save for such obligations which arose prior to termination and those which expressly survive termination of this Agreement.

4.5 Events of Default; Remedies. The occurrence of any of the following events or conditions will constitute an event of default (each an “Event of Default”):

4.5.1 Sun Country or any Sun Country Provider materially violates any of the Compliance Requirements, Insurance Requirements, or any Carrier fails to maintain its Operating Authority;

4.5.2 Any Carrier operates an aircraft (for clarity, whether or not such aircraft is an Aircraft in connection with the Carrier’s performance of the Services), involved in: (a) [***] or more “aircraft accidents” involving a “serious injury” or “substantial damage” to the aircraft in a rolling 12-month period; or (b) an “aircraft accident” involving a “fatal injury;” in either case for which the affected Carrier was determined to be at fault (including, for clarity, in a preliminary report) by the NTSB or an equivalent aviation authority having jurisdiction over the matter (all terms in quotations in this Section 4.5.2 are as defined by the NTSB in 49 C.F.R. Part 830);

4.5.3 Sun Country or any Sun Country Provider is assessed or is subject to, by a FAA: (a) a single civil penalty or aggregate civil penalties in any 12-month period, including a compromise civil penalties, that exceed $[***] pursuant to a final agency order; or (b) an enforcement action that results in the revocation or suspension of a Carrier’s Operating Authority (or the authority of such Sun Country Provider to provide the Services);

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4.5.4 A Party’s material breach or failure to observe or perform in any other material respect, as applicable, any representation, warranty, covenant, or agreement hereunder that has occurred and is continuing for [***] days after receipt of written notice from the non-breaching Party identifying such material breach and notice of the intent to terminate if such material breach is not cured; provided that such period will be extended to [***] days to the extent that: (a) the breach is capable of remedy (as determined by the non-breaching Party in its reasonable sole discretion); (b) the breaching Party is diligently pursuing such remedy; and (c) and there is no actual or reasonably likely material adverse effect on the breaching Party’s provision of the Services;

4.5.5 If: (a) a Party commences a voluntary case under Title 11 of the United States Code or the corresponding provisions of any successor Laws; (b) anyone commences an involuntary case against a Party under Title 11 of the United States Code or the corresponding provisions of any successor Laws and either (i) the case is not dismissed by midnight at the end of the [***]th day after commencement or (ii) the court before which the case is pending issues an order for relief or similar order approving the case; (c) a court of competent jurisdiction appoints, or a Party makes an assignment of all or substantially all of its assets to, a custodian (as that term is defined in Title 11 of the United States Code or the corresponding provisions of any successor Laws) for its company or all or substantially all of its assets; or (d) a Party fails generally to pay its debts as they become due (unless those debts are subject to a good-faith dispute as to liability or amount) or acknowledges in writing that it is unable to do so; or

Upon the occurrence and continuance (as applicable) of any Sun Country Event of Default, Amazon may elect, in its sole discretion within [***] days of the later of the initial occurrence of the event or the date that Amazon first becomes aware of the event, to terminate this Agreement in its entirety, to terminate any or all affected Work Orders, or to terminate all Work Orders with the affected Sun Country Provider immediately upon giving written notice of such Event of Default to Sun Country. In the event that a Party terminates this Agreement or any affected Work Order due to an Event of Default by the other Party, it will be entitled, without prejudice, to any other remedy which it may have at law or in equity, terminate this Agreement by giving notice of such termination to the other Party [***]. In connection with an early termination of this Agreement or any Aircraft Sublease the applicable Carrier will return the Aircraft to Amazon in “as is-where is” condition if the Aircraft was maintained at the time of such return in accordance with the terms and conditions of the applicable Aircraft Sublease. Under no circumstance will the financial or indemnification obligations of either Party under this Agreement be altered or increased as a result of the occurrence of an Event of Default under any Aircraft Sublease, and pursuant to Section 13.13 of this Agreement, certain of the remedial provisions of the Aircraft Subleases will not apply.

4.6 No Termination or Other Payment on Expiration. Except as set forth in this Section 4, no Party be entitled to any termination payment, severance payment, penalty, damages, loss of goodwill, prospective profits, anticipated income, or other compensation in any form or manner (including on account of any expenditures, investments, leases, or commitments made by such Party) based upon the expiration of this Agreement at the end of its Term.

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4.7 Work Orders. A Work Order will be effective upon the Work Order Effective Date and will terminate on the earliest of: (a) [***] days after Amazon provides written notice of termination for convenience; (b) immediately if a Party is in material breach of the Work Order (or Agreement terms applicable to the Work Order) and fails to cure such breach in accordance with Section 4.5 of this Agreement (including the expiration of any applicable cure period); (c) immediately upon the expiration or prior termination of this Agreement; or (d) on the Expiration Date of the Work Order. The “Expiration Date” of all Work Orders that are not Carrier Work Orders will be as stated in the relevant Work Order. Each Carrier Work Order will have an Expiration Date that is coterminous with the Term of this Agreement. With respect to any termination of a Carrier Work Order for convenience by Amazon under subsection (a) above: [***]. Amazon will not be subject to any penalty, or otherwise be responsible for any reimbursement of costs or expenses (except, for clarity, amounts due and payable prior to the termination date), in connection with the termination of a Work Order as contemplated by this Section 4.7.

4.8 Subleases. The term of each Aircraft Sublease will be coterminous with the term of the corresponding Carrier Work Order.

4.9 Post-Expiration Agreement. Amazon and Sun Country will, at Amazon’s sole option and upon its prior written request, make all commercially reasonable efforts to enter into an interim agreement in anticipation of the expiration of this Agreement for Sun Country to assist Amazon in the transition from this Agreement (“Post-Expiration Agreement”). The Post-Expiration agreement will: (a) become effective upon the expiration of this Agreement and thereafter remain in effect for a term of up to [***] as mutually agreed between Amazon and Sun Country; and (b) be designed to facilitate an orderly transition of the Aircraft to a Third Party Carrier.

4.10 Survival. No termination or expiration of this Agreement or any Work Order for any reason will relieve any Party of any liability or obligation to the extent accrued prior to such termination or expiration. The following provisions will survive termination or expiration of this Agreement under any circumstance: Reports, Audits and Record Retention (Section 2.17), Term and Termination (this Section 4), Representations and Warranties (Section 5), Confidentiality and Proprietary Rights (Section 6), Defense/Indemnity (Section 7), Loss or Damage to Goods (Section 8), Insurance (Section 9), Taxes (Section 11), General (Section 13).

5. REPRESENTATIONS AND WARRANTIES; COVENANTS

Each Party represents, warrants and covenants to the other Parties, as applicable:

5.1 Authority. Each Party has all right, power and authority to enter into this Agreement and perform its obligations under this Agreement. Each Party’s entry into and performance of its obligations under this Agreement will not (with or without the passage of time or giving of notice or both) violate any governing document (including articles of organization, certificate of incorporation or bylaws as applicable), any third party agreement (including any Compliance Requirement or Insurance Requirement) or arrangement or any Law, in each case by which such Party is bound or to which such Party or its assets is subject.

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5.2 Organization; Binding Agreement. Each Party is a corporation duly organized, validly existing and in good standing under the Laws of the state in which it is incorporated. This Agreement constitutes a legally valid and binding agreement of the Parties, enforceable against each Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting generally the enforcement of creditors’ rights and remedies and general principles of equity. Each Party will comply and will require their Personnel to comply in all respects with all Laws in connection with its performance under this Agreement. Sun Country will notify Amazon in writing as promptly as practicable of the existence of any strike, lockout, job action, industrial disturbance, service disruption or other labor dispute that could reasonably be expected to impair its or a Sun Country Provider’s ability to perform the Services.

5.3 Service Representations. Sun Country, each Sun Country Provider, and their respective Personnel, as applicable, will: (a) perform the Services in a competent and workmanlike manner in accordance with the level of professional care customarily observed by highly skilled professionals rendering similar services; (b) comply with the Performance Standards; (c) promptly upon receipt of or having actual knowledge notify Amazon of any accident, incident, or event that impairs the safety of or delays delivery of shipments, and will use reasonable care and due diligence in the protection of the goods or shipments in their possession and control; and (d) at all times have sufficient equipment, Personnel and resources available to fulfill its obligations under each Work Order then in effect (and, in any case in which such Sun Country Provider believes, in its reasonable business judgment, that it does not have sufficient equipment, Personnel and resources available to handle all Amazon capacity requirements, such Sun Country Provider will promptly notify Amazon in writing).

5.4 Proprietary Rights. The Services performed by or on behalf of Sun Country or a Sun Country Provider and any reports, information, data, or other materials provided by or on behalf of Sun Country or a Sun Country Provider (including Amazon’s exercise of its rights under this Agreement with respect to such Services and other materials) will not violate, misappropriate or infringe upon Amazon’s or any third party’s trademarks, trade secrets, confidentiality rights, copyrights, patents, or any other intellectual property or proprietary rights in any jurisdiction (collectively, “Proprietary Rights”).

5.5 Compliance. Sun Country, each Sun Country Provider, and their respective Personnel will: (a) comply with all applicable Laws in carrying out the Services; (b) will hold and comply with all required licenses, permits and approvals; (c) acknowledge that the Amazon’s Code of Business Conduct and Ethics, which is posted at http://phx.corporate-ir.net/phoenix.zhtml?c=97664&p=irol-govConduct on the Effective Date, prohibits the paying of bribes to anyone for any reason, whether in dealings with governments or the private sector, and contains principles that are similar to Sun Country’s own Code of Ethics and Business Conduct (last adopted by its board of directors on August 8, 2018) and, further that Sun Country, each Sun Country Provider, and their respective Personnel will be in compliance with Sun Country’s Code of Ethics and Business Conduct; and (d) comply with any social compliance and safety requirements made available by Amazon to Sun Country and such Sun Country Providers and Amazon’s Supplier Code of Conduct, which is posted at https://d39w7f4ix9f5s9.cloudfront.net/43/8e/934d99c741e5b8bb0ada0c173dbe/amazon-

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supplier-code-of-conduct-16sep2019.pdf on the Effective Date (the requirements described in Section 5.10 and in this Section 5.5, the “Compliance Requirements”). Sun Country and the Sun Country Providers will maintain true, accurate and complete books and records concerning any payments made to another party by Sun Country or a Sun Country Provider under this Agreement, including on behalf of Amazon.

5.6 Common Carrier. Each Carrier is a Common Carrier.

5.7 Filings. Where required by applicable Law, Sun Country and each Sun Country Provider will ensure that all rates and terms and conditions that are the subject of this Agreement are filed with the appropriate Governmental Entity, if any, and, unless such shorter period is required by applicable Law, Sun Country or such Sun Country Provider will provide Amazon at least [***] Business Days’ notice in advance of any such filing.

5.8 No Liens. Neither Sun Country nor any Sun Country Provider will hold, and to the fullest extent allowed by applicable Law, Sun Country and each Sun Country Provider hereby waive all rights to, any lien or encumbrance upon any Amazon shipments, property or assets, including any packages, parcels or other cargo or transportation units tendered to a Carrier or any documents relating thereto, in each case on behalf of itself and any third party landlord, contractor or other business relation engaged by Sun Country or such Sun Country Provider; except any lien or encumbrance not allowed to be waived by applicable Law will not be asserted.

5.9 Flight Operations. Each Carrier will: (a) hold and operate under a FAA air carrier certificate and operations specifications issued under 14 C.F.R. Part 119 authorizing it to engage in operations under 14 C.F.R. Parts 121 or 135 and corresponding DOT certificate of public convenience and necessity (or equivalent exemption authority) authorizing such Carrier to conduct the air transportation services contemplated under this Agreement (collectively, “Operating Authority”); (b) only perform the Services using Aircraft covered by the Operating Authority; (c) at its sole expense (subject to any requirements set forth in the applicable Carrier Work Order for reimbursements to Sun Country), perform or cause to be performed all ongoing maintenance, inspections, repairs, modifications, preventive maintenance, fueling, installations, and overhaul work for the Aircraft in accordance with the Operating Authority, such Carrier’s FAA-approved maintenance and inspection program and other applicable Laws; (d) ensure that the Aircraft comply with all applicable airworthiness directives, mandatory service bulletins, alert bulletins, manufacturers’ releases and insurer’s requirements concerning the Aircraft; (e) at all times be the operator of the Aircraft and have complete, uninterrupted, effective and sustainable operational control of the Aircraft in accordance with the Operating Authority and other applicable Laws; (f) have possession, command and control of the Aircraft within the meaning of applicable Laws; (g) ensure that the pilot-in-command of the Aircraft will have absolute discretion in all matters concerning the preparation of the Aircraft for flight, including the load carried and its distribution, the decision whether or not a particular flight will be undertaken, the route to be flown and all matters relating to the operation of the Aircraft; (h) ensure that Flight Crew will have final and complete authority to cancel any flight for any reason or condition which in its judgment could compromise the safety or security of the flight or compliance with applicable Laws and may take any other

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action which in the judgment of the pilot-in-command is necessitated by consideration of safety, security compliance with applicable Laws; (i) be solely responsible for determining that containers and pallets (“Unit Load Devices” or “ULDs”) and related equipment (including nets, tie downs and tensioning equipment) are suitable for air transportation in accordance with applicable Laws; and (j) not provide the Services at, to or from any origin or destination locations located outside of the geographic area of the United States absent a mutually agreed amendment to this Agreement (however this subsection (j) will not limit lawful overflight of non-U.S. jurisdictions by any Carrier in the performance of its Services under this Agreement); (collectively, the “Flight Operations Requirements”).

5.10 Trade Restrictions. Sun Country and each Sun Country Provider represent and warrant that: (a) neither they nor their financial institution(s) are subject to sanctions or otherwise designated on any list of prohibited or restricted parties or owned or controlled by such a party, including but not limited to the lists maintained by the United Nations Security Council, the US Government (e.g., the US Department of Treasury’s Specially Designated Nationals list and Foreign Sanctions Evaders list and the US Department of Commerce’s Entity List), the European Union or its member states, or other applicable Governmental Entity; and (b) they will not directly or indirectly export, re-export, transmit, or cause to be exported, re-exported or transmitted, any commodities, software or technology to any country, individual, corporation, organization, or entity to which such export, re-export, or transmission is restricted or prohibited, including any country, individual, corporation, organization, or entity under sanctions or embargoes administered by the United Nations, US Departments of State, Treasury or Commerce, the European Union, or any other applicable Governmental Entity.

6. CONFIDENTIALITY; PROPRIETARY RIGHTS

6.1 Confidentiality. The Parties will comply with the terms of any nondisclosure agreement between Sun Country and Amazon, as may be amended, superseded or otherwise modified from time to time (“NDA”). In the case of any Third Party Carrier, Sun Country will procure from such Third Party Carrier an executed nondisclosure agreement using Amazon’s form. The existence of this Agreement, its terms and conditions, and any other information obtained from Amazon in connection with this Agreement or related to the Services that is identified as confidential or proprietary or that, given the nature of such information or the manner of its disclosure, reasonably should be considered confidential or proprietary (including information relating to the contents and recipients of packages, parcels and other cargo or transportation units, Amazon’s technology, customers, business plans, marketing activities, and finances) will be confidential information subject to the NDA. If no such agreement exists or if it has subsequently terminated or expired, Sun Country, each Sun Country Provider, and their respective Personnel: (a) will protect and keep confidential the existence of this Agreement, its terms and conditions and any other information obtained from Amazon in connection with this Agreement or related to the Services that is identified as confidential or proprietary or that, given the nature of such information or the manner of its disclosure, reasonably should be considered confidential or proprietary (including all information relating to Amazon’s technology, customers, business plans, marketing activities, and finances); (b) will use such information only for the purpose(s) for which it was originally disclosed and in any case only for the purpose of fulfilling its obligations under this Agreement;

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and (c) will return all such written information to Amazon promptly upon the termination of this Agreement by expiration or otherwise. All such information will remain the exclusive property of Amazon, and Sun Country and the applicable Sun Country Providers will not have any right to use such information except as expressly provided in this Agreement and the NDA. Notwithstanding the foregoing, in the event that Sun Country determines that it required by applicable Law to file this Agreement with the U.S. Securities and Exchange Commission, it will promptly notify Amazon of such determination in writing and the Parties will reasonably cooperate in seeking confidential treatment of the Agreement to the maximum extent permitted by such applicable Law and Sun Country will be entitled to file such agreed version of this Agreement with the U.S. Securities and Exchange Commission. For clarity, Sun Country and the Sun Country Providers acknowledge and agree that this Section 6.1 strictly prohibits Sun Country Personnel from engaging in any speculative discussion relating to Amazon’s technology, customers, business plans, marketing activities, or finances at industry conferences or similar public events without the prior written authorization of an Amazon Leadership Representative (to be granted or withheld in Amazon’s sole discretion).

6.2 Publicity Restriction. Neither Party will use any trade name, trademark, service mark, logo or commercial symbol, or any other Proprietary Rights of the other Party in any manner (including use in any client list, press release, advertisement or other promotional material) without prior written authorization of same by the other Party (to be granted or withheld in such Party’s sole discretion), including, for clarity, such authorization with respect to the Party’s reasonable use to fulfill investor communications responsibilities as a publicly traded company in accordance with applicable Law.

6.3 Work Product Ownership. If Sun Country or a Sun Country Provider delivers or is required to deliver to Amazon any work product in connection with the Services, Amazon owns, or upon assignment by the creator will own, all right, title and interest (including, all copyrights and any other intellectual property rights) in such work product. The work product has been specially ordered and commissioned by Amazon as “work made for hire” for copyright purposes; or, to the extent such deliverable does not so qualify, Sun Country or such Sun Country Provider (as applicable) hereby assigns to Amazon, its successors and assigns, all right, title and interest in and to the work product.

6.4 Personal Information. Neither Sun Country nor any Sun Country Provider will use any personally identifiable information it receives concerning Amazon customers, suppliers, or Personnel, including names, addresses, e-mail addresses, and telephone numbers (collectively “Personal Information”), except solely for purposes of providing Services under this Agreement. Neither Sun Country nor any Sun Country Provider will transfer, rent, barter, trade, disclose, or sell such information and none of them will develop lists of or aggregate such information. To the extent permitted by Law, Sun Country and each Sun Country Provider will delete all instances (including backups and other copies) of Personal Information associated with each shipment within [***]days after completing the shipment. If Sun Country or a Sun Country Provider is required by Law to maintain records more than [***] days after shipment, Sun Country or such Sun Country Provider will delete the Personal Information as soon as it is permitted. Before disposing of any hardware, media or software (including any sale or transfer of such material or any disposition of Sun Country’s or such Sun Country

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Provider’s business) that contains or previously contained Personal Information, Sun Country or such Sun Country Provider will perform a complete forensic destruction of the Personal Information (which may include a physical destruction, preferably incineration, or secure data wipe) such that no such information can be recovered or retrieved.

7. DEFENSE/INDEMNITY

7.1 To the fullest extent permitted by applicable Law, Sun Country, jointly together with each Sun Country Provider, and each Sun Country Provider, jointly with Sun Country but severally among other Sun Country Providers with respect to Services performed by such other Sun Country Providers, hereby releases and will indemnify, defend and hold harmless Amazon, each of its Affiliates, and their respective directors, officers, Personnel, shareholders, successors, and assigns of the foregoing (the “Amazon Indemnified Parties”), from and against any loss, claim, damage, suit, judgment, settlement, cost, expense, interest, fees, fines, penalties, government investigation or inquiry, remediation, and mitigation efforts regardless of whether required by Law and any other liability and costs and expenses relating thereto (including reasonable attorneys’ fees, expert fees and court costs) arising out of, in connection with, or related to any third party allegation or claim (collectively, “Claims”) based on or relating to: (a) the death of or injury to any Person whomsoever, including Personnel of the Amazon Indemnified Parties or the Sun Country Indemnified Parties, loss of, damage to, delay or destruction of any goods or property whatsoever, including cargo, the Aircraft and any property of the Sun Country Indemnified Parties or the Amazon Indemnified Parties or third parties, in any case caused by, arising out of or in connection with an act or omission by Sun Country, a Sun Country Provider, or any of their respective Affiliates or Personnel in connection with the performance of the Services or its possession, use, operation or maintenance of the Aircraft, including any equipment, machinery, spare engines and spare parts utilized to provide such Services including indemnification claim arising under Section 10 of any Aircraft Sublease (provided that to the extent an operational indemnity arises hereunder and would be covered by Section 10 of an Aircraft Sublease, the limitations for such indemnity set forth in Section 10 of the Aircraft Sublease will apply); (b) Sun Country or any Sun Country Provider’s breach of any term of this Agreement, including any penalties, fines, or other costs associated with any government investigation relating thereto; (c) any infringement or misappropriation of any Proprietary Right; (d) any theft, embezzlement, forgery, fraud or other criminal act of Sun Country or its Affiliates or any of their respective Personnel; or (e) any allegation or claim of gross negligence, willful misconduct or strict liability by or of Sun Country or a Sun Country Provider arising from an act or omission by Sun Country, a Sun Country Provider, or any of the respective Personnel of the foregoing. However, the foregoing indemnification obligation does not apply to an Amazon Indemnified Party to the extent such Claim: (i) results solely from the gross negligence or willful misconduct of such Amazon Indemnified Party; or (ii) is governed by Section 8 of this Agreement, in which case Section 8 will control with respect to the Claim.

7.2 Sun Country’s and each Sun Country Provider’s duty to defend is independent of its duty to indemnify. Sun Country’s and each Sun Country Provider’s obligations under this Section 7 are independent of all of its other obligations under this Agreement. Sun Country and the applicable Sun Country Provider will use counsel reasonably satisfactory to Amazon to defend each Claim, and Amazon will reasonably cooperate (at Sun Country’s or Sun Country Provider’s

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expense, as the case may be) in the defense. Neither Sun Country nor any Sun Country Provider will consent to the entry of any judgment or enter into any settlement without Amazon’s prior written consent, which may not be unreasonably withheld, delayed, or conditioned. Subject to the foregoing, Amazon will have the additional right to participate at any time and at its own expense in any indemnification action or related settlement negotiations using counsel of its own choice. The Parties agree that this Section 7 does not apply to claims for loss or damage under Section 8.

7.3 To the fullest extent permitted by applicable Law, Amazon will indemnify and hold Sun Country, each Sun Country Provider (with respect to Services performed by such Sun Country Provider), each of their respective Affiliates, and the respective directors, officers, Personnel, successors, and assigns of the foregoing (collectively, the “Sun Country Indemnified Parties”), harmless from any Claim based on or relating to: (a) the death of or injury to any Person whomsoever, including Personnel of the Amazon Indemnified Parties or the Sun Country Indemnified Parties, loss of, damage to, delay or destruction of any goods or property whatsoever, including cargo, the Aircraft and any property of the Sun Country Indemnified Parties or the Amazon Indemnified Parties or third parties, in any case caused by, arising out of or in connection with an act or omission by Amazon, or any of its Affiliates or Personnel in connection with the performance with ground handling functions performed by Amazon pursuant to Section 2.8.1; or (b) cargo tendered directly by Amazon for transportation under this Agreement; (c) Amazon’s breach of any term of this Agreement, including any penalties, fines, or other costs associated with any government investigation relating thereto; (d) any infringement or misappropriation of any Proprietary Right; (e) any theft, embezzlement, forgery, fraud or other criminal act of Amazon; or (f) any allegation or claim of gross negligence, willful misconduct or strict liability by or of Amazon arising from an act or omission by Amazon or its Personnel of the foregoing. However, the foregoing indemnification obligation does not apply to a Sun Country Indemnified Party to the extent such Claim results: (y) solely from the gross negligence or willful misconduct of such Sun Country Indemnified Party; or (z) with respect to clause (b) from a violation of applicable Law with respect to such cargo by such Sun Country Indemnified Party. For any Claim under this Section 7.3 that may be covered under the applicable SGHA, the Carrier must first pursue all rights and remedies available under such SGHA.

7.4 Amazon’s duty to defend is independent of its duty to indemnify. Amazon’s obligations under this Section 7 are independent of all of its other obligations under this Agreement. Amazon will use counsel reasonably satisfactory to Sun Country to defend each Claim, and Sun Country and any applicable Sun Country Indemnified Party will reasonably cooperate (at Amazon’s expense) in the defense. Amazon will not consent to the entry of any judgment or enter into any settlement without Sun Country’s prior written consent, which may not be unreasonably withheld, delayed, or conditioned. Subject to the foregoing, the applicable Sun Country Indemnified Party will have the additional right to participate at any time and at its own expense in any indemnification action or related settlement negotiations using counsel of its own choice. The Parties agree that this Section 7 does not apply to claims for loss or damage under Section 8.

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8. LOSS OR DAMAGE TO GOODS

8.1 Liability Limit. Neither Sun Country nor any Sun Country Provider will be liable for any loss, theft or damage to goods for any action: (a) unrelated to Sun Country’s performance of the Services, (b) arising solely as a result of Force Majeure, (c) that is reasonable wear and tear or (d) relating solely to ground equipment or functions that Amazon is performing under Section 2.8 (to the extent not provided by a Sun Country Provider under a Ground Services Work Order) (“Excluded Claims”). To the extent that there is any loss, theft or damage to goods for any action unrelated to Excluded Claims Sun Country and the applicable Sun Country Provider’s liability will be limited to $[***] per package (subject to a limitation of $[***] per shipment), except (i) to the extent such loss or damage is directly attributable to the gross negligence or misconduct of Sun Country, any Sun Country Providers, or their respective Personnel or (ii) as such amounts may be increased pursuant to Section 8.2. For purposes of this Section 8.1, a “shipment” refers to all of the packages to be transported together on any given flight. For all purposes hereunder, a “package” refers to an individual sellable unit, which may be shipped by a Carrier as part of a larger transportation unit containing multiple packages.

8.2 Additional Coverage. With respect to any shipment(s) or class(es) of shipments, Amazon, Sun Country, and each Sun Country Provider (all acting in good faith), with the concurrence of Sun Country’s or the Sun Country Provider’s insurers (as applicable), may reasonably agree on a special compensation to be paid by Amazon to increase the liability of the Sun Country or the Sun Country Provider in excess of the amount per package specified above in case of any loss, theft or damage to goods, effective upon mutual written agreement of authorized representatives of the Parties (including via email) indicating the shipment(s) or class(es) covered, the increased limit of Sun Country’s or the Sun Country Provider’s liability and the special compensation payable.

8.3 Claims. Subject to the limitations in Section 8.1, each Sun Country Provider will be responsible for all loss or damage to packages while in the possession, care, or control of such Sun Country Provider and all of their respective Personnel and will pay claims at Amazon’s actual cost, including replacement cost of goods and direct costs associated with packaging, handling and shipping. Claims for lost or damaged packages may be based upon Amazon’s manifest and any other materially relevant information, may be initiated electronically (including via e-mail), and may be filed at any time within [***] days after the item was tendered to such Sun Country Provider. The Sun Country Provider will acknowledge claims within [***] days of receipt and will process all claims to conclusion and pay Amazon or credit its account, to the extent applicable, within [***] days of receipt.

8.4 Cooperation. Sun Country and each Sun Country Provider agrees to cooperate as reasonably requested at their respective expense with Amazon loss prevention and investigative personnel in the conduct of investigations and preparation of reports related to loss, damage, fraud, shrinkage, mis-delivery, theft and other matters of mutual concern.

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9. INSURANCE

9.1 Sun Country Provider Insurance Coverage. Throughout the Term, and as otherwise required herein, Sun Country and each Sun Country Provider, as applicable, will carry at its expense:

9.1.1 Aviation Liability insurance as of the Effective Date and continuing for a period of [***] following the end of the Term or, if earlier, until the next major aircraft maintenance check, including commercial general liability insurance, third party legal liability including passenger liability, third party war and allied perils, property damage liability, premises liability, products and completed operations liability with respect to any maintenance, and contractual liability (which, without limitation, will specifically insure the indemnity of Carrier in Section 7 hereof subject to the terms and conditions of such policy), and provide breach of warranty clause, severability of interest clause and a waiver of subrogation in favor of the Additional Insureds, and evidence worldwide policy territory, if applicable, subject to any exclusions then standard in the commercial aviation insurance market, with limits of not less than $[***] combined single limit for bodily injury and property damage each occurrence (and $[***] per occurrence and in the aggregate with respects war and allied perils);

9.1.2 Business Automobile liability insurance as required by Law in all jurisdictions where Sun Country or a Sun Country Provider performs Services for Amazon with a combined single limit of not less than $[***] per occurrence;

9.1.3 Worker’s Compensation insurance in all jurisdictions where Sun Country or a Sun Country Provider performs Services for Amazon, and Employer’s Liability insurance with a limit of not less than $[***] per occurrence, both with a waiver of subrogation in favor of the Additional Insureds;

9.1.4 Aircraft Hull and Hull War insurance that, on or prior to the Services Commencement Date, each Carrier will maintain (or cause to be maintained) in full force and effect, on terms substantially similar to and no less favorable than insurance carried by the Carrier on similar aircraft in its fleet, all risk-ground and flight aircraft hull insurance covering the Aircraft including coverage of the engines and parts while temporarily removed from or not installed on the Aircraft and not replaced with similar components in amounts denominated and payable in United States Dollars not less than, in respect of the Aircraft, the Agreed Value, and with respect to any engines or parts while removed from the Aircraft on a replacement value basis. The Carrier will maintain such insurance covering any loss or damage arising from: (a) war, invasion, acts of foreign enemies, hostilities (whether ware be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power, or attempts at usurpation of power; (b) strikes, riots, civil commotions, or labor disturbances; (c) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional; (d) any malicious act or act of sabotage; (e) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title, or use by or under the order of any Governmental Entity; and (f) hijacking or any unlawful seizure or wrongful exercise of control of the Aircraft or any airframe on which any engine is installed or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft or such airframe acting without the consent of the insured.

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9.1.5 Sun Country and each Sun Country Provider, as applicable, covenants that all policies and subsequent policies taken out in accordance with this Section 9.1.5 will: (a) be issued by insurance companies or underwriters of internationally recognized standing in the aviation industry; (b) with respect to the insurance required under Section 9.1.4, be endorsed to name Amazon (and as directed by Amazon, Amazon’s Aircraft lessor and any other party with an interest in the Aircraft as may be reasonably requested by Amazon), as the loss payee and/or contract party to the extent of its interests in respect of hull claims that become payable on the basis of a total loss and will provide that any other loss will be settled (net of any relevant policy deductible) with Amazon as may be necessary to repair the Aircraft unless otherwise agreed in writing; (c) provide that insurers will waive all rights of subrogation as against Amazon and each of its Affiliates and their officers, directors, employees, lessors and any other parties as reasonably requested by Amazon (“Amazon Parties”); (d) waive any right of the insurers to any setoff, counterclaim or other deduction against the Amazon Parties; (e) with respect to the insurance required under Section 9.1.4, contain a 50/50 claims funding clause in the form of Lloyd’s standard provision AVS103 in the event of a dispute as to which policy will pay in the event of a loss; and (f) have deductibles (not applicable in case of a total, constructive total and/or arranged total loss) standard in the industry which do not exceed, per occurrence, the lesser of (i) $[***] and (ii) such amounts carried by the Carrier with respect to other aircraft similar to the Aircraft and operated on similar routes or which are otherwise reasonably acceptable to, and approved in writing by Amazon, except that any deductibles will be assumed by and at the sole risk of Sun Country or the Sun Country Provider and, to the extent applicable, will be paid by Sun Country or such Sun Country Provider, except that Amazon will pay any deductible to the extent that it was due and payable (for clarity, and not subject to a good faith dispute) to a Carrier by one of Amazon’s subcontractors and is more than [***] days past due.

9.1.6 All insurance coverage will be subject to Endorsement AVN67B (or a comparable endorsement); and

9.1.7 Cargo legal liability insurance with limits sufficient to cover the Carrier’s obligations per Section 8, but in no event less than $[***] per loss. Any excess liability above the amounts specified above (including amounts to “declare” values of a shipment) shall be for the account of Amazon.

9.2 Additional Policy Requirements. All such policies will also cover Sun Country’s and a Sun Country Provider’s (as applicable) liability under this Agreement for any acts by subcontractors and will afford coverage for the Aircraft both in flight and not in flight, as applicable. In the event that any insurance on the Aircraft which is required by this Section 9 is invalidated or is otherwise not in effect for any reason, the Aircraft must not be used to perform the Services until such time as the insurance is again valid and in full force and effect; except that such lapse in insurance will not excuse a breach of the Carrier’s obligations under this Agreement. Sun Country and the Sun Country Provider (as applicable) will not permit its insurance policy coverage limits to be reduced below the minimum amounts set forth above or any such policy to be cancelled or allowed to expire without at least [***] days ([***] days for nonpayment of premiums and [***] days, or such other period as is then customarily obtainable in the industry, in the case of any hull war and allied perils coverage) prior written notice to Amazon (provided that such notice will be a lesser period customary in the commercial

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aviation insurance industry with respect to war risk coverage). Sun Country and each Sun Country Provider (as applicable) will cause Amazon and each of its Affiliates and their officers, directors, employees, lessors and any other parties required by Amazon, at Amazon’s reasonable request, (“Additional Insureds”) to be named as additional insureds and coverage will be primary, without right of contribution from the Additional Insureds or their insurers on the policies required pursuant to this Section 9.1.1 and 9.1.2 and will submit certificates of insurance for the coverage required under this Section 9 at commencement of the Services and at Amazon’s request. The Carrier will send certificates of insurance via email to [***]. Amazon’s knowledge or approval of any of Sun Country’s or a Sun Country Provider’s insurance policies does not relieve or limit any of Sun Country’s or such Sun Country Provider’s obligations under this Agreement, including liability under Section 7 or Section 8 for claims exceeding required insurance limits. The requirements described in this Section 9 are collectively referred to as the “Insurance Requirements”.

9.3 Amazon Insurance. Throughout the term of this Agreement, and as otherwise required herein, Amazon (including its Affiliates, as applicable), will carry at its expense: (a) Commercial General Liability insurance with limits of not less than $[***] per occurrence and $[***] in the aggregate, (b) Worker’s Compensation insurance, or similar, in all jurisdictions in the United States where Amazon Personnel perform services under this Agreement as required by law; and Employer’s Liability insurance with a limit of not less than $1 million per occurrence, and (c) Business Automobile Liability insurance as required by law with a combined single limit of not less than $[***] per occurrence. Amazon will provide certificates of insurance for the coverage required under this Section 9.3 upon the commencement of the Services in such jurisdictions and at Sun Country’s request.

10. PERSONNEL; INDEPENDENT CONTRACTORS

10.1 Relationship of the Parties. Each of Sun Country and Amazon are independent contractors. Nothing in this Agreement is to be construed as creating an agency, partnership, or joint venture relationship between or among any of the Parties, and no Party will be entitled to act on behalf of or bind the other in any manner, except to extent expressly set forth in this Agreement or any Work Order (if at all).

10.2 Personnel. All Personnel furnished by a Party to provide Services are employees, agents, or subcontractors of such Party and are not employees, agents, or subcontractors of the other Party. Each Party has: (a) exclusive responsibility for and exclusive control over its Personnel, its labor and employee relations, and its policies relating to wages, hours, working conditions, and other employment conditions; (b) the exclusive right to hire, transfer, suspend, layoff, recall, promote, discipline, discharge, and adjust grievances with its respective Personnel; and (c) responsibility for all salaries and other compensation of their respective Personnel, all deductions and withholdings from the salaries and other compensation of its respective Personnel and for paying all contributions, taxes and assessments. Each Party’s Personnel are not eligible to participate in any employment benefit plans or other benefits available to the other Party’s employees. Each Party will ensure that its respective Personnel comply with the other Party’s rules and policies while on the other Party’s premises (to the extent that the other Party has informed the Party of such rules and policies with reasonable

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prior notice), and, for transportation to or from the premises of a customer, supplier, or other business relation of the other Party, each Party will ensure that their respective Personnel comply with such third party’s rules and policies while on such third party’s premises (to the extent such Party has received reasonable prior notice of the rules and policies). Neither Party’s Personnel has any authority to bind the other Party to any agreement or obligation.

10.3 Subcontractors. Notwithstanding the existence or terms of any subcontract or any contracting of Services as described in Section 10.3, Sun Country and each Sun Country Provider will remain jointly and severally responsible for the full performance of the Services in accordance with the Performance Standards and the other requirements of this Agreement. Sun Country and each Sun Country Provider will remain responsible for the full performance of the Services in accordance with the Performance Standards and other requirements of this Agreement and any applicable Work Order to the extent such Sun Country Provider is party to such Work Order. The terms and conditions of this Agreement and any and all Work Orders are binding upon Sun Country Providers, their Affiliates and their respective Personnel, to the extent a Sun Country Provider is party to such Work Orders. To extent a Sun Country Provider is party to any Work Orders, such Sun Country Provider will: (a) ensure that such entities and individuals comply with this Agreement and such Work Orders; and (b) be responsible for all acts, omissions, negligence and misconduct of such entities and individuals. Such Sun Country Provider will also ensure that all subcontractors effectively and irrevocably waive, to the fullest extent permitted by Law, any lien upon (or other right with respect to) the packages, parcels and other cargo or transportation units transported, regardless of whether such subcontractor would otherwise be entitled to such lien or other rights under contract or applicable Law (or if and to the extent any such lien may not be waived under applicable Law, agree not to assert such lien), and waive any claim (including for amounts owed for delivery services) against Amazon and any recipient. Without in any way limiting any of Sun Country’s or any Sun Country Provider’s obligations or Amazon’s rights under Section 7, if any subcontractor asserts any claim, demand, suit, or action (“Sun Country Subcontractor Claim”) against Amazon or any of its Affiliates and Sun Country or a Sun Country Provider, as the case may be, is then undergoing any bankruptcy proceeding, then Amazon may at its sole discretion, but is not obligated to, defend or settle such Sun Country Subcontractor Claim at the cost and expense of Sun Country, except that, for clarity, if Amazon incurs or pays any loss, damage, settlement, cost, expense, or any other liability (including reasonable attorneys’ fees) relating to such Sun Country Subcontractor Claim, Amazon may set off such amounts in full against any amounts Amazon owes to Sun Country or demand immediate full reimbursement from Sun Country or such Sun Country Provider. Amazon will remain responsible for the full performance if its obligations under this Agreement. To extent Amazon subcontracts any of its obligations under this Agreement, Amazon will: (a) ensure that such entities and individuals comply with this Agreement; and (b) be responsible for all acts, omissions, gross negligence and willful misconduct of such entities and individuals. Without in any way limiting any of Amazon’s obligations or Sun Country’s or any Sun Country Provider’s rights under Section 7, if any subcontractor asserts any claim, demand, suit, or action (“Amazon Subcontractor Claim”) against Sun Country or any Sun Country Provider, as the case may be, is then undergoing any bankruptcy proceeding, then Sun Country may at its sole discretion, but is not obligated to, defend or settle such Amazon Subcontractor Claim at the cost and expense of Amazon, except that, for clarity, if Sun Country or any Sun Country Provider incurs

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or pays any loss, damage, settlement, cost, expense, or any other liability (including reasonable attorneys’ fees) relating to such Amazon Subcontractor Claim, Sun Country and the Sun Country Providers may set off such amounts in full against any amounts Sun Country owes to Amazon or demand immediate full reimbursement from Amazon.

11. TAXES

Sun Country and the Sun Country Providers are liable for, and agree to pay, all income, gross receipts, franchise, or similar taxes (including interest and penalties) associated with this Agreement or the Services provided under this Agreement that are imposed upon, as applicable, Sun Country or the Sun Country Providers (“Income Taxes”).

Sun Country and each Sun Country Provider (as applicable) may charge and Amazon will be responsible for and will pay applicable national, state, or local sales or use taxes, excise or value added taxes that Sun Country or such Sun Country Provider is legally obligated to charge (“Transfer Taxes”), if those Transfer Taxes are stated on the original invoice that Sun Country or such Sun Country Provider provides to Amazon and Sun Country’s or such Sun Country Provider’s invoices state those Transfer Taxes separately and meet the appropriate tax requirements for a valid tax invoice. Amazon may provide Sun Country or the applicable Sun Country Provider an exemption certificate or equivalent information acceptable to the relevant taxing authority, in which case Sun Country or such Sun Country Provider will not collect (or, as applicable will charge a reduced rate) the Transfer Taxes covered by such certificate. Amazon may deduct or withhold any taxes that Amazon may be legally obligated to deduct or withhold from any amounts payable to Sun Country or the Sun Country Providers under this Agreement, and payment to Sun Country or a Sun Country Provider as reduced by such deductions or withholdings will constitute full payment and settlement to Sun Country or such Sun Country Provider of amounts payable under this Agreement. Throughout the term of this Agreement, Sun Country and each Sun Country Provider will provide or will cause Amazon to be provided with any forms, documents, or certifications as may be required for Amazon to satisfy any information reporting or withholding tax obligations with respect to any payments under this Agreement.

In the event that Sun Country, any Sun Country Provider, or Amazon fails to pay the Income Taxes or the Transfer Taxes (collectively, the “Taxes”) that it is responsible for under this Section 11 and such Taxes are levied upon, assessed against, collected from or otherwise imposed upon another party, the party responsible for such Taxes under this Section 11 will immediately indemnify, defend, and hold the other harmless from and against all such indemnified Taxes, including any interest or penalties associated with such Taxes. As between Amazon and Sun Country, the provisions of Article 10 of each Aircraft Sublease shall not apply and the sole tax indemnity that either Party may look to for reimbursement is this Article 11.

12. CARRIER WORK ORDERS AND AIRCRAFT SUBLEASES

12.1 Committed Aircraft. Provided that this Agreement remains then in effect and no Sun Country Event of Default has occurred and is continuing, Amazon and Carrier will enter into a Carrier Work Order in the form of Exhibit B and an Aircraft Sublease in the form of Exhibit E concurrently with the Services Commencement Date for each of the Committed Aircraft.

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12.2 Additional Aircraft. Subject to the Services Commencement Date being mutually agreed by the Parties, Sun Country will be prepared to provide Services with respect to Additional Aircraft owned by Amazon or leased to Amazon by a third party lessor to be operated under this Agreement. In such event, the Parties will enter into a Carrier Work Order in the form attached as Exhibit B and an Aircraft Sublease in the form of Exhibit E concurrently with the Services Commencement Date for the Additional Aircraft.

12.3 Delivery Process; Modifications. Amazon and Sun Country will mutually agree on arrangements for overseeing the conversion, modification, delivery conditions, managing Amazon’s technical acceptance and delivery, Sun Country’s delivery under an Aircraft Sublease, and, as applicable, ferrying the Aircraft from China to the United States, including the possible use of third party service providers. Aircraft will be modified to reflect the specifications and condition provided Exhibit H at Amazon’s expense (for clarity, except for those items marked “preferred” in Section 2 of Exhibit H, which, to the extent accomplished at Sun Country’s request, will be at Sun Country’s expense) prior to entry into service under a Carrier Work Order, provided that Sun Country will not be responsible for any delays with respect to the Service Commencement Date due to circumstances outside of its reasonable control. Sun Country will make all commercially reasonably efforts to: (a) cooperate with Amazon with respect to same at no additional cost to Amazon, including drafting engineering orders as may be requested by the conversion or maintenance facility; and (b) sell-off any surplus Aircraft parts or components with a market value of $[***] or more, excluding customer specific items, that may exist following the modifications described in this Section 12.3, with the amount of the proceeds to be credited to Amazon on the next Monthly Invoice. The Parties will develop a mutually agreed conformity list for each aircraft that [***].

13. GENERAL

13.1 Assignment or Change of Control by Sun Country Providers. Except as otherwise permitted in accordance with Section 2.3, the Parties acknowledge and agree that they have a strong and special personal and confidential relationship and trust in each Party’s abilities and integrity in connection with the critical and difficult services contemplated under this Agreement and that neither Sun Country nor any Sun Country Provider may assign or otherwise transfer this Agreement (in whole or in part, directly, indirectly or by operation of Law), or subcontract or delegate any of their respective obligations, duties, or rights under this Agreement, without Amazon’s prior written consent. Sun Country may assign this Agreement in its entirety in connection with an internal reorganization that does not constitute a Change of Control with Amazon’s prior written consent (which consent will not be unreasonably withheld, delayed, or conditioned). Any attempt to assign, subcontract or delegate by Sun Country or a Sun Country Provider in violation of this Section 13.1 will be void in each instance. Sun Country or a Sun Country Provider (as applicable) will give Amazon prompt written notice of any Change of Control including, within [***] Business Days of Amazon’s request but in no event less than [***] Business Days prior to the closing of the Change of Control transaction, a certification to Amazon by the acquiring or surviving entity (including

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such other documentation as may be reasonably requested by Amazon), that it will continue providing the Services and that it will not otherwise discontinue, deprioritize or make business changes that will adversely impact Amazon’s operations for the duration of the Term pursuant to the terms and conditions of this Agreement, the sufficiency of such documentation will be determined in Amazon’s reasonable discretion. [***]Subject to the foregoing in this Section 13.1, this Agreement will be binding upon, and inure to the benefit of, the Parties and their respective permitted successors and assigns.

13.2 Assignment by Amazon. Amazon may assign this Agreement or any Work Order to an Affiliate or in connection with any merger, reorganization, sale of all or substantially all of its assets, or any similar transaction without the consent of Sun Country.

13.3 Governing Law/Venue. The internal laws of the State of New York, excluding its conflicts of law rules, govern this Agreement. Amazon, Sun Country, and each Sun Country Provider irrevocably submit to the exclusive personal jurisdiction and venue in the federal and state courts in New York County, New York for any dispute arising out of this Agreement and waives all objections to jurisdiction and venue of such courts.

13.4 Notices. Notices under this Agreement are sufficient only if made in writing and delivered by personal delivery, certified mail, nationally-recognized overnight courier service, or email with confirmed read receipt, in each case in accordance with this Section 13.4. Such notice will be deemed effective: (a) when delivered personally; (b) three Business Days after sent by certified mail (return receipt requested) to the applicable address(es) set forth in the signature blocks below or in the applicable Work Order; (c) on the next business day after being sent by a nationally recognized courier service to the applicable address(es) set forth in the signature blocks below; or (d) on the day acknowledged in writing (email or otherwise) by the recipient Party when delivered by email, but only to the extent such email notice has been sent to an employee of the recipient Party having knowledge of the matter contained in the notice (and, in the case of notice to Amazon, with a copy to [***]) and is conspicuously identified as a notice under this Agreement. Any notice to Amazon must include an additional copy to: Amazon.com, Inc. Attn: General Counsel P.O. Box 81226 Seattle, WA 98108-1226.

13.5 Amendment and Waiver. Except as set forth in this Section 13.5, this Agreement may not be amended, suspended, superseded or otherwise modified except by a written instrument, expressly identifying the modifications made and signed by the authorized representative of each of the Parties provided that, except as expressly provided in or with respect to any Work Order or exhibit, in each instance in this Agreement where reference has been made to establishing or deviating from the terms of this Agreement as “mutually agreed” (or with substantially similar terms), the Parties may so agree solely by written instrument signed by both Parties explicitly modifying this Agreement. No waiver will be effective under this Agreement except by a written instrument, expressly identifying the rights waived and signed by the authorized representative of each Person to be bound thereby. A waiver regarding any breach or default will not constitute a waiver with respect to any different or subsequent default unless expressly provided in such waiver instrument. Without limiting the generality of the foregoing, a Party will not be deemed to modify any term or waive any right or remedy under this Agreement by failing to insist on compliance with any of the terms of this Agreement or by failing in one or more instances to exercise any right under this Agreement.

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13.6 Remedies. The rights and remedies of the Parties under this Agreement are cumulative, and any Party may enforce any of its rights or remedies under this Agreement or other rights and remedies available to it at law or in equity, except that the Parties will not be entitled to any double recovery. Sun Country and the Sun Country Providers acknowledge that any material breach of this Agreement by Sun Country or the Sun Country Providers would cause Amazon irreparable harm for which Amazon has no adequate remedies at Law. Accordingly, Amazon is entitled to specific performance of this Agreement or injunctive relief for any such breach. Each Party waives all claims for damages by reason of the wrongful issuance of an injunction and acknowledges that their only remedy in that case is the dissolution of that injunction.

13.7 Construction. Each Work Order, addendum, exhibit and schedule associated with this Agreement is hereby incorporated by reference, as if fully set forth herein, and each reference to an exhibit in this Agreement will include all subsections or portions of such exhibit, except that a Work Order or Work Orders may be referenced separately as context requires. If any provision of this Agreement is determined to be unenforceable in any jurisdiction, the Parties intend that this Agreement be enforced in such jurisdiction as if the unenforceable provisions were not present and that any partially valid and enforceable provisions be enforced in such jurisdiction to the extent that they are enforceable, and further agree to substitute for the invalid provision a valid provision (with respect to such jurisdiction) which most closely approximates the intent and economic effect of the invalid provisions. The section headings of this Agreement are for convenience only and have no interpretive value. References to currency or “$” in this Agreement refer to the United States of America Dollar unless otherwise expressly noted. Unless the context otherwise requires, as used in this Agreement, all terms used in the singular will be deemed to refer to the plural as well, and vice versa. The use of the word “including” and similar terms in this Agreement will be construed without limitation. References in this Agreement to “Business Days” will refer to each day other than a Saturday or Sunday or a day that commercial banking institutions in Seattle, Washington or Eagan, Minnesota are authorized or required by Law to remain closed and “days” means consecutive calendar days. Each Party and its counsel has reviewed and jointly participated in the establishment of this Agreement. No rule of strict construction or presumption that ambiguities will be construed against any drafter will apply. Except as expressly set forth in Sections 13.8 and 13.9, the terms and conditions of this Agreement will apply solely for the benefit of the Parties (including their permitted successors and assigns), and nothing under this Agreement will give any other third party any benefit, right or remedy under this Agreement.

13.8 Third Party Shippers. Amazon may from time to time designate one or more third parties to ship items for, on behalf of, or at the request of Amazon (including items purchased through any e-commerce website operated in whole or in part by Amazon) under this Agreement (a “Third Party Shipper”), with it being understood and agreed that: (a) all Third Party Shipper transactions and accounts will be governed by this Agreement; (b) the terms, conditions, rights, obligations, and rates hereunder will extend to such Third Party Shippers as

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beneficiaries hereunder; and (c) upon prior written notice to Sun Country, the Parties will enter into a mutually agreed addendum to this Agreement with respect to a Third Party Shipper. For clarity, any third party in relation to which Amazon has acted as an indirect air carrier with respect to the transportation of items on the Aircraft will not constitute a Third Party Shipper.

13.9 Work Orders. This Agreement governs each Work Order. If any provision of any Work Order conflicts with the terms of this Agreement, then the terms of the Work Order will prevail to the extent necessary to resolve the conflict (but with such modification limited solely to the scope of the Work Order effecting such modification). Amazon and any of its Affiliates will have the right to enter into Carrier Work Orders and Ground Services Work Orders with Sun Country or Sun Country Providers pursuant to this Agreement, and this Agreement will apply to each such Work Order as if the Amazon Affiliate was a signatory to the Agreement. With respect to such Work Orders, such Amazon Affiliate becomes a Party to this Agreement and references to Amazon in this Agreement are deemed to be references to such Affiliate unless otherwise specified. Each Work Order is a separate obligation of the Amazon Affiliate that executes such Work Order, and no other Amazon Affiliate has any liability or obligation under such Work Order. Each Amazon Affiliate receiving Services under this Agreement is an express intended third party beneficiary of this Agreement and will be entitled to enforce this Agreement as if an original signatory hereto. Sun Country will remain jointly and severally responsible for the provision of Services notwithstanding any contracting of Services to any Sun Country Provider or any Work Orders entered into by a Sun Country Provider.

13.10 Hazardous Materials Notifications. Sun Country or the applicable Sun Country Provider will notify Amazon’s dangerous goods compliance department (at the phone number or email address designated by Amazon for this purpose) promptly (and in any event within [***] hours) after Sun Country or such Sun Country Provider has actual knowledge of or becomes aware in the course of performing the Services of any: (a) injury to persons, property damage, environmental damage, fire, breakage, spillage, leakage, or any other accident or incident involving any product defined, designated, or classified as hazardous material, hazardous substance, or dangerous good (including for clarity, limited and excepted quantities, consumer commodity, ORM-D, lithium batteries, and radioactive and magnetic materials) under any applicable Law and transported or likely to be transported by a Carrier under this Agreement (collectively, “Hazardous Materials”); (b) event or circumstance involving Hazardous Materials that violates or is reasonably likely to violate any applicable Law, or (c) investigation of any shipment containing Hazardous Materials by any Governmental Entity.

13.11 Counterparts. Each Party may effect the execution and delivery of this Agreement and any Work Order, amendment or addendum hereto or thereto by facsimile or electronic transmission (including in portable document format or by electronic signature) of one or more signed counterparts that together will constitute one and the same instrument.

13.12 LIMITATION OF LIABILITIES. Under no circumstances will any Party be liable for any special, incidental, consequential, or indirect damages arising from or in relation to this Agreement, regardless as to the cause of action and however alleged or arising. [***].

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13.13 Entire Agreement. This Agreement amends and restates the Original Agreement in its entirety. This Agreement, together with the NDA and all other documents referenced in this Agreement (including without limitation any then-effective Work Orders and Aircraft Sublease Agreements), constitutes the complete and final agreement of the parties pertaining to the Services and supersedes the parties’ prior agreements, understandings, communications and discussions, oral or written, relating to the subject matter hereof. In the event of a conflict between an Aircraft Sublease and this Agreement solely with respect to which Party is responsible for any costs (including costs in connection with the maintenance, operation and return condition of any Aircraft), expenses, payments, indemnification, or remedies, this Agreement shall prevail to the extent necessary to resolve the conflict. As between the Parties with respect to each Aircraft Sublease: (a) Section 4.6 of each Aircraft Sublease will not apply to any payments made directly to Amazon under the Aircraft Sublease; (b) to the extent a Carrier provides Amazon a Replacement Engine under Section 6.2.2 of an Aircraft Sublease that is in better operating condition and has a better value and utility as the replaced engine (and Amazon has agreed to same in advance), the Parties will mutually agree on reasonable compensation for such incremental value; (c) Amazon will be responsible for the cost of any Heavy Maintenance and Airworthiness Directives that are the responsibility of Amazon pursuant to Sections 2.6.11 or Section 2.6.12 of this Agreement and required so that the Aircraft meets the Return Condition Requirements (as defined in the Aircraft Sublease) (provided that Sun Country will still be responsible to manage or perform such Heavy Maintenance as requested by Amazon) and, if applicable, the incremental, reasonable, documented, out of pocket cost of storing an Aircraft following Return (as defined in the Aircraft Sublease); (d) the Return Condition Requirements of the Aircraft Sublease will be deemed amended to account for any deviations from the Delivery Condition Requirements (as defined in the Aircraft Sublease) approved by Amazon; (e) the following remedies provisions of each Aircraft Sublease will not apply: (i) Sections 16.2.2 and 16.4 (both to the extent relating to costs, expenses and damages); (ii) Sections 16.2.5 (b), (c) (solely to the extent relating to Amazon), (d) and (e); and (iii) Section 16.3; and (f) Amazon will not be entitled to the benefits of an indemnitee under Section 8 of the Aircraft Sublease.

13.14 Cooperation. Each Party will cooperate with the other Party in good faith in the performance of its respective activities contemplated by this Agreement through, among other things, making available, as reasonably requested by the other Party, such management decisions, information, approvals and acceptances in order that the provision of the Services under this Agreement may be accomplished in a proper, timely and efficient manner. Except as expressly provided otherwise, where agreement, approval, acceptance, or consent of a Party is required by any provision of this Agreement, such action will not be unreasonably withheld or delayed.

13.15 Further Assurances. The Parties agree to execute and deliver such other instruments and documents as another Party reasonably requests to evidence or effect the transactions contemplated by this Agreement.

45

13.16 Priority Over Standard Forms. The Parties may use standard business forms, including bills of lading, waybills, proof of delivery documents and invoices, but use of such forms is for convenience only and does not alter the provisions of this Agreement or any Work Order even if signed by any Party. THE PARTIES WILL BE BOUND BY, AND EACH SPECIFICALLY OBJECTS TO, ANY PROVISION THAT IS DIFFERENT FROM OR IN ADDITION TO THIS AGREEMENT (WHETHER PROFFERED ORALLY OR IN ANY WRITING, INCLUDING ANY QUOTATION, INVOICE, SHIPPING DOCUMENT, BILL OF LADING, WAYBILL, ACCEPTANCE, CONFIRMATION, CORRESPONDENCE, TARIFF, OR CIRCULAR).

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

46

This Air Transportation Services Agreement is signed by duly authorized representatives of the Parties.

AMAZON:		SUN COUNTRY:

Amazon.com Services, Inc.		Sun Country, Inc.

By: /s/ Sarah Rhoads		By:	/s/ Jude Bricker
Name:	Sarah Rhoads	Name: Jude Bricker
Title:	Vice President	Title: Chief Executive Officer
Date Signed: December 14, 2019		Date Signed: December 13, 2019

Address:
Address:
Amazon.com Services, Inc.
Attention: Vice President, Amazon Global Air		Sun Country, Inc.
(if by USPS):		Attention: CEO
P.O. Box 81226		2005 Cargo Rd
Seattle, WA 98108-1226		Minneapolis, MN 55450
(if by courier):
410 Terry Avenue North		With a copy to:
Seattle, WA 98109-5210		Attention: General Counsel
Facsimile: [***]		2005 Cargo Rd
Phone:	[***]	Minneapolis, MN 55450
With a copy to:
Attention: General Counsel
(same P.O. box and courier address)
Email: contracts-legal@amazon.com
Facsimile: [***]

[Signature Page to Air Transportation Services Agreement]

Exhibit A

Committed Aircraft

Manufacturer	Model Number	Serial Number	Services Commencement Date

1. Boeing	737-800	TBC	[***]

2. Boeing	737-800	TBC	[***]

3. Boeing	737-800	TBC	[***]

4. Boeing	737-800	TBC	[***]

5. Boeing	737-800	TBC	[***]

6. Boeing	737-800	TBC	[***]

7. Boeing	737-800	TBC	[***]

8. Boeing	737-800	TBC	[***]

9. Boeing	737-800	TBC	[***]

10. Boeing	737-800	TBC	[***]

A-1

Exhibit B

Form of Carrier Work Order

This WORK ORDER No. [●] (this “Work Order”) is effective as of [●] (“Work Order Effective Date”) and entered into and made a part of the Air Transportation Services Agreement between Sun Country, Inc. (“Sun Country”) and Amazon.com Services, Inc. (“Amazon”), effective as of December [●], 2019 (the “Agreement”), to apply to the Amazon entity signatory hereto (solely for the purposes of this Work Order, “Amazon”) and the Carrier entity signatory hereto (solely for the purposes of this Work Order, “Carrier”) for the Services described below. Carrier and Amazon hereto each hereby joins the Agreement with respect to all rights and obligations under this Work Order. Nothing in this Work Order will relieve Amazon or Sun Country of their respective responsibilities for the performance of any obligations under the Agreement. All capitalized terms not defined in this Work Order have the respective meanings set forth in the Agreement. In the event of a conflict between any term in the Agreement and any term in this Work Order, the term in this Work Order will prevail to the extent necessary to resolve the conflict.

1.	SUBLEASE OF WORK ORDER AIRCRAFT; PROVISION OF SERVICES

1.1

Carrier and Amazon acknowledge that Amazon and Carrier have entered into an “Aircraft Sublease Agreement (MSN [●]),” dated [●] (the “Aircraft Sublease”), under which Carrier subleases from Amazon one 737-800 aircraft bearing Manufacturer’s Serial Number [●] and Registration Number N[●] (the “Work Order Aircraft”).

1.2

Carrier will operate the Work Order Aircraft in the performance of the cargo flights set forth in the Flight Schedule. The flights described in the Flight Schedule and the other Services performed by Carrier hereunder will, for purposes of this Work Order, be referred to as the “Work Order Services”.

2.	EQUIPMENT AND SERVICES; REIMBURSABLE EQUIPMENT AND SERVICES

Carrier will provide, or cause to be provided, the Personnel, capabilities, equipment and other items described in Section 2.5 of the Agreement as needed to provide the Services involving the Work Order Aircraft.

3.	COMPENSATION

Compensation for the Work Order Services will be as provided in the Price Schedule and as otherwise specified in the Agreement.

4.	CHANGES IN SCOPE; AMENDMENTS TO WORK ORDERS

Any change to Carrier’s scope of Work Order Services under this Work Order must be authorized in writing by both parties, and in the case of Amazon, is binding only if signed by an Amazon Leadership Representative.

5.	EFFECTIVENESS AND TERM OF WORK ORDER

This Work Order will be effective upon the Work Order Effective Date and will terminate in accordance with Section 4.5 or 4.7 of the Agreement.

6.	ACKNOWLEDGMENT; SUBLEASE

Amazon and Carrier acknowledge and agree that this Work Order will terminate upon the expiration or prior termination of the Aircraft Sublease.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, this Work Order has been duly executed and delivered by duly authorized officers of the Parties on the date first written above.

AMAZON:	CARRIER:
Amazon.com Services, Inc.	Sun Country, Inc.

By:	By:
Name:	Name:
Title:	Title:
Date Signed:	Date Signed:

Address:	Address:

Amazon.com Services, Inc.	Sun Country, Inc.
Attention: Vice President, Amazon Global Air	Attention: CEO
(if by USPS):	2005 Cargo Rd
P.O. Box 81226	Minneapolis, MN 55450
Seattle, WA 98108-1226
(if by courier):	With a copy to:
410 Terry Avenue North	Attention: General Counsel
Seattle, WA 98109-5210	2005 Cargo Rd
Facsimile: [***]	Minneapolis, MN 55450
Phone: [***]
With a copy to:
Attention: General Counsel
(same P.O. box and courier address)
Email: contracts-legal@amazon.com
Facsimile: [***]

Exhibit C

Performance Standards

1. Services.

1.1	The Carrier will meet the flight availability commitments set forth in the Flight Schedule.

1.2	The Carrier will in no circumstances alter any information on the label provided by Amazon on any package provided by Amazon or any third party for shipment as part of the Services.

2. Reports and Electronic Communications. The Carrier will provide daily electronic reports including (a) performance and exception reports, (b) electronic summary reports itemizing volume on a periodic basis determined by Amazon, (c) such other reports described in this Agreement and (d) such other reports reasonably requested by Amazon, in the formats Amazon provides.

3. Service Disruption. If the Carrier experiences any material stoppage or disruption that generally diminishes its capacity to transport and deliver parcels, it will allocate its remaining available cargo capacity to Amazon’s account on terms no less favorable than those granted to any other of the Carrier’s customers.

4. Arrival Performance Incentive/Disincentive.

4.1

Amazon will pay to Sun Country a monthly financial incentive bonus (the “Monthly Incentive Bonus”) for achieving an Arrival Performance (as defined in the following paragraph) greater than or equal to [***] during such month. Alternatively, Sun Country will provide Amazon with a credit (the “Monthly Disincentive Credit”) against amounts owed by Amazon to Sun Country hereunder as a financial disincentive for achieving an Arrival Performance less than [***] during such month. The Monthly Incentive Bonus and the Monthly Disincentive Credit to which Sun Country may be entitled or subject to each month, are set forth in the table below. For clarity, payment to Sun Country of a Monthly Incentive Bonus or Monthly Disincentive Credit will not cure a Sun Country or Carrier Event of Default. [***]

4.2

For purposes of this Agreement and the Carrier Work Orders, including for the purpose of determining the Monthly Incentive Bonus and the Monthly Disincentive Credit under this Agreement, the term “Arrival Performance” means, the percentage of all flights flown in performing the Services under this Agreement (including cancelled flights due to Carrier Delay but excluding cancelled flights relating to delayed implementation of an amended Flight Schedule for which a payment was made under Section 2.10.2), in any given calendar month which arrive within not more than [***] whole minutes after the scheduled arrival time for each flight. If a secondary flight (i.e., any flight leg in a rotation subsequent to the initial flight leg) is delayed following earlier delayed flight leg(s) in the same rotation in the prior [***] hour period, the scheduled arrival time of the delayed secondary flight will be deemed to be extended by the length of the delay(s) that were experienced by such prior flight legs within the rotation, except that if the period between: (a) a flight’s actual arrival time and the next departure time for the Aircraft as reflected on the Flight Schedule exceeds [***] minutes; or (b) the arrival time and the departure time for the Aircraft’s next flight as reflected on the Flight Schedule exceeds [***] hours, then delays from prior flight legs will not be taken into account and there will be no such deemed extension.

4.3

In determining whether a flight has arrived within not more than [***] whole minutes after its scheduled arrival time, (a) only delays that are attributable to circumstances that are within the reasonable control of the Carrier will be taken into account, including: (i) the mechanical breakdown of an Aircraft, (ii) the unavailability of an Aircraft due to regular scheduled maintenance, (iii) the acts or omissions of a Flight Crew (except with respect to actions required for safety, security, or compliance with Law), (iv) the unavailability of an Aircraft and (v) flight planning, flight following or dispatch issues (collectively, “Carrier Delays”);and (b) no flight directly affected by Force Majeure will be deemed to be delayed to the extent the delay is caused by Force Majeure, regardless of its arrival time. Notwithstanding the foregoing, the delay codes labeled as Carrier Controllable in the below table are presumed to represent delay situations that are within the reasonable control of a Carrier. For clarity, although the table is intended to be comprehensive, it may not cover all circumstances that could give rise to delays that are within the reasonable control of a Carrier.

DELAY CODE TABLE

Amazon Delay Code	Description / Root Cause	[***]

4	Amazon Permits	[***]

6	Amazon Late Inbound Line haul	[***]

8	Amazon Requested Schedule Change	[***]

11	Aircraft Maintenance Docs Late/Inaccurate	[***]

19	Amazon Requested Delay for Connecting Cargo	[***]

20	Cargo/Ground/Ramp Delay	[***]

21	Ground Documentation, Errors, etc.	[***]

24	Inadequate Parking	[***]

26	Late Preparation in Warehouse/Late Sort	[***]

Amazon Delay Code	Description / Root Cause	[***]

29	Crew Notification/Transport	[***]

32	Loading/Unloading	[***]

33	Ground Service Equipment	[***]

34	Servicing Equipment	[***]

35	Exterior Aircraft Cleaning	[***]

36	Fueling/Defueling	[***]

37	Catering	[***]

38	ULD/Pallets (e.g., nets, straps, etc.)	[***]

41	Aircraft Defects	[***]

42	Scheduled Maintenance Late Release	[***]

43	Technical Manpower Resources	[***]

44	Maintenance Materials and Equipment	[***]

46	Aircraft Change	[***]

47	Maintenance Block Turn Back	[***]

51	Foreign object damage to aircraft—non ground (e.g., birdstrike)	[***]

52	Damage During Ground Ops	[***]

56	Crew Positioning on Company Aircraft	[***]

57	Flight Plans/Paperwork Transmission Failure	[***]

58	Crew Fatigue	[***]

59	Travel between Hotel and Airport	[***]

60	Flight Ops Delay	[***]

63	Late Crew Boarding	[***]

Amazon Delay Code	Description / Root Cause	[***]

64	Crew Medical	[***]

65	Flight Deck Crew Special Request	[***]

66	Crew Rest Due to FAA Restriction	[***]

67	Crew Rest due to Late Arrival attributable to Carrier Delay	[***]

68	Crew Scheduling	[***]

69	Crew Positioning on Commercial Aircraft	[***]

71	Departure Station Weather	[***]

72	Destination Station Weather	[***]

73	Enroute or Alternate Weather	[***]

75	De-Icing of Aircraft	[***]

76	Removal of Snow, Ice, Water, Sand from Runway	[***]

77	Ground Handling Impaired by WX Conditions	[***]

80	ATC/Apt/Govt Delay	[***]

81	ATC Enroute Demand/Capacity	[***]

82	Carrier Permits	[***]

85	Mandatory Security	[***]

86	Immigration/Customs/Health/FAA	[***]

87	No Gate/Stand Available Due to Airline Activity	[***]

88	Congestion/Restrictions at Departure Airport	[***]

89	Congestion/Restrictions at Arrival Airport	[***]

94	Gateway Rotational Delay	[***]

97	Industrial Action Within Own Airline	[***]

98	Industrial Action Outside Own Airline	[***]

4.4

The Monthly Incentive Bonus or Monthly Disincentive Credit will be reflected by Sun Country on the Monthly Invoice provided in accordance with this Exhibit C for the calendar month in which the incentive or credit has been calculated.

ARRIVAL PERFORMANCE INCENTIVE/DISINCENTIVE TABLE

Monthly Network Arrival Performance	Monthly Bonus/Penalty Amount*			Monthly Bonus/Penalty Credited to
≥ [***]%	$	[	***]
≥ [***]% < [***]%	$	[	***]	Sun Country
≥ [***]% < [***]%	$	[	***]
≥ [***]% < [***]%	$	[	***]
≥ [***]% < [***]%	$	[	***]	NA
≥ [***]% < [***]%	-$	[	***]
≥ [***]% < [***]%	-$	[	***]	Amazon
< [***]%	-$	[	***]

* Based on [***] operating Aircraft.

Exhibit D

Invoices; Payments; Deposits; Weekly Statement

1. Invoices. Sun Country will provide monthly electronic invoices to Amazon as set forth in this Exhibit D. Each such invoice will reflect the relevant charges due from Amazon to Sun Country for the relevant period on a consolidated basis for Sun Country and all Sun Country Providers providing Services under the Agreement during that period.

2. Monthly Deposits by Amazon. On or before the [***] day of each month (or the subsequent business day if the [***] is not a business day) during which Services are provided under the Agreement, Amazon will provide to Sun Country, without demand, [***] of the total expected amount due to Sun Country for the month set forth in the Price Schedule then in effect (including estimated fuel reimbursements per Section 2.6 of the Agreement). With respect to Network Spares, Amazon will pay [***]% of the applicable Fixed Monthly Costs listed in the Price Schedule for each Network Spare but no assumed usage will apply.

3. Weekly Activity Statements Provided by Sun Country. Sun Country will provide to Amazon a weekly statement of activity under the Agreement (a “Weekly Activity Statement”) within [***] Business Days following the end of the preceding week to the extent Services were performed during the preceding week under the Work Order. Each such Weekly Activity Statement will contain an identification of the flights performed, the date of performance, the Carrier and Amazon reference identification numbers, and flight origin and destination, reflecting the number of Block Hours and Flight Cycles actually flown by all Carriers under this Agreement during the previous calendar week.

4. Monthly Invoice; Reconciliation. Within [***] Business Days following the end of each calendar month during which Services are provided under the Agreement, Sun Country will provide to Amazon an invoice with respect to the preceding calendar month (a “Monthly Invoice”) reflecting the following with respect to the preceding month.

(a)

Reconciliation of Fixed Monthly Charge. A statement reconciling (1) the amount of the estimated Fixed Monthly Charge deposited with Sun Country under the monthly deposit during the preceding calendar month with (2) the Fixed Monthly Charge actually payable under the Agreement for the preceding calendar month, together with a statement of any additional amount due from Amazon to Sun Country or any credit due from Sun Country to Amazon as a result of that reconciliation;

(b)

Reconciliation of Variable Charges. A statement reconciling (1) the amount of the estimated Variable Charges deposited with Sun Country under the monthly deposit during the preceding calendar month with (2) the actual Variable Charges payable by Amazon under the Agreement for the preceding calendar month, together with a statement of any additional amount due from Amazon to Sun Country or any credit due from Sun Country to Amazon as a result of that reconciliation;

(c)

Reconciliation of Fuel Charges. A statement reconciling (1) the amount of the estimated fuel charges deposited with Sun Country under the monthly deposit during the preceding calendar month with (2) the actual fuel charges payable by Amazon under the Agreement for the preceding calendar month, together with a statement of any additional amount due from Amazon to Sun Country or any credit due from Sun Country to Amazon as a result of that reconciliation;

(d)

Reconciliation of Aircraft Sublease Rent. A statement reconciling (1) the amount of reimbursable rent under the Aircraft Subleases deposited with Sun Country under the monthly deposit during the preceding calendar month with (2) the actual amount of rent reimbursable under the Aircraft Subleases for the preceding calendar month, together with a statement of any additional amount due from Amazon to Sun Country or any credit due from Sun Country to Amazon as a result of that reconciliation;

(e)

Reconciliation of Maintenance Fuel. A statement reconciling the Maintenance Fuel used during the preceding calendar month including details of the dates, locations and applicable APU and/or engine hours when Maintenance Fuel was used.

(f)

Performance Incentive or Disincentive. A statement showing the calculation of the Arrival Performance achieved by the Carriers under the Agreement during the preceding calendar month covered by the Monthly Invoice together with a statement of the Monthly Incentive Bonus or Monthly Disincentive Credit, if any, payable or due with respect to the preceding calendar month;

(g)	Other Amounts Payable or Reimbursable. A statement of any other amounts payable or reimbursable by Amazon to Sun Country or creditable from Sun Country to Amazon under the Agreement; and

(h)	Amount Payable or Credit Due. A statement of the sum total amount due from Amazon to Sun Country or the total credit due from Sun Country to Amazon with the Monthly Invoice.

5. Payment of Monthly Invoice. If the Monthly Invoice shows a sum total amount payable by Amazon to Sun Country, that amount will be paid within [***] days following Amazon’s receipt of the Monthly Invoice. If the Monthly Invoice shows a sum credit due to Amazon from Sun Country, that credit will be applied first against any amount then remaining unpaid under any Monthly Invoice, from oldest to newest, and then against the Fixed Monthly Charge next payable by Amazon to Sun Country hereunder.

6. Invoice Data. Sun Country will provide each Monthly Invoice in a manner that complies with all requirements of applicable tax laws and accounting standards and which, together with the Weekly Activity Statements and supporting documentation for the calendar month covered by that invoice, provides sufficient information for Amazon to determine the accuracy of the amounts invoiced thereon. Sun Country and the Carriers will retain copies of relevant documentation supporting the invoiced amounts for a period of [***] years from the date of the Monthly Invoice to which such documentation relates and, during that [***] year period, Amazon may inspect and audit such documentation upon request to Sun Country.

7. Segregating Accounts. At Amazon’s election from time to time, Sun Country will promptly create separate accounts and issue separate invoices for Amazon and each Amazon Affiliate for which it provides Services and, to the extent applicable, each Third Party Shipper. The payment obligation under each such separate account and invoice is a separate obligation solely of Amazon, the Amazon Affiliate, or the Third Party Shipper as applicable, to which the invoiced Services were provided, and no other Person will have any obligation with respect to such account or under such invoice

8. Payment; Disputes. Amazon will pay undisputed portions of Sun Country’s properly submitted invoices within [***] days of receipt of the relevant invoice. Disputed invoices, payments, credits or other amounts will be rejected, challenged or short paid (as applicable) with appropriate explanation of the discrepancy. In the event that any invoice, payment, credit or other amount is reasonably disputed, the disputing Party will notify the other Party of such dispute on or before the date that such invoice, payment or credit is due to be paid or issued (the “Disputed Notice Date”). The notification of a dispute will not relieve the disputing Party of its obligations with respect to any non-disputed amounts. As soon as possible after receipt of notification of a dispute, the Parties will convene their responsible managers in order to resolve such dispute in good faith and through the application of reasonable commercial efforts. In the event that the responsible managers are unable to resolve such dispute within [***] days after the Disputed Notice Date (in which case the settled amount will be paid within [***] days of such resolution), then such dispute will be escalated to an Amazon Leadership Representative and the CFO of Sun Country for resolution. In the event that the Amazon Leadership Representative and CFO of Sun Country are unable to resolve the dispute or the disputing Party has not paid the disputed amount within [***] days after the Disputed Notice Date (in which case the settled amount will be paid within [***] days of such resolution), then the Parties may pursue their respective rights in accordance with Section 13.3 of the Agreement. Sun Country and each Carrier will be entitled to refuse to pick up any further parcels under Work Orders if Amazon fails to cure any payment default (which default, for clarity, does not include non-payment of a disputed invoice, payment, credit or other amount) within [***] Business Days after receiving written notice of such delinquency, except that Sun Country and each Sun Country Provider will: (A) continue to provide Services under the Agreement and Work Orders through the notice period; and (B) deliver all parcels that have been picked up through such notice period. Notwithstanding the foregoing, Amazon has no obligation to pay any fees or expenses invoiced more than [***] months after the relevant Service was performed, except that the deadline for individual expenses will be extended to [***] (or, in the event of contested invoices, such later period as reasonably approved by Amazon) if: (a) the expense was for a third party reimbursable expense; (b) the delay is solely due to the actions of the third party and not reasonably avoidable by a Sun Country Provider; and (c) Sun Country gives reasonable notice to Amazon of the delayed invoice from the third party.

9. In all cases, payments to Sun Country will be made in U.S. Dollars and will be sent at Amazon’s expense via irrevocable wire transfer in immediately available funds to the following account:

To Be Provided by Sun Country

10. Interest on Overdue Amounts. Any payment or credit not made when due will bear interest at a rate equal to the 3-month LIBOR plus [***] percent, from the date which is [***] Business Days after the Party that owes the past due payment or credit receives written notice thereof until Sun Country or Amazon receives the applicable payment or credit, as applicable.

Exhibit E

Form of Aircraft Sublease Agreement

[Included on the following pages]

AIRCRAFT SUBLEASE AGREEMENT

(MSN [●])

BETWEEN

AMAZON.COM SERVICES LLC,

AS SUBLESSOR

AND

SUN COUNTRY, INC.,

AS SUBLESSEE

RELATING TO ONE BOEING MODEL 737-800 AIRCRAFT

SERIAL NUMBER [●]

U.S. REGISTRATION NO. N [●]

TO THE EXTENT THAT THIS AIRCRAFT SUBLEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS AIRCRAFT SUBLEASE AGREEMENT MAY BE CREATED THROUGH TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART DESIGNATED AS THE ORIGINAL ON THE SIGNATURE PAGE OF THIS AIRCRAFT SUBLEASE AGREEMENT BY HEAD LESSOR.

TABLE OF CONTENTS

1. Definitions		8

2. Conditions Precedent		19
2.1	Sublessor’s Conditions Precedent	19
2.2	Sublessee’s Conditions Precedent	20

3. Sublease of Aircraft; Inspection; Technical Acceptance; Delivery		21
3.1	Sublease of the Aircraft	21
3.2	Term	21
3.3	Anticipated Delivery Month	21
3.4	A Lease Only, Section 1110	21
3.5	Delivery	21
3.6	Condition of the Aircraft; Modifications	21
3.7	Inspection	21
3.8	Technical Acceptance	22
3.9	Modifications	22

4. Payments; Method of Payment		22
4.1	[Reserved]	22
4.2	Basic Rent	22
4.3	Basic Rent Payments	23
4.4	Due Date Not on Business Day	23
4.5	No Abatement	23
4.6	Interest on Overdue Amounts	23

5. Registration; Nameplates; Filings		23
5.1	Registration	23
5.2	Nameplates	24
5.3	Filings	24

6. Possession, Use and Operation of the Aircraft; Risk of Loss or Damage		24
6.1	Possession of Aircraft; Operations	24
6.2	Possession of Engines and Parts	26
6.3	Pooling of Parts	28
6.5	Commercial Operations	29
6.6	Lawful and Safe Operations	29
6.7	Maintenance	30
6.8	Net Lease	30
6.9	Risk of Loss or Damage	32
6.10	Subordination	32

7. Maintenance and Modifications		32
7.1	Maintenance of the Aircraft; ADs	32
7.2	Maintenance of the Aircraft Documents	33
7.3	Authorized Maintenance Provider	33
7.4	Equipment Changes	33
7.5	Summary of Flight Hours, Cycles; Technical Information	34
7.6	Access; Inspections	35

8. Taxes.		36
8.1	General:	36
8.2	Sales and Use Taxes:	37
8.3	Sublessor Taxes	38
8.4	Tax Contest	39
8.5	Sublessee’s Indemnities Payable on After-Tax Basis; Payments in Respect of Tax Benefits	42
8.6	Payment of Tax	42
8.7	Tax Exemptions, Rebates, and Credits	42
8.8	Withholding and Tax Credit	42
8.9	Value Added Tax	43

9. Liens		44
9.1	Permitted Liens	44
9.2	Other Liens	44

10. Indemnification		45
10.1	GENERAL INDEMNITY	45
10.2	Exceptions	45
10.3	Continuance	46

11. Insurance		46
11.1	Aviation Third Party Legal Liability Insurance	46
11.2	Aircraft Hull Insurance	47
11.3	Spares Insurance	50
11.4	Default	50
11.5	Certificates	50
11.6	Reinsurance	50
11.7	Premiums	51
11.8	Claims	51
11.9	Application of Payments During Continuation of an Event of Default	51
11.10	Maintenance	52
11.11	Insurance Undertakings and Information	52

12. Assignment		53
12.1	Assignment by Sublessee	53
12.2	Assignment by Sublessor	53
12.3	Assignment of Sublease	53
12.4	Assignment of Warranties	53

13. “As-Is” Condition, Disclaimer and Release		54
13.1	DISCLAIMER	54
13.2	ACKNOWLEDGEMENT	55
13.3	Waiver	56

14. Representations and Warranties		56
14.1	Sublessee’s Representations and Warranties	56
14.2	Sublessor’s Representations and Warranties	58

15. Covenants		59
15.1	Sublessee’s Covenants	59
15.2	Sublessor’s Covenants	62

16. Default; Remedies		63
16.1	Events of Default	63
16.2	Remedies	64
16.3	Costs and Expenses; Default Indemnity	66
16.4	International Interests	66
16.5	Waiver of Defenses to Repossession	66

17. Return of Aircraft		67
17.1	Return, Place and Time of Return	67
17.2	Aircraft Return Condition Requirements	68
17.3	Return Receipt	68
17.4	Specific Performance	68
17.5	Sublessee’s Obligations Continue	68

18. Return Condition Requirements		68
18.1	Return	68
18.2	Non-Compliance	69

19. Total Loss		70
19.1	Total Loss of the Aircraft	70
19.2	Requisition	70

20. Miscellaneous		71
20.1	Entire Agreement	71
20.2	Illegality; Severability	71
20.3	Amendment and Waiver	71
20.4	Governing Law; Jurisdiction; WAIVER OF JURY TRIAL	71
20.5	Legal Costs and Expenses	73
20.6	DISCLAIMER OF DAMAGES	74
20.7	Further Assurances	74
20.8	Notices	74
20.9	Counterparts	75
20.10	Brokers	75

20.11	Financing Parties	76
20.12	Early Termination Option	76
20.13	Construction	76
20.14	Cooperation	77

Appendix A: Description of Airframe and Engines

Appendix B: Particular Commercial Conditions

Appendix C: [Reserved]

Appendix D: Form of Technical Acceptance Certificate

Appendix E: Form of Sublease Supplement

Appendix F: Return Receipt

Appendix G: Delivery Conditions

Appendix H: Return Condition Requirements

Appendix I: Cargo Aircraft Cabin Interior Standard

AIRCRAFT SUBLEASE AGREEMENT

(MSN [●])

THIS AIRCRAFT SUBLEASE AGREEMENT (MSN [●]) (this “Agreement”), dated and effective on [●], 2020 (the “Effective Date”), is between Amazon.com Services LLC, a Delaware limited liability company (“Sublessor”), and Sun Country, Inc., a Minnesota corporation (“Sublessee”).

RECITALS

Sublessor and Sublessee entered into an Air Transportation Services Agreement dated December 10, 2019 (“ATSA”), pursuant to which Sublessor has agreed to sublease certain aircraft to Sublessee for Sublessee’s use in providing air cargo transportation services to Sublessor;

Sublessee desires to sublease the “Aircraft” (as defined in Section 1) from Sublessor; and

Sublessor is agreeable to subleasing the Aircraft to Sublessee, upon and subject to the terms and conditions of this Agreement.

In consideration of the premises, and of the representations, warranties, covenants, and agreements set forth herein, and intending to be legally bound, the Parties agree as set forth herein:

AGREEMENT

1. Definitions.

“AD Compliance Period” means, for ADs with clearance of [***] days or the equivalent flight hours and cycles and in the case of Engine fan blades with more than [***]cycles since new, the fan blade dovetail ultrasonic inspection per SB 72-1033 or eddy current inspection per ESM will have been performed no more than [***]cycles prior to Delivery

“Additional Insured” is defined in Section 11.1.

“ADs” means any airworthiness directive or comparable document issued by the Aviation Authority affecting the Airframe, the Engines, the APU, or the Parts.

“Affiliate” means, with respect to a specified entity, any other entity that, directly or indirectly, controls, is controlled by, or is under common control with such specified entity, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, or otherwise.

“Agreed Value” means the value specified as such in Appendix B and is defined in the London insurance market in relation to aviation hull policies.

“Aircraft” means, collectively, the Airframe, the Engines, the APU, the Parts, and the Aircraft Documents.

“Aircraft Condition Damages” means, collectively, any loss, cost, expense or liability, or damage to Sublessor’s residual interest in the Aircraft, sustained by Sublessor due to Sublessee’s failure to maintain the Aircraft in accordance with the terms of the Sublease or Sublessee’s failure to redeliver the Aircraft in conformity with the Return Condition Requirements, including any consequential loss of revenues or profits.

“Aircraft Documents” means the documents, data and records identified in the list attached to the Certificate of Acceptance, and any other documents and records required in connection with Sublessee’s obligations under Section 7.2, and all additions, renewals, revisions and replacements from time to time made to any of the foregoing in accordance with the Sublease. The term is not limited to paper forms; documents and records may be in digital, hard copy or other form, provided they conform with applicable Regulations and customary practice in the commercial aviation industry from time to time.

“Aircraft Specific Lease Agreement” means the Aircraft Specific Lease Agreement dated as of [●] between the Head Lessor, as lessor and the Sublessor, as lessee.

“Airframe” means the Boeing model 737-83N airframe described in Appendix A, together with all Parts, excluding, however, the Engines or any other engines from time to time installed on the Aircraft, but including each QEC.

“Airframe Structural Check” means a heavy maintenance visit which shall include (a) all 8 year inspections (whether their interval is in Flight Hours, Cycles, calendar or a combination of all three measures), including all lesser multiple inspections, ISIP/CPCP items and refurbishment of the main cargo deck including the cargo loading system; and (b) all 12 year structural inspections.

“Anticipated Delivery Month” means [●], 2020, which is the date that the Parties anticipate that the Aircraft will be delivered to Sublessee pursuant to the terms and conditions of this Agreement.

“APU” means the auxiliary power unit installed on the Aircraft on the Delivery Date and any replacement auxiliary power unit installed on the Aircraft and title to which is transferred to Head Lessor in accordance with the Head Lease.

“APU Hours” means each hour or part thereof that an APU is operated, elapsing from the moment the APU is started until it is shut down.

“ATSA” is defined in the recitals.

“Authorized Maintenance Provider” means any repair station licensed or certified by the Aviation Authority (and, if different the FAA or EASA) acting within the scope of its authorization.

“Aviation Authority” means the FAA and any other Governmental Entity having jurisdiction over the Aircraft and this Agreement or Sublessee’s (or any other operator of the Aircraft’s) operations, and any successors thereto, respectively (with the understanding that, should the Aircraft be registered in a country other than the United States, this definition will include all Governmental Entities outside of the United States with jurisdiction over the Aircraft).

“Basic Rent” means the amount specified in Appendix B and payable in accordance with Sections 4.2.1 and 4.3.

“Basic Rent Date” means the Delivery Date and the first day of each calendar month after the Delivery Date until the Return Date.

“Business Day” is defined in Section 20.13.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town, South Africa, on November 16, 2001.

“Certificated Air Carrier” means any Person (except the United States government) that is a Citizen of the United States and holds a Certificate of Public Convenience and Necessity issued under Section 41102 of Title 49 of the United States Code by the United States Department of Transportation or any predecessor or successor agency thereto, and an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code or, in the event such certificates are no longer applicable, any Person (except the United States government) that is a Citizen of the United States and legally engaged in the business of transporting for hire passengers or cargo by air predominantly to, from or between points within the United States, and, in either event, operating commercial jet aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo, which also is certificated so as to entitle Sublessor, as sublessor, to the benefits of Title 11 of the United States Code with respect to Aircraft.

“Citizen of the United States” is defined in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States enacted in substitution or replacement thereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Terms Agreement” means the Aircraft Lease Common Terms Agreement between [***] and the Sublessor.

“CRAF Program” is defined in Section 6.1.2.

“Cycle” means one take-off and the next subsequent landing of the Aircraft.

“Damage Notification Threshold” is defined in Appendix B.

“days” is defined in Section 20.13.

“Default” means any event which, with the giving of notice, lapse of time, or both, would become an Event of Default.

“Delivery” is defined in Section 3.5.

“Delivery Condition Requirements” is defined in Section 3.6.1.

“Delivery Date” means the date on which the Delivery occurs.

“Delivery Location” means [●] or such other location as may be mutually agreed by the Parties in writing.

“Discount Rate” means a rate equal to [***]% per annum.

“Discrepancy” means any non-conformity with the Delivery Condition Requirements notified by Sublessee to Sublessor during the Pre-Delivery Procedure.

“Dollars” means United States Dollars.

“Early Termination Date” is defined in Section 20.12.

“EASA” means the European Aviation Safety Agency and all successors thereto.

“Effective Date” is defined in the Preamble.

“Enforcement and Remarketing Costs” means, collectively, all costs, expenses and other incidental damages and losses associated with Sublessor’s exercise of its remedies under the Sublease or otherwise incurred by Sublessor as a result of an Event of Default or the exercise of rights or remedies with respect thereto, including repossession costs, reasonable legal fees, Aircraft storage, preservation, shipment, repair, refurbishment, modification, maintenance and insurance costs, Aircraft re-lease or sale costs (including any costs incurred to prepare the Aircraft for sale or lease, advertising costs, sale or lease costs (including commissions) and any costs to transition the Aircraft to the next operator’s maintenance program provided that such transition costs will be limited to items reasonably required to place the Aircraft on the next operator’s operations specifications) in any way related to the Aircraft, any Engine or any Part, to the extent necessary to conform the Aircraft with the Return Condition Requirements or in the location provided for in Section 16.2, or otherwise, but excluding Sublessor’s internal costs and expenses (such as the cost of personnel time calculated based upon the compensation paid to the individuals involved on an annual basis or a general Sublessor overhead allocation).

“Engine” means (a) either of the two engines identified as to manufacturer and type and by serial number on the Sublease Supplement (each of which will have more than 1750 pounds of thrust or its equivalent), together with all Parts installed on the engine, and any engine substituted for an Engine pursuant to the terms of this Agreement and (b) any engine that becomes an Engine from time to time under this Sublease.

“Engine Build Standard” means the minimum release life of an Engine following an Engine Refurbishment as mutually agreed between Sublessor and Sublessee, but in no event will such Engine be required to have a minimum release life longer than the release life to match Sublessor’s expected mean time between removals.

“Engine Module Refurbishment” means, with respect to any Engine, the visual inspection and repair as necessary in accordance with the Manufacturer’s maintenance planning document and engine shop manual of any module of such Engine occurring during an Engine Refurbishment event including, but not limited to, de-blading of rotors and inspection of blades in accordance with engine shop manual piece part level criteria.

“Engine Refurbishment” means, with respect to any Engine, all necessary maintenance, inspection, overhaul and repair work (accomplished by a maintenance performer, acceptable to Sublessor, at an engine repair/overhaul station) of certain modules of that Engine as is required from time to time to restore its performance, in accordance with the performance restoration or overhaul sections of the Manufacturer’s shop maintenance planning document and engine shop manual for that particular engine model and type, taking account of any specific build or performance standards set out in the Sublease. In addition, the workscope shall ensure that: (i) expected life of the Engine hardware and expected life of each engine module matches the specific Engine Build Standard; and (ii) the items mentioned in the definition of Engine Module Refurbishment are carried out.

“Engine Thrust Setting” means the figure corresponding to such term set forth in Appendix G.

“Engine Total Loss” means the occurrence, with respect to an Engine only, whether or not installed on the Airframe, of any of those events described in the definition of Total Loss.

“Environmental Laws” means all air quality, climate change, waste management and other environmental protection Laws and all related implementing Laws.

“Equipment Change” is defined in Section 7.4.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means any one of the events specified in Section 16.1.1.

“Expiration” means the end of the Term by reaching the Expiration Date or as a result of a Termination.

“Expiration Date” means the date [***] months from the Delivery Date, or, as applicable, the Expiration date.

“Extended Term” means an extension of the Term due to: (a) Sublessee’s failure to Return the Aircraft in compliance with the Return Condition Requirements on the Expiration of the Agreement as further described in Section 17.5; or (b) a requisition of the Aircraft as further described in Section 6.9.

“Extended Term Rent” means the amount specified in Appendix B and payable in accordance with Section 18.2.3.

“FAA” means the United States Federal Aviation Administration and all successors thereto.

“FAR” means the Federal Aviation Regulations issued by the FAA, as same may be amended, modified, restated, or replaced from time to time.

“Final Inspection” is defined in Appendix H.

“Financing Documents” has the meaning given to such term in the Head Lease.

“Financing Parties’ Representative” means, at any time, any Person then representing the Financing Parties as agent trustee, secured party, security trustee, or in another similar capacity and its and their successors and assigns, including each such Person that Head Lessor or Sublessor from time to time notifies to Sublessee as being the Financing Parties’ Representative.

“Financing Party” has the meaning given to such term in the Head Lease.

“Flight Hours” means, with respect to the Aircraft, the time as measured in hours and minutes elapsing from the moment at which the wheels of the Aircraft leave the ground on a takeoff until the wheels of the Aircraft touch the ground on the next landing of the Aircraft.

[***]

“Geneva Convention” means the Convention for the International Recognition of Rights in Aircraft, signed (ad referendum) at Geneva, Switzerland, on June 19, 1948, and amended from time to time, but excluding the terms of any adhesion thereto or ratification thereof containing reservations to which the United States of America does not accede.

“Governmental Entity” means: (a) any national government, any political subdivision thereof, or local authority therein, whether foreign or domestic; (b) any agency, board, commission, department, division, organ, instrumentality, or court of any of the foregoing, however constituted; and (c) any organization, association, or institution, of which any of the foregoing is a member or to whose jurisdiction it is subject or in whose activities it is a participant.

“Habitual Base” means the United States or, subject to the prior written consent of Sublessor, any other country or countries in which the Aircraft is for the time being habitually based.

“Head Lease” means the Aircraft Specific Lease Agreement, incorporating by reference the terms of the Common Terms Agreement.

“Head Lease Servicer” means [***] or as notified by Sublessor or Head Lessor in writing from time to time.

“Head Lessor” means Bank of Utah, not in its individual capacity, except as expressly provided in the Head Lease, but solely as Owner Trustee.

“Head Lessor Parent” means each Person that from time to time is the legal or beneficial owner, directly or indirectly, of the capital stock, membership interests, beneficial interests, partnership interests or other interests of or in Head Lessor or Owner Participant, provided, that the term Head Lessor Parent shall not include any public shareholders of the [***].

“Illegality Date” is defined in Section 20.2.1.

“Indemnitees” means each of Head Lessor, Owner Participant, Head Lessor Parent, Head Lease Servicer, [***], Trust Company, any Financing Parties, and their respective successors and permitted assigns, and each of their respective shareholders, subsidiaries, Affiliates, members, beneficial interest holders, trustees, partners, contractors, directors, officers, representatives, servants, agents and employees and in the case of any trustee, such institution in its individual capacity acting as such, provided that the term “Indemnitee” shall not include any public shareholders of the Trust Company, any Financing Parties or their Affiliates.

“Inspection” is defined in Section 3.7.1.

“Insurance” means the insurance required under Section 11 of this Sublease.

“Interest Rate” is defined in Appendix B.

“International Interest” has the meaning given to such term in the Cape Town Convention.

“International Registry” means the registry established and maintained pursuant to the Cape Town Convention.

“KYC” is defined in Section 15.1.9.

“Landing Gear” means the landing gear assembly of the Aircraft, excluding any rotable components.

“Law” means and includes (a) any statute, decree, constitution, regulation, order, judgment or other directive of any Governmental Entity; (b) any treaty, pact, compact or other agreement to which any Governmental Entity is a signatory or party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.

“Lien” means any mortgage, chattel mortgage, security interest, charge, pledge, lien, conditional sale agreement, title retention agreement, equipment trust agreement, encumbrance, International Interest, assignment, hypothecation, right of detention or any other agreement or arrangement having the effect of conferring security.

“LLP” means life limited part.

“Loss Payees” is defined in Section 11.2.2.

“Losses” means any and all cost, expense (including any and all reasonable legal fees and expenses and the reasonable fees and expenses of other professional advisers), claims, proceedings, losses, liabilities, obligations, damages (whether direct, indirect, special, incidental or consequential), suits, judgments, fees, penalties or fines (whether criminal or civil) of any kind or nature whatsoever, including any of the foregoing arising or imposed with or without any Indemnitee’s fault or negligence, whether passive or active or under the doctrine of strict liability.

“Maintenance Program” means an Aviation Authority approved maintenance program of Sublessee for the Aircraft in accordance with the Manufacturer’s specifications, requirements, service bulletins, planning documents, maintenance manuals and documents and encompassing scheduled maintenance (including block maintenance), condition-monitored maintenance, and/or on-condition maintenance of Airframe, Engines and Parts, including servicing, testing, preventive maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, service bulletins, engineering orders, airworthiness directives, corrosion control, inspections and treatments.

“Major Check” means any C Check, multiple C Check or heavier check (including structural inspections and a corrosion prevention and control program) recommended for commercial aircraft of the same model as the Aircraft by its manufacturer (however denominated) as set out in the Maintenance Program.

“Manufacturer” means: (a) as to the Airframe, The Boeing Company; (b) as to the Engines, CFM International, Inc. and (c) as to Parts, any type certificate holder of a Part installed on the Aircraft.

“Manufacturer’s Maintenance Planning Document” or “MPD” means the recommended maintenance program from the Aircraft issued by the Manufacturer as in effect at the time of any applicable determination.

“Minimum Airframe Life-Limited Component Cycles” means the figure corresponding to such term set forth in Appendix G.

“Minimum Airframe Life-Limited Component Flight Hours” means the figure corresponding to such term set forth in Appendix G.

“Minimum APU Limit” means the figure corresponding to such term set forth in Appendix G.

“Minimum Component Calendar Life” means the figure corresponding to such term set forth in Appendix G.

“Minimum Component Cycles” means the figure corresponding to such term set forth in Appendix G.

“Minimum Component Flight Hours” means the figure corresponding to such term set forth in Appendix G.

“Minimum Engine Cycles” means the figure corresponding to such term set forth in Appendix G.

“Minimum Engine Flight Hours” means the figure corresponding to such term set forth in Appendix G.

“Minimum Landing Gear Calendar Time” means the figure corresponding to such term set forth in Appendix G.

“Minimum Landing Gear Cycles” means the figure corresponding to such term set forth in Appendix G.

“Minimum Landing Gear Flight Hours” means the figure corresponding to such term set forth in Appendix G.

“Minimum Engine LLP Cycles” means the figure corresponding to such term set forth in Appendix G.

“Minimum Liability Coverage” means the amount specified as such in Appendix B, designating the minimum combined single limit under the airline liability insurance required pursuant to this Agreement.

“Operative Documents” means, collectively, this Sublease, the ATSA, the Technical Acceptance Certificate, the Sublease Supplement, the documents referred to in the definition of “Operative Documents” set forth in the Head Lease and any other document notified by Sublessor to Sublessee as being an “Operative Document”.

“Other Sublease Agreements” means, collectively, each aircraft sublease agreement, aircraft lease agreement or other lease agreement (however titled) between Sublessor (or an Affiliate of Sublessor), as lessor (however described), and Sublessee (or an Affiliate of Sublessee), as lessee (however described), in effect from time to time.

“Owner Participant” has the meaning given to such term in the Head Lease.

“Parts” means any item, including materials, accessories, components, equipment, appliances, instruments, avionics, appurtenances, furnishings, and any other equipment or components of whatever nature (other than the Engines), which are installed in or attached or appurtenant to the Aircraft or either of the Engines.

“Party” means Sublessor and Sublessee.

“Person” means any individual person, any form of corporate or business association, trust, Governmental Entity, or organization or association of which any of the above is a member or a participant.

“Permitted Lien” is defined in Section 9.1.

“QEC” means all of the “quick engine change” components associated with each Engine.

“Redelivery Check” is defined in Appendix H.

“Regulations” means any Law or regulation (including any internal corporate regulation), official directive or recommendation, mandatory requirement or contractual undertaking, or airworthiness requirements or limitations which applies to Sublessee or the Aircraft and any Law or regulation, official directive or recommendation or mandatory requirement which applies to Sublessor, Head Lessor, Owner Participant, Financing Parties or [***] (including any applicable Laws or sanctions issued by Ireland, the United States, the European Union or the United Nations).

“Replacement Engine” means an engine of the same manufacturer and model, or at Sublessee’s option an engine of an improved model and having equivalent or better value, utility, modification status, time elapsed since hot section refurbishment, cold section refurbishment, reduction gear overhaul, life limited part utility and remaining equivalent warranty status as the Engine it replaces under Section 6.2.1 and is otherwise of an equivalent value and utility and suitable for installation and use on the Airframe without impairing the value or utility of the Airframe and compatible with the remaining installed Engine(s).

“Required EGT Margin” means the figure corresponding to such term set forth in Appendix G.

“Return” means the return and redelivery of the Aircraft to Sublessor by Sublessee upon the Expiration.

“Return Condition Requirements” is defined in Section 17.2.

“Return Date” means the date at Expiration when the Aircraft is returned to Sublessor in conformity with the Return Condition Requirements, as evidenced by the execution of the Return Receipt by Sublessee and Sublessor.

“Return Location” means a location in the continental United States or such other location as may be mutually agreed by the Parties in writing.

“Return Receipt” means a return receipt in the form of Appendix F.

“Sales Taxes” is defined in Section 8.2.1(a).

“Special FAA Counsel” means Crowe & Dunlevy P.C., Oklahoma City, Oklahoma.

“Sublease” means this Agreement, as amended, supplemented or otherwise modified from time to time.

“Sublease Supplement” means the Sublease Supplement No. 1, substantially in the form of Appendix E, which, as of the Delivery Date, will be executed by Sublessor and Sublessee and, together with this Agreement, filed with the FAA for recordation (assuming that the Aircraft is registered in the United States) with the economic terms in Appendix B deleted in the document filed for such purposes to the extent not prohibited by Law.

“Sublessor Taxes” is defined in Section 8.3

“Sublessor’s Liens” means Liens on or relating to or affecting the Aircraft, the Airframe, the Aircraft Documents, Engines, APU or any Parts arising as a result of: (a) claims against Sublessor not created by this Agreement or the ATSA; (b) acts of Sublessor neither permitted nor required to be taken by Sublessor under this Agreement; (c) the transfer by Sublessor of its interest or any part of an interest in the Aircraft; (d) Taxes imposed against Sublessor which Sublessee has not agreed to indemnify against pursuant to this Sublease or the ATSA; or (e) any act, omission, or circumstance occurring or omitted prior to the Delivery Date or after the Return Date (for clarity, “Sublessor” solely as used in this definition will include (1) Affiliates of Sublessor and (2) Head Lessor, Owner Participant and Affiliates of Owner Participant).

“Tax Indemnitees” means Owner Participant, Head Lessor, Sublessor, [***], Head Lessor Parent, each Financing Party, their respective subsidiaries and each Person with whom any of the foregoing files a consolidated tax return.

“Taxes” means any and all taxes (including withholding taxes, value added taxes, deductions, transaction privilege taxes, sales taxes or assessments of any kind or form), charges, fees, imposts, levies, or other charges of any nature, together with any penalties, fines, or interest thereon or other additions thereto which are imposed, withheld, levied, or assessed by or on behalf of, or otherwise payable to, any Governmental Entity.

“Technical Acceptance Certificate” is defined in Section 3.8.

“Term” is defined in Section 3.2.

“Termination” means the termination of the lease of the Aircraft under this Agreement, which termination arises prior to the Expiration Date pursuant to Section 2.1, 2.2, 16.1.1(j), or 19.1, or otherwise under this Agreement.

“Termination Date” means the date on which a Termination is effective.

“Termination Notice” is defined in Section 20.12(a).

“Total Loss” means any of the following events with respect to the Airframe, an Engine, or the Aircraft Documents: (a) the destruction, damage beyond economical repair, or such property becoming permanently unfit for normal use, for any reason whatsoever; (b) any event which results in an insurance settlement on the basis of actual or constructive or compromised or agreed or arranged total loss; (c) the disappearance of the Aircraft, if the Aircraft is unreported for a period of [***] days after commencement of a flight; (d) loss of possession or loss of use by Sublessee for a period of more than [***] days due to hijacking, theft, or other criminal actions; (e) the condemnation, confiscation, appropriation, expropriation or seizure of, or requisition of title to or use of, the Aircraft or an Engine by any Governmental Entity, other than a requisition for use by any Governmental Entity of the United States or any political subdivision thereof, for the lesser of (i) a period of more than [***] days (or [***] days in the case of requisition for use or hire by the government of the State of Registry) and (ii) a period equal to or exceeding the remainder of the Term; or (f) the operation or location of the Aircraft, while under requisition for use by any Governmental Entity, in any areas excluded from coverage by any insurance policy in effect with respect to such Aircraft required by the terms of this Agreement, unless Sublessor and Sublessee will have obtained an indemnity in freely transferable Dollars from that Governmental Entity covering the risks excluded from coverage and satisfactory to both Sublessor and Sublessee.

“Trust Company” means Bank of Utah.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“Written Summaries” is defined in Section 7.5.1.

2. Conditions Precedent.

2.1 Sublessor’s Conditions Precedent. Sublessor’s obligation to deliver and to lease the Aircraft to Sublessee will be subject to satisfaction of each of the following conditions precedent (or waiver by Sublessor):

(a) All of the representations and warranties of Sublessee set forth in Section 14.1 will be true and correct in all material respects as of the Effective Date and as of the Delivery Date.

(b) Sublessor will have received, on or before the Delivery Date, all of the following, all of which will be in form and substance satisfactory to Sublessor:

(i) a certificate of insurance issued by the insurer or broker for Sublessee (or Sublessee’s sublessee/operator) evidencing compliance with the insurance provisions of Section 11;

(ii) the Technical Acceptance Certificate in the form of Appendix D, as executed by Sublessee; and

(iii) the Sublease Supplement executed by Sublessee.

(c) The delivery date under the Head Lease will have occurred;

(d) Sublessee will have made payment of the first installment of Basic Rent in accordance with Section 4.3.1.

(e) An Event of Default (as defined by the relevant Other Sublease Agreement) will not have occurred and be continuing under any of the Other Sublease Agreements.

(f) Sublessee will have: (a) delivered to Special FAA Counsel its acceptable original or digital signature for this Agreement and the Sublease Supplement; and (b) irrevocably authorized and instructed Special FAA Counsel to file original counterparts of this Agreement and the Sublease Supplement with the FAA (excluding the financial terms which will bear the legend “intentionally left blank for FAA filing purposes”) for recordation upon satisfaction or waiver of the conditions precedent set forth in Section 2.2.

(g) Sublessee will have: (a) taken all required steps to appoint Special FAA Counsel as its Professional User Entity (as defined in the Cape Town Convention) for purposes of registering its international interest under this Agreement with the International Registry; and (b) irrevocably authorized and instructed Special FAA Counsel to register such international interest with the International Registry upon satisfaction or waiver of the conditions precedent set forth in Section 2.2.

2.2 Sublessee’s Conditions Precedent.

2.2.1 Sublessee’s obligation to lease the Aircraft from Sublessor will be subject to satisfaction of each of the following conditions precedent (or waiver by Sublessee):

(a) Sublessee will have executed and delivered the Technical Acceptance Certificate to Sublessor pursuant to Section 3.8.

(b) No loss or destruction to the Aircraft will have occurred since Sublessee delivered the executed Technical Acceptance Certificate to Sublessor pursuant to Section 3.8.

(c) The Aircraft will be validly registered with the Aviation Authority in the name of Head Lessor (or such other party as required by the Aviation Authority).

(d) Sublessor will have executed and delivered the Sublease Supplement.

(e) Sublessor will have: (i) delivered to Special FAA Counsel its acceptable original or digital signature for this Agreement and the Sublease Supplement; and (ii) irrevocably authorized and instructed Special FAA Counsel to file original counterparts of this Agreement and the Sublease Supplement with the FAA (excluding the financial terms which will be “intentionally left blank for FAA filing purposes”) for recordation upon satisfaction of the conditions precedent set forth in Section 2.1.

(f) Sublessor will have: (i) obtained an authorization code from the FAA for the international interest created by this Agreement with respect to the Airframe and Engines by filing with the FAA an AC Form 8050-135; (ii) taken all required steps to appoint Special FAA Counsel as its Professional User Entity for purposes of registering such international interest with the International Registry; and (iii) irrevocably authorized and instructed Special FAA Counsel to register such interest with the International Registry upon satisfaction of the conditions precedent set forth in Section 2.1.

3. Sublease of Aircraft; Inspection; Technical Acceptance; Delivery.

3.1 Sublease of the Aircraft. As of the Delivery Date, Sublessor will lease the Aircraft to Sublessee, and Sublessee will lease the Aircraft from Sublessor, for the Term, and Sublessee will return the Aircraft to Sublessor, and Sublessor will accept the Aircraft from Sublessee, on the Expiration Date (or an earlier Termination Date, if applicable), upon and subject to the terms and conditions of this Agreement.

3.2 Term. The term of this Agreement will be the period commencing on the Delivery Date and ending on the Expiration Date or on any earlier Termination Date, as applicable, and, unless otherwise stated, includes any Extended Term (the “Term”).

3.3 Anticipated Delivery Month. Sublessor and Sublessee: (a) anticipate that the Aircraft will be available for delivery to Sublessee during the Anticipated Delivery Month; and (b) will act in good faith at all times in an attempt to effect Delivery during or about the Anticipated Delivery Month.

3.4 A Lease Only, Section 1110. It is the intention of the Sublessor and Sublessee that the Sublease, to the fullest extent available under applicable Law, entitles Sublessor to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Aircraft including in case of a filing by Sublessee under such Title 11. At all times during the Term, full legal title to the Aircraft will remain vested in Head Lessor to the exclusion of Sublessor and Sublessee, notwithstanding the Delivery to, and the use of the Aircraft by, Sublessee. In furtherance of the foregoing, Sublessor and Sublessee confirm their joint intent that this Agreement will constitute a lease for tax purposes.

3.5 Delivery. On the Delivery Date, if all the conditions set forth in Sections 2.1 and 2.2 have been satisfied or waived, the Aircraft will be tendered for delivery to, and accepted by, Sublessee pursuant to the procedure set forth herein by executing and delivering the Sublease Supplement (the “Delivery”). The Delivery Date will be the date reflected on the Sublease Supplement. The Aircraft will be tendered to Sublessee for delivery at the Delivery Location.

3.6 Condition of the Aircraft; Modifications.

3.6.1 Sublessor, as a condition of Sublessee’s obligation to accept the Aircraft, will, at its sole cost and expense, cause the Aircraft to meet all requirements set forth in Appendix G (the “Delivery Condition Requirements”) at Delivery.

3.6.2 All unserviceable components and all discrepancies identified by Sublessee during the Inspection will be corrected by Sublessor at Sublessor’s expense prior to Delivery (except for such discrepancies that are listed on the Technical Acceptance Certificate that will be corrected by Sublessor within such period after Delivery as Sublessee consents to, at its sole discretion, in writing, provided that, in Sublessor’s reasonable opinion, it is not impracticable or prohibitively expensive to correct such discrepancy).

3.7 Inspection.

3.7.1 Subject to the Head Lease, Sublessee shall inspect the Aircraft under this Sublease (including such rights as Sublessor has under the Head Lease to be present and inspect, on an ongoing basis, the conversion of the Aircraft and including a demonstration flight under normal operating conditions, which shall be undertaken for the benefit of Sublessee at no expense to Sublessee) (the “Inspection”) to determine whether the Aircraft fulfills the Delivery Condition Requirements

3.7.2 If Sublessee’s inspection of the Aircraft shows that the Aircraft does not fulfill the Delivery Condition Requirements, Sublessor will correct (or cause Head Lessor to correct) any Discrepancy and make the Aircraft available for re-inspection by Sublessee provided that, in Sublessor’s or Head Lessor’s reasonable opinion, it is not impracticable or prohibitively expensive to correct the Discrepancy.

3.7.3 If Sublessor notifies Sublessee that neither it nor Head Lessor intends to correct the Discrepancy, either party may terminate the Sublease. In the event of such a termination, all obligations of each party under the Sublease will end on the date of such notice. Sublessee will remain obligated under its indemnity set forth in Section 3 of Appendix G.

3.8 Technical Acceptance. Upon the completion of the Inspection and, subject to Section 3.6.2, the performance by Sublessor of all corrections required to bring the Aircraft into conformity with the Delivery Condition Requirements (except to the extent that such corrections are deferred by Sublessee as described in Section 3.6.2), Sublessee will execute and deliver to Sublessor a Technical Acceptance Certificate substantially in the form of Appendix D (the “Technical Acceptance Certificate”). Once Sublessor has received the Technical Acceptance Certificate from Sublessee, Sublessor will promptly cause Delivery to occur. The Parties will mutually agree on arrangements for ferrying the Aircraft from the Delivery Location to the United States at Sublessor’s cost (including, for clarity, the cost of importing the Aircraft), including the possible use of a third party service provider, and Sublessee will be responsible to coordinate such arrangements.

3.9 Modifications. Except as required to be performed by Sublessor to satisfy the Delivery Condition Requirements, all work required to be performed on the Aircraft solely to satisfy Sublessee’s operational requirements will be performed by an Authorized Maintenance Provider at Sublessee’s cost and expense. Without limiting the generality of the foregoing, should Sublessee (at any time during the Term) elect to make a change from the Maintenance Program, Sublessee will be responsible for creating the bridge package for such special program.

4. Payments; Method of Payment.

4.1 [Reserved].

4.2 Basic Rent.

4.2.1 Sublessee will pay, in advance, Basic Rent to Sublessor on each Basic Rent Date until the earlier of the following:

(a) in the event of a Total Loss, the payment to Sublessor or its designee of the Agreed Value or receipt of confirmation of payment from the Aircraft’s insurer in accordance with Section 19.1; or

(b) the Return Date; and

4.2.2 The termination of Sublessee’s obligation to pay Basic Rent pursuant to Section 4.2.1 above will not be in derogation of Sublessor’s other rights and remedies against Sublessee in the event of a Return of the Aircraft that does not conform to the Return Condition Requirements.

4.3 Basic Rent Payments.

4.3.1 The first payment of Basic Rent will be made on or prior to the Delivery Date, as a condition of the Delivery, in an amount equal to the product of: (a) the Basic Rent multiplied by (b) a fraction (i) whose numerator is the number of days from and after the Delivery Date remaining in the month which includes the Delivery Date and (ii) whose denominator is the total number of days in such month.

4.3.2 On each Basic Rent Date following the Delivery Date (through the time set forth in Section 4.2.1) Sublessee will pay the Basic Rent to Sublessor as required by Section 4.2.1.

4.3.3 All payments owing by Sublessee to Sublessor under this Agreement (including the payment of Basic Rent) will be made in Dollars by the wire transfer of immediately available funds to the bank account designated in Appendix B or to such other bank account as Sublessor may designate in writing to Sublessee.

4.4 Due Date Not on Business Day. In the event any payment required under this Agreement is due on a day that is not a Business Day, then such payment will be made on or before the next succeeding Business Day.

4.5 No Abatement. Sublessee’s obligations to pay Basic Rent will be absolute and unconditional and will not be affected by any circumstances occurring from and after the Delivery Date, including any set-off, counterclaim, recoupment, defense or other right Sublessee may have against Sublessor. Provided the ATSA is in effect with respect to the Aircraft, the provisions of the ATSA will control with respect to Sublessee’s responsibility (including through one of Sublessee’s Affiliates), if any, under the ATSA should the Aircraft (or any component thereof) become unavailable for use. There will be no abatement of Basic Rent for any period when the Aircraft will be rendered unfit for use, grounded, unserviceable for any reason whatsoever, hijacked, confiscated, seized, requisitioned, restrained, or appropriated.

4.6 Interest on Overdue Amounts. Any amount that is more than [***] days overdue pursuant to this Agreement will bear interest at the Interest Rate indicated on Appendix B, calculated from the [***] day following the due date of such payment. The payment of such interest will be made together with the payment of the overdue amount.

5. Registration; Nameplates; Filings.

5.1 Registration. At all times during the Term, the Aircraft will be registered with the applicable Aviation Authority in the name of Head Lessor (or Sublessee if operating in a jurisdiction that requires registration in the name of the operator of the Aircraft).

5.2 Nameplates. Sublessee will maintain nameplates containing the nameplate inscription as follows, which Sublessor shall arrange to be affixed to the Aircraft on or prior to Delivery:

“This Aircraft/Engine is owned by Bank of Utah, not in its individual capacity, but solely as Owner Trustee, is leased to Amazon.com Services LLC and is subleased to Sun Country, No encumbrances or liens may be created over it nor may it be in the possession of or be operated by, any other person without the prior written consent of Bank of Utah, not in its individual capacity, but solely as Owner Trustee, and Amazon.com Services LLC”;

5.3 Filings. At or before Delivery, this Agreement (absent the provisions of Appendix B) and such other documents as Sublessor may direct, will be filed with the Aviation Authority and with any other Governmental Entity registrar or international registrar as provided by this Agreement, including the International Registry. All costs and expenses (including the legal fees charged by Special FAA Counsel but not including the legal fees charged by Sublessor’s counsel) relating to each of such filings will be paid as set forth in Section 20.3.

6. Possession, Use and Operation of the Aircraft; Risk of Loss or Damage.

6.1 Possession of Aircraft; Operations. During the Term, Sublessee will be entitled to the possession and use of the Aircraft. Sublessee will not, without the prior written consent of Sublessor, sublease or otherwise transfer possession of the Aircraft, any Engine or any Part to any person or entity except as provided in this Section 6.1. So long as an Event of Default will not have occurred and be continuing, Sublessee may, without the prior written consent of Sublessor, exercise the following rights:

6.1.1 Sublessee may deliver, or cause to be delivered, possession of the Aircraft, any Engine or any Part to the Manufacturer or to any Authorized Maintenance Provider for testing, service, repair, maintenance, or overhaul work on the Aircraft, any Engine or on any Part or for alterations or modifications in or additions thereto to the extent required or permitted by the terms of this Agreement;

6.1.2 Sublessee may transfer possession of the Aircraft to the United States of America or any instrumentality or agency thereof as part of the Civil Reserve Air Fleet program (“CRAF Program”). Sublessee will promptly notify Sublessor in writing in the event of the use of the Aircraft under a CRAF Program activation by the U.S. Government. All of Sublessee’s obligations under the Sublease will continue to the same extent as if such activation had not occurred, including, the prohibition on subleasing. Any provisions of the Sublease to the contrary notwithstanding, if there is use of the Aircraft pursuant to the CRAF Program and/or CRAF Program activation, Sublessor agrees that the insurance the Sublessee is required to maintain pursuant to terms thereof may be supplemented or replaced by insurances provided under Title XIII of the Federal Aviation Act of 1958, and/or U.S. Government indemnification (which Title XIII insurances and indemnification will be, as to the Aircraft, in an amount not less than the Agreed Value amount for the

Aircraft and, as to all other insurances, in amounts not less than those required by the terms of the Sublease); provided, however, that Sublessee will remain responsible for full compliance with all the provisions of the Sublease, to the extent Title XIII and/or the U.S. Government indemnification do not satisfy Sublessee’s obligations under the Sublease, including as to scope of coverage or additional insureds covered.

(a) If there is use of the Aircraft pursuant to the CRAF Program and/or CRAF Program activation, there will be no limitation on the geographic area in which the Aircraft may be operated so long as, taken as a whole, Sublessee’s insurance, the Title XII insurance and/or the indemnification provided by the U.S. Government shall fully cover (without any geographic exclusions) the insurance requirements set forth herein.

(b) If an Event of Default occurs and Sublessor elects to pursue its remedies in accordance with the provisions of the Sublease, Sublessor will so notify the U.S. Government by sending a written communication with a copy to Sublessee as follows:

Headquarters Air Mobility Command

AMC Contracting Office – XOKA

Scott Air Force Base, Illinois 62225-5007

Sublessee hereby authorizes Sublessor to contact and deal directly with CRAF Program representatives, including the Air Mobility Command, during the occurrence and continuance of an Event of Default, in connection with the exercise of any and all remedies provided under the Sublease, including to arrange for repossession of the Aircraft directly from the Air Mobility Command, payments under the CRAF Program to be made directly to Sublessor and the termination of the Aircraft’s participation in the CRAF Program.

(c) So long as no Event of Default has occurred and is continuing all payments received by Sublessor or Sublessee from any Governmental Entity in connection with the use of the Aircraft under the CRAF Program will be paid over to or retained by Sublessee. If an Event of Default has occurred and is continuing, Sublessor may direct the Governmental Entity to make all payments to Sublessor (or its designee) and all payments received by Sublessor (or its designee) or Sublessee from such Governmental Entity in connection with the use of the Aircraft under the CRAF Program may be used by Sublessor and applied to the payment obligations as and when due and payable under the Sublease in such order and in such amount as Sublessor may elect in its sole discretion.

6.1.3 Sublessee may transfer possession of any Engine or any Part to any person or entity as permitted in Section 6.2.

6.2 Possession of Engines and Parts.

6.2.1 Replacement: Sublessee must replace, within [***]days thereof, or if Sublessee is unable to find a suitable engine that would satisfy the requirements of a Replacement Engine within such time period, and Sublessee has provided evidence reasonably satisfactory to Sublessor that Sublessee is diligently trying to find such an engine, within an additional [***] days, any Engine that has suffered an Engine Total Loss, in accordance with Section 6.2.2, and any Part that is permanently removed from the Aircraft must be replaced in accordance with Section 6.2.2. Any Engine or Part may be installed on another aircraft Sublessee owns or leases in accordance with Section 6.2.3. Sublessee may temporarily install an engine or part in accordance with Section 6.2.4. Sublessee shall obtain from any person to whom possession of an Engine is given, and from the lessor of any airframe on which an Engine is installed and from any holder of a Lien in any airframe on which an Engine is installed, an agreement in writing (which agreement, in the case of a lease or Lien, may be contained in the applicable lease or Lien agreement covering such airframe) that such Person will respect the interests of Head Lessor as owner and Sublessor as lessor, respectively, and of the Financing Parties, in such Engine and will not acquire or claim any rights, title or interest in such Engine as a result of such Engine being installed on such other airframe at any time while such Engine is subject to the Sublease. In the event Sublessee shall have received from a lessor of or a secured party holding a Lien in any airframe leased to Sublessee or owned by Sublessee a written agreement pursuant to the foregoing sentence and the lease or Lien covering such airframe also covers an engine or engines owned by the lessor under such lease or subject to such Lien in favor of the secured party under such Lien, Sublessor hereby agrees for the benefit of such lessor or secured party that Sublessor will respect the interest of such lessor or secured party and will not acquire or claim as against such lessor or secured party, any rights, title or interest in any such engine as a result of such engine being installed on the Airframe at any time while such engine is subject to such lease or Lien and owned by such lessor or subject to a Lien in favor of such secured party. Sublessor further agrees that in respect of the interest of and for the benefit of a spare engine owner, lessor or secured party pursuant to a Lien whose engine has been installed on the Airframe in accordance with Section 6.2.4 hereof, it will not acquire or claim as against such owner, lessor or secured party any rights, title or interest in any such spare engine as a result of such spare engine being installed on the Airframe. Sublessee will ensure that any Engine or Part not installed on the Aircraft (or an aircraft permitted by Section 6.2.3) is properly and safely stored and insured and kept free of Liens.

6.2.2 Permanent Replacement: Sublessee may, with prior written notice to Sublessor of at least [***]days, and subject to the satisfaction of the terms and conditions of this Section permanently replace an Engine that has not suffered a Total Loss or a Part. Where Sublessee permanently replaces an Engine or a Part:

(a) in the case of an Engine, it must be a Replacement Engine;

(b) in the case of a Part, the replacement part must be an Manufacturer approved Part (except as set forth in Section 6.3), be in good operating condition, must not have been involved in any accident or incident, must not have been installed on an aircraft registered on a military aircraft register, must have as much useful life available until the next expected maintenance procedure, must be of the same or a more advanced Manufacturer configuration status, make and model as the Part it is replacing and it must otherwise be of an equivalent value and utility as the Part it is replacing;

(c) the Replacement Engine or replacement part must have become and remain, until replaced in accordance with this Section 6.2, the property of Head Lessor free from Liens (other than Permitted Liens), and subjected to the lien of any applicable Financing Documents and the rights of any Financing Parties;

(d) Sublessee must have full details of the source and maintenance records of the Replacement Engine or replacement part. In the case of replacement serialized parts, documentation shall be back to birth and in the case of serialized rotable parts, shall include a complete service history; and

(e) Sublessee shall comply with the requirements of Section 6.2.6, and at Sublessor’s expense, any requirements under the Financing Documents in connection with any such replacement including to provide such legal opinions and other documents as may be required under such Financing Documents.

6.2.3 Other Aircraft. An Engine or Part may be installed on an aircraft which Sublessee owns or leases, which is insured to Sublessor’s satisfaction, if:

(a) no Event of Default has occurred and is continuing;

(b) Sublessee has operational control over the aircraft;

(c) Head Lessor keeps the ownership of the Engine or Part concerned (and any interest of any Financing Parties in such Engine or Part remains unaffected) until replaced in accordance with Section 6.2.2;

(d) the Engine or Part does not become subject to a Lien (except a Permitted Lien) and the applicable airframe is not subject to any Lien except a Permitted Lien or a lease or Lien described in Section 6.2.1 above, and in case of an Engine, the Sublessor has received the recognition of rights agreement provided for in Section 6.2.1; and

(e) the Engine or Part is replaced in accordance with Section 6.2.2 and is removed from the aircraft as soon as practicable under Sublessee’s engine rotation program but not later than the Expiration Date;

6.2.4 Temporary Replacement: Sublessee may install any engine or part on the Aircraft as a temporary replacement if:

(a) no Event of Default has occurred and is continuing;

(b) in the case of a temporary engine, such engine is of the same manufacturer and is otherwise suitable for installation and use on the Airframe without impairing the utility of the Airframe and is compatible with the remaining installed Engine(s);

(c) in the case of a temporary part, such part must be Manufacturer approved (except as set forth in Section 6.3), be in good operating condition, be of the same (or better) utility, must not have been involved in an incident or accident, must not have been installed on an aircraft registered on a military aircraft register and be of the same or a more advanced Manufacturer configuration status, make and model as the Part that it is replacing on a temporary basis;

(d) either (x) there is not available an engine or part complying with the requirements of the Sublease for a Replacement Engine or Part; or (y)it would result in an unreasonable disruption of the operation of the Aircraft or the business of Sublessee to have the Aircraft grounded until such time as an engine or part complying with the requirements of the Sublease for a Replacement Engine or Part becomes available for installation;

(e) as soon as practicable (under Sublessee’s engine rotation program in the case of an engine) after an engine or part is installed on the Aircraft, but before the earlier of [***] days after such temporary replacement or the Expiration Date, Sublessee removes that engine or part and replaces it with the original Engine or Part (or by an engine or part which is allowed by Section 6.2.2); and

(f) the Insurance for the Aircraft is not adversely affected.

6.2.5 Pooling/Interchange: Sublessee shall not subject any Engine to any pooling, interchange, lease or similar arrangement unless Sublessee obtains Sublessor’s prior written consent thereto, which consent shall not be unreasonably withheld.

6.2.6 Title to Removed Engines or Parts. Any Engine or Part at any time removed from the Aircraft will remain the property of Head Lessor (and subject to the interest of any Financing Party) unless and until a replacement has been effected in accordance with Section 6.2.1, and title to that Replacement Engine or Part has been transferred to Head Lessor subject to the Head Lease and Sublease (and any Financing Documents), free from all Liens (other than a Permitted Lien and the lien of any Financing Party), whereupon title to the replaced Engine or Part will, provided no Event of Default has occurred and is continuing, be transferred to Sublessee, in accordance with Section 6.2.1.

6.3 Pooling of Parts. Any Part removed from the Aircraft as provided in Section 7 may be subjected by Sublessee to normal interchange or pooling agreements or arrangements customary in the airline industry and entered into by Sublessee with other licensed air carriers or aviation parts suppliers in the ordinary course of its business, except that the part permanently replacing such removed Part will be incorporated or installed in or attached to the Aircraft in accordance with Section 7 promptly upon the removal of such removed Part. In addition, any replacement part, when incorporated or installed in or attached to the Aircraft in accordance with

Section 7, may be owned by another such air carrier or aviation parts supplier subject to such pooling arrangement, except that the Part so removed remains the property of Head Lessor and subject to this Agreement and that Sublessee, at its expense, promptly thereafter either (a) causes title to such replacement part to vest in Head Lessor free and clear of Liens other than Permitted Liens, in accordance with Section 7; or (b) replaces such replacement part by incorporating, installing, or attaching to the Aircraft a further replacement part owned by Sublessee free and clear of all Liens other than Permitted Liens, and causes title to such further replacement part to vest in Head Lessor and causes such replacement part to become subject to this Agreement.

6.4 [Reserved]

6.5 Commercial Operations. Sublessee will not use or permit the Aircraft to be operated except: (a) in commercial operation for which Sublessee is duly authorized by the Laws of the Governmental Entity having jurisdiction(s) to whose Laws the operation of the Aircraft is subject; and (b) flights that are ancillary to the commercial flights referenced in Section 6.5, including ferry and maintenance flights and such flights required for the aircrew to maintain their currency.

6.6 Lawful and Safe Operations. Sublessee will operate the Aircraft for commercial purposes from the Delivery Date until the Return from a base within the Habitual Base, provided always that Sublessee must not use or operate the Aircraft or suffer or permit the Aircraft to be used or operated:

6.6.1 in violation of any applicable Regulations or in a manner causing Sublessor, Head Lessor, Owner Participant, any Financing Party or [***] to be in violation of any applicable Regulations; provided that an Event of Default shall not be deemed to occur under this sentence for any isolated extraordinary emergency event beyond Sublessee’s control that Sublessee is diligently trying to rectify, which does not involve any risk of criminal liability or any material risk of sale, forfeiture or loss of the Aircraft, and Sublessee causes the Aircraft to be removed from the sphere of influence of such event and for Sublessee to be in compliance with this Section as soon as practicable;

6.6.2 for any purpose for which the Aircraft was not designed or which is illegal;

6.6.3 to carry potentially dangerous cargo on the Aircraft unless handled and carried per ICAO’s Technical Instructions for the Safe Transportation of Dangerous Good by Air to the extent applicable to an operator located in the same jurisdiction as Sublessee;

6.6.4 in any circumstances or place where the Aircraft is not covered by insurance required by Section 11; provided that the failure of Sublessee to comply with this sentence shall not constitute an Event of Default unless such failure shall continue for in excess of [***] days where such failure is attributable to a hijacking, medical or weather emergency, equipment malfunction navigational error or other isolated extraordinary event beyond Sublessee’s control so long as Sublessee is diligently proceeding to rectify such failure as soon as practicable during such [***] day period; or

6.6.5 for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of Sublessee’s cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Sublessee.

AS BETWEEN SUBLESSEE AND THE INDEMNITEES, SUBLESSEE ACKNOWLEDGES AND AGREES THAT SUBLESSEE IS SOLELY RESPONSIBLE FOR THE DETERMINATION AND IMPLEMENTATION OF ALL SECURITY MEASURES AND SYSTEMS NECESSARY OR APPROPRIATE FOR THE PROPER PROTECTION OF THE AIRCRAFT AND SUBLESSOR AND THE INDEMNITEES SHALL HAVE ABSOLUTELY NO RESPONSIBILITY THEREFOR.

6.7 Maintenance. Sublessee will maintain, overhaul and repair the Aircraft, so that:

6.7.1 the Aircraft is kept in as good operating condition and repair as the condition of the Aircraft at Delivery and after giving effect to any post-Delivery modifications, repairs or maintenance paid for or otherwise provided by or on behalf of Sublessor;

6.7.2 Sublessee has a current certificate of airworthiness (issued by the Aviation Authority in the appropriate public transport category) for the Aircraft;

6.7.3 the Aircraft complies with all applicable Laws and Regulations and the standards stipulated by FAR Part 121 and in a manner to maintain all warranty and service life policies and the requirements of all ADs and all service bulletins designated as “mandatory,” which are required to be carried out before the Return Date or within the AD Compliance Period;

6.7.4 all maintenance is carried out according to the Maintenance Program and shall be performed, and the Aircraft shall be maintained, overhauled and repaired, in at least the same manner and with at least the same care, including maintenance scheduling, modification status and technical condition, as is the case with respect to similar aircraft owned or otherwise operated by Sublessee. No change shall be made to the Maintenance Program without first giving reasonable written notice to Sublessor of such change; and

6.7.5 all repairs and Parts associated with such repairs must meet the applicable Manufacturer standard and specifications (approved or recommended by the Manufacturer, as the case may be); provided, however, that non-Manufacturer parts may be used in the repair of airframe furnishings, including cargo loading systems. Whether non-Manufacturer parts will be acceptable in connection with an Equipment Change will be determined pursuant to Section 6.6.2.

6.8 Net Lease. The Sublease is a net lease. Sublessee’s obligation to pay Basic Rent and to perform all of its other obligations under the Sublease is absolute and unconditional no matter what happens and no matter how fundamental or unforeseen the event, including any of the following:

(a) any right of set-off, counterclaim, recoupment, defense or other right which either party to the Sublease may have against the other (including any right of reimbursement) or which Sublessee may have against any Manufacturer, any manufacturer or seller of or any Person providing services with respect to the Aircraft, any Engine or any Part or any other Person, for any reason whatsoever;

(b) any unavailability of the Aircraft following the Delivery Date for any reason, including a requisition of the Aircraft or any prohibition or interruption of or interference with or other restriction against Sublessee’s use, operation or possession of the Aircraft (whether or not the same would, but for this provision, result in the termination of the Sublease by operation of Law);

(c) any lack or invalidity of title or any other defect in title, airworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Aircraft for any particular use or trade, or for registration or documentation under the Laws of any relevant jurisdiction, or any Total Loss in respect of or any damage to the Aircraft;

(d) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Head Lessor, Sublessor, Sublessee or any other Person;

(e) any invalidity or unenforceability or lack of due authorization of, or other defect in, the Head Lease or the Sublease;

(f) any Liens or Taxes; and/or

(g) any other cause or circumstance which but for this provision would or might otherwise have the effect of terminating or in any way affecting any obligation of Sublessee under the Sublease. Sublessee acknowledges and agrees that it has inspected and accepted the Aircraft, and that Sublessor is not a manufacturer of or dealer in aircraft and that Sublessor has all of the rights and benefits of a lessor under a lease to which Section 2A-407 of the Uniform Commercial Code of the State of New York applies as provided in such Section 2A-407.

Except as expressly set forth elsewhere in the Sublease, Sublessee hereby waives, to the extent permitted by applicable Law, any and all right which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, abate, cancel, quit, reduce, defer, suspend or surrender the Sublease or the Aircraft or any obligation imposed upon Sublessee under the Sublease (including payment of Basic Rent).

Each payment of Basic Rent made by Sublessee shall be final. Sublessee will not seek to recover all or any part of any payment of Basic Rent for any reason whatsoever except manifest error.

If for any reason whatsoever the Sublease shall be terminated in whole or in part by operation of Law, except as specifically provided in the Sublease, Sublessor waives all rights (if any) to demand return and surrender of the Aircraft and Sublessee waives all rights (if any) to any termination or diminution in its Basic Rent obligations under the Sublease and nonetheless agrees to pay to Sublessor, an amount equal to each Basic Rent payment at the time such payments would have become due and payable in accordance with the terms of the Sublease had the Sublease not been terminated in whole or in part and so long as such payments are made and all other terms and conditions of the Sublease are complied with by Sublessee, Sublessor and Sublessee will deem the Sublease to remain in full force and effect and Sublessee shall continue in possession of the Aircraft and Sublessor and Sublessee will continue to have the same rights and obligations under the terms and conditions of the Sublease.

6.9 Risk of Loss or Damage. SUBLESSEE WILL BE RESPONSIBLE FOR ALL RISKS ASSOCIATED WITH (I) THE USE AND OPERATION OF THE AIRCRAFT AND (II) ANY LOSS OF OR DAMAGE TO THE AIRCRAFT FROM THE DELIVERY DATE UNTIL POSSESSION OF THE AIRCRAFT IS RETURNED TO SUBLESSOR ON RETURN AND SUBLESSOR EXECUTES AND DELIVERS THE ACKNOWLEDGEMENT CONTEMPLATED BY SECTION 16.4. If the Aircraft is requisitioned by any Governmental Entity during the Term, then, unless and until the Aircraft becomes a Total Loss: (a) the Term will continue, and Sublessee will continue to fulfill all its obligations under this Agreement; and (b) Subject to Section 19, Sublessee will, during the Term, be entitled to all requisition hire paid to Sublessor or to Sublessee on account of such requisition. The parties agree that Sublessor is not obligated under this Sublease to supply a substitute aircraft, engine or part if the Aircraft, the Airframe, any Engine or any Part suffers a Total Loss or is otherwise damaged, rendered unfit for use, grounded, hijacked, confiscated, seized, requisitioned, restrained or appropriated, including at any time during which the ATSA is in effect with respect to the Aircraft. The ATSA will control with respect to Sublessor’s ultimate responsibility (including through one of Sublessor’s Affiliates), if any, in connection with any such event.

6.10 Subordination. This Sublease is subject and subordinate to the Head Lease in all respects, and the rights of the Sublessee hereunder are subject and subordinated in all respects to the rights of the Head Lessor, the Owner Participant and the Financing Parties. Prior to Delivery, Sublessee agrees and confirms that its rights to possession of the Aircraft will terminate immediately upon the termination or cancellation of the Head Lease, and that it will redeliver the Aircraft to Head Lessor upon notification from Head Lessor that an Event of Default under the Head Lease has occurred and is continuing, and that Head Lessor has, as a result thereof, terminated or cancelled Sublessor’s right to possession of the Aircraft under the Head Lease. Head Lessor, Owner Participant and any Financing Party will be a third-party beneficiary of this Section 6.10.

6.11 Notwithstanding any of the provisions of this Article 6, nothing in this Sublease will act to shift from Sublessor to Sublessee, or vice versa, any of the financial obligations relating to maintenance obligations assumed by Sublessor and Sublessee, respectively, under the ATSA.

7. Maintenance and Modifications.

7.1 Maintenance of the Aircraft; ADs.

7.1.1 General. From and after the Delivery and until the Return Date, except as otherwise set forth in this Agreement (or, with respect to expense, the ATSA), Sublessee, will service, repair, maintain, overhaul, check or cause the same to be done to the Aircraft, by an Authorized Maintenance Provider in accordance with the Maintenance Program and in such operating condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times pursuant to the requirements of the applicable Aviation Authority. The cost and expense of any such work will be for Sublessee to the extent the responsibility for such expense is not allocated to Sublessor under the ATSA.

7.1.2 AD Compliance. From and after the Delivery and until the Return Date, Sublessee will ensure that the Aircraft complies with all applicable Regulations and the standards stipulated by FAR Part 121 and in a manner to maintain all warranty and service life policies, and Sublessee will also ensure that, at Sublessor’s cost, the Aircraft complies with the requirements of all ADs and all service bulletins designated by the state of design or State of registry as “mandatory,” which are required to be carried out from and after the Delivery and until the Return Date or within the AD Compliance Period. The cost and expense of any such compliance will be for Sublessee to the extent the responsibility for such expense is not allocated to Sublessor under the ATSA.

7.2 Maintenance of the Aircraft Documents.

7.2.1 From the Delivery until the Return Date, Sublessee, at its own expense, will maintain and update (or will cause to be maintained and updated), in the English language, all Aircraft Documents created from and after the Delivery Date as required by applicable Laws and by the Regulations of the applicable Aviation Authority. Sublessee will at all times cause the Aircraft Documents to be stored at a location disclosed to and reasonably acceptable to Sublessor and shall provide access to them to the Sublessor (such access to be provided online to the extent applicable). Sublessee acknowledges and agrees that the Aircraft Documents, including all additions, supplements and replacements thereto or thereof constitute part of the Aircraft, are leased to Sublessee hereunder and are the sole and exclusive property of the Head Lessor.

7.2.2 When incorporating ADs, service bulletins, modifications, repairs, or any other engineering changes to the Aircraft, Sublessee will revise (or cause to be revised) the customized documentation for the Aircraft in order to incorporate and reflect such ADs, service bulletins, modifications, or repairs, as applicable. These changes may be incorporated by methods such as external supplements, or other means acceptable to the applicable Aviation Authority for operational purposes.

7.3 Authorized Maintenance Provider. All maintenance on the Airframe, Engines and Parts will be performed by an Authorized Maintenance Provider.

7.4 Equipment Changes.

7.4.1 Sublessee will not make any modification or addition to the Aircraft (each an “Equipment Change”), except for an Equipment Change which:

(a) is expressly permitted or required by the Sublease; or

(b) (A) has the prior written approval of Sublessor (which shall not be unreasonably withheld) if it is a “major change” (as defined in the FAR) and (B) in all events does not diminish the condition, utility, airworthiness or value of the Aircraft.

7.4.2 So long as no Event of Default has occurred and is continuing, Sublessee may, subject to any applicable Regulations, remove or reverse any Equipment Change provided that the Equipment Change is not required pursuant to the terms of the Sublease or to maintain the insurance required by Section 11 and removal or reversal does not diminish the value, utility, airworthiness or condition of the Aircraft assuming that such Equipment Change was not made and that the Aircraft is maintained in accordance with the Sublease. Furthermore, Sublessor may require (at Sublessor’s expense) Sublessee to remove or reverse any Equipment Change prior to Return so that, on the Expiration Date the Aircraft is restored to the condition it was in prior to that Equipment Change. Any Equipment Change not so removed or reversed becomes the property of Head Lessor at the Expiration Date.

7.4.3 Title on an Equipment Change. Title to any equipment that is installed on the Airframe shall, except in the case of an engine or a temporary replacement of a Part in accordance with Section 6.2.4, vest in Head Lessor solely by virtue of its attachment to the Airframe or an Engine and it shall then be subject to the Head Lease, the Sublease and, if applicable, the Financing Documents, as if it were attached to the Aircraft at Delivery. In the case of any replacement of an Engine, and otherwise if so requested by Sublessor, Sublessee will provide a properly executed bill of sale or similar instrument to evidence the vesting of good and marketable title, free and clear of any Lien (except Permitted Liens), to any such Replacement Engine or other equipment in Sublessor and all documents required under the Financing Documents and will take such steps as Sublessor may request to record and perfect such interests. After Sublessor has determined that Sublessee has permanently replaced an Engine in accordance with Section 6.2.2 and this Section 7.4.3, Sublessor will, without recourse or warranty (except as to the absence of Sublessor’s Liens), transfer to Sublessee all of Sublessor’s rights to the engine that has been replaced, on an AS IS, WHERE IS basis, and will at Sublessee’s expense provide a bill of sale or similar instrument as Sublessee may reasonably request to evidence such transfer. The parties will execute, deliver and file as appropriate amendments and supplements to the Sublease and Financing Documents required to evidence any replacement of an Engine and, where the Cape Town Convention applies, cooperate with the prompt registration of the transfer of titles at the International Registry. Sublessee shall indemnify Head Lessor, Sublessor, Owner Participant and each other Tax Indemnitee for all fees, expenses and Taxes incurred by Head Lessor, Sublessor, Owner Participant or any other Tax Indemnitee in connection with any such transfer.

7.5 Summary of Flight Hours, Cycles; Technical Information.

7.5.1 Sublessee, at its own expense, will, within [***] Business Days after the end of each calendar month of the Term and on the Return, provide (or cause to be provided) to Sublessor written summaries (the “Written Summaries”) of the Flight Hours and Cycles accrued on the Airframe and Engines occurring during the previous calendar month, in the form reasonably required by Sublessor.

7.5.2 Sublessee will give Sublessor not less than [***] days’ prior written notice of the anticipated time and location of all partial or complete Major Checks or scheduled Engine shop visits.

7.5.3 provide Sublessor with such other information concerning the location, condition, use and operation of the Aircraft as Sublessor may from time to time reasonably request;

7.5.4 promptly notify Sublessor of the removal of any Engine from the Airframe for a period of more than one week or for the purpose of Engine Refurbishment;

7.5.5 All information furnished by Sublessee to Sublessor concerning monetary amounts (whether in the Written Summaries or otherwise) will be denominated in Dollars.

7.6 Access; Inspections.

7.6.1 Sublessee will permit Head Lessor’s, Sublessor’s, Owner Participant’s and the Financing Parties’ representatives access to the Aircraft at any reasonable time. Unless a Default has occurred and is continuing, any such Person will give Sublessee at least [***] days’ prior notice and will seek to ensure that it does not result in an unreasonable disruption to the scheduled operation of the Aircraft. Sublessee shall comply with the reasonable requests of Head Lessor’s, Sublessor’s, Owner Participant’s and the Financing Parties’ representative. Such inspection may include the opening of panels or bays so long as they can be opened without the removal of bolts.

7.6.2 As between the requesting party and the Sublessee, the cost of conducting a visit shall be borne by the requesting party, unless an Event of Default has occurred and is continuing, in which case such cost shall be borne by Sublessee.

7.6.3 No liability or obligation will be incurred by Head Lessor, Sublessor, Owner Participant, Financing Parties’ Representative or the Financing Parties, as the case may be, by reason of non-exercise by any of them of the rights referred to in this Section 7.6.3. Any inspection of the Aircraft or an Engine by Head Lessor, Sublessor, Owner Participant, Financing Parties’ Representative or the Financing Parties, as the case may be, shall be for such Person’s benefit only, and there shall be no inference or implication therefrom that Sublessee is complying with its obligations under the Sublease, and a failure by Sublessor, Owner Participant, Financing Parties’ Representative or the Financing Parties, as the case may be, to notify Sublessee of any non-compliance of its obligations that may be observed during any such inspection shall not constitute a waiver of any Default or Event of Default arising from such non-compliance.

7.6.4 Sublessor agrees to exercise its right to inspect the Aircraft no more frequently than once per year, excluding inspections related to any (i) Default; (ii) potential transfer under Section 12.2; (iii) damage to the Aircraft or (iv) maintenance work which is likely to be the subject of a claim for a Sublessor cost contribution.

7.6.5 Sublessee will reasonably assist any person designated by Sublessor to conduct any inspection pursuant to this Section 7.6. Sublessor or any person entitled to do so pursuant to this Section 7.6 will not incur any liability or obligation by reason of not making an inspection and no failure by Sublessor to make such inspection will lessen any obligation of Sublessee under this Agreement, including Sublessee’s obligations under this Section 7. In addition, Sublessee will permit one of Sublessor’s technical representatives to be present at any heavy maintenance being conducted on the Aircraft or Engines, subject to compliance with the applicable maintenance facility’s security requirements and provided such presence does not interfere with or delay the performance and completion of such maintenance.

7.6.6 Records. Sublessee will keep all Aircraft Documents in a manner that meets the requirements of applicable Laws (including FAR 91.417) and the Maintenance Program, and Sublessee shall provide access to them to Sublessor (such access can be online to the extent applicable). Sublessee acknowledges and agrees that the Aircraft Documents, including all additions, supplements and replacements thereto or thereof constitute part of the Aircraft, are leased to Sublessee hereunder and are the sole and exclusive property of the Head Lessor.

7.6.7 Sublessor Not Obligated. Except as otherwise expressly provided in this Agreement or in the ATSA, Sublessor will have no obligation whatsoever under this Sublease to service, repair, maintain, check, or cause the same to be done to the Aircraft, or to keep the Aircraft in an airworthy condition after the Delivery and until the Return Date.

8. Taxes.

8.1 General:

8.1.1 Except as provided in Section 8.3, Sublessee will on demand pay and indemnify each Tax Indemnitee against any and all Taxes levied or imposed against or upon or payable by such Tax Indemnitee or Sublessee and arising from, with respect to or in connection with the transactions pursuant to the Sublease, including all Taxes relating or attributable to Sublessee, the Sublease or the Aircraft, directly or indirectly, in connection with the importation, exportation, registration, ownership (but only to the extent relating to or attributable to or arising as a result of the possession, operation, use or maintenance of the Aircraft by Sublessee), leasing, sub-leasing, purchase, delivery, possession, use, operation, repair, maintenance, modification, overhaul, transportation, landing, storage, presence, sale or other transfer or redelivery of the Aircraft or any part thereof or any rent, receipts, insurance proceeds, income, indemnification payment or other amounts arising therefrom, or the making of any Equipment Change or the permanent replacement of any Engine, except to the extent that such Taxes are Sublessor Taxes, (collectively, “Sublessee Taxes”).

8.1.2 All Taxes indemnified pursuant to this Section 8.1 shall be paid by Sublessee directly to the appropriate taxing authority (to the extent permitted by applicable Law) at or before the time prescribed by applicable Law or if not so permitted, to the applicable Tax Indemnitee. After any payment by Sublessee of any Tax directly to a taxing authority, Sublessee shall furnish to Sublessor, on request, a copy of a receipt for

Sublessee’s payment of such Tax (certified by a responsible officer of Sublessee) or if such receipt is not available, such other evidence of payment of such Tax as is reasonably obtainable by Sublessee and reasonably acceptable to Sublessor, which evidence may be provided by certification of such payment by a responsible officer of Sublessee.

8.1.3 Any amount payable by Sublessee to a Tax Indemnitee pursuant to this Section 8 shall be paid within [***] days after receipt of a written demand therefore from the relevant Tax Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that if an amount of any indemnified Tax is being contested in accordance with Section 8.4 and Sublessee shall have duly performed (and shall continue to perform) all its obligations under Section 8.4 with respect to such contest, then payment of the indemnity with respect to such Tax under this Section 8.1 shall, at Sublessee’s election, be deferred until the date the contest has been completed.

8.2 Sales and Use Taxes:

8.2.1 Without limiting Section 8.1 above, Sublessee shall pay to Sublessor (or, if permitted by applicable Law and if requested by Sublessor, Sublessee shall pay to the relevant tax authority for the account of Sublessor):

(a) all sales, use, rental, value added, turnover, goods and services and similar taxes except to the extent that such Taxes are Sublessor Taxes (“Sales Taxes”) required to be paid to the applicable tax authority of the relevant jurisdiction in which the Delivery Location and/or the Habitual Base is located and/or the state of incorporation of the Head Lessor, with respect to the lease of the Aircraft to Sublessee pursuant to the Sublease unless Sublessee delivers to Sublessor on or prior to the Delivery Date such exemption certificate or other document as may be required by applicable Law to evidence Sublessor’s entitlement to exemption from all Sales Taxes imposed by each such jurisdiction with respect to the lease of the Aircraft pursuant to the Sublease; and

(b) all Sales Taxes required to be paid to the tax authority of any jurisdiction in which the Aircraft may be used, operated or otherwise located from time to time except to the extent Sublessee is exempt from Sales Taxes and delivers to Sublessor such exemption certificates or other documents as may be required by applicable Law to evidence Sublessee’s entitlement to exemption from all Sales Taxes imposed by such jurisdiction with respect to the lease of the Aircraft pursuant to the Sublease.

(c) Sublessee will cooperate with Sublessor in connection with the preparation and filing of any exemption application or similar document that is reasonably necessary or desirable under applicable Law to avoid the imposition of any Sales Taxes with respect to the transactions contemplated by the Sublease;

(d) The specific obligations with respect to sales and use taxes set forth in this Section 8.2 are in addition to, and are not in substitution for, Sublessee’s obligation to indemnify for sales and use taxes pursuant to Section 8.

8.3 Sublessor Taxes. Sublessee is not required to indemnify Sublessor or Owner Participant under Section 8.1 or 8.2 to the extent that the Tax arises because of:

8.3.1 the fraud, bad faith, willful misconduct or gross negligence of any Tax Indemnitee;

8.3.2 a Sublessor’s Lien;

8.3.3 a Tax liability imposed on or payable by any Tax Indemnitee has which would have arisen even if the Sublease had not been entered into;

8.3.4 a Tax liability charged on any Tax Indemnitee’s net income, profits or gains by any Governmental Entity in the United States or any jurisdiction where any Tax Indemnitee is resident for Tax purposes; but excluding any Tax that is a Sales Tax or that is imposed by any government or taxing authority of any jurisdiction if and to the extent that such Tax results from (x) the use, operation, presence, registration or location of the Aircraft, the Airframe, any Engine or any Part in the jurisdiction imposing the Tax, or (y) the situs of organization, any place of business or any activity of Sublessee or any other Person not related to such Tax Indemnitee having use, possession or custody of the Aircraft, the Airframe, any Engine or any Part in the jurisdiction imposing the Tax;

8.3.5 a Tax liability charged with respect to the period, or an event occurring, (x) prior to the Delivery Date (except where the Aircraft has been purchased from Sublessee (or an Affiliate of Sublessee) and is to be leased back to Sublessee under the Sublease) or (y) after the Expiration Date unless such Tax is attributable to any act, omission, event or circumstance which occurred during the Term and would not have constituted a Sublessor Tax had it arisen during the Term;

8.3.6 a Tax liability imposed as a result of any connection between any Tax Indemnitee and the jurisdiction imposing the Tax that is unrelated to the transactions contemplated by the Sublease or the use or operation of the Aircraft by Sublessee or any other Person not related to such Tax Indemnitee, or the location or registration of the Aircraft by Sublessee or any other Person not related to such Tax Indemnitee and for which the jurisdictional connection necessary for the imposition of the Tax would have existed even if the transactions contemplated by the Sublease had not been entered into;

8.3.7 a Tax liability imposed in connection with the voluntary sale, transfer, assignment (whether legal or equitable) or other disposition (including an involuntary disposition pursuant to a bankruptcy or similar proceeding involving such Tax Indemnitee) by any Tax Indemnitee or any or all of its rights, title and interest in or with respect to the Aircraft, the Airframe, any Engine or any Part, the Sublease or any other Operative Document, except in connection with or resulting from an Event of Default or Total Loss;

8.3.8 a Tax liability imposed on such Tax Indemnitee due to the failure of any Tax Indemnitee to file any relevant tax return or tax computation that such Tax Indemnitee was obliged to file by the applicable Law in its jurisdiction of incorporation unless relating to a Tax otherwise indemnified pursuant to this Section 8.3 and imposed as a result of Sublessee’s breach of Section 8.4.4;

8.3.9 a change by any Tax Indemnitee of its principal place of business, participating office, jurisdiction of organization or tax residence;

8.3.10 a Tax liability imposed on or payable by any Tax Indemnitee that would not have been imposed or payable but for the existence of any loan or financing provided by the Financing Parties and any security documents entered into in connection therewith except Taxes imposed as a result of (A) the fraud, bad faith, gross negligence or willful misconduct of Sublessee or any other user of the Aircraft, or (B) a breach by Sublessee of any of its representations, warranties or covenants under the Sublease; or

8.3.11 is a Tax for which Sublessor or any other Tax Indemnitee has expressly agreed to be responsible under any other Operative Document.

(collectively “Sublessor Taxes”).

8.4 Tax Contest.

8.4.1 If any Tax Indemnitee receives a written claim for any Tax for which Sublessee would be required to pay an indemnity pursuant to Section 8.1 or 8.2, such Tax Indemnitee shall notify Sublessee promptly of such claim, provided that any failure to provide such notice will not relieve Sublessee of any indemnification obligation pursuant to Section 8.1 or 8.2. If requested by Sublessee in writing within [***] days after receipt of such notice, the Tax Indemnitee shall, upon receipt of indemnity satisfactory to it and an opinion of independent tax counsel selected by the Tax Indemnitee and reasonably satisfactory to Sublessee, that a reasonable basis exists for such contest, and at the expense of Sublessee (including all costs, expenses, legal including tax counsel referred to above and accountants’ fees and disbursements, and penalties, interest and additions to tax incurred in contesting such claim) in good faith contest or (if permitted by applicable Law and the contest does not relate to income Taxes) permit Sublessee to contest such claim by (i) resisting payment thereof if practicable and appropriate, (ii) not paying the same except under protest if protest is necessary and proper, or (iii) if payment is made, using reasonable efforts to obtain a refund of such Taxes in appropriate administrative and judicial proceedings. A Tax Indemnitee shall determine the method of any contest conducted by it and (in good faith consultation with Sublessee) control the conduct thereof. Sublessee shall determine the method of any contest conducted by Sublessee and (in good faith consultation with a Tax Indemnitee) control the conduct thereof. Sublessee shall pay in full all payments of Basic Rent and other amounts payable pursuant to the Sublease, without reduction for or on account of any Tax, while such contest is continuing. A Tax Indemnitee shall not be required to contest, or to continue to contest, a claim for Taxes under this Section 8.4 if (w) in the case of a contest related to income Taxes, the amount of Taxes at issue is less than $[***], or (x) such contest would (or could reasonably be expected to) result in a risk of criminal penalties or a material risk of a sale, forfeiture or loss of, or the imposition of a Lien (other than a Permitted Lien) on, the Aircraft, or (y) Sublessee shall not have furnished, at Sublessee’s expense, the opinion of independent tax counsel referred to above, or (z) a Default or an Event of Default shall be continuing. If a Tax Indemnitee contests any claim for Taxes by making a payment and seeking a refund thereof, then Sublessee shall advance to such Tax Indemnitee, on an interest-free basis, an amount equal to the Taxes to be paid by the Tax Indemnitee in connection with the contest and shall indemnify the Tax Indemnitee on an after-Tax basis for any material adverse tax consequences to the Tax Indemnitee of such interest-free advance. Upon the final determination of any contest pursuant to this Section 8.4 in respect of any Taxes for which Sublessee shall have made an advance to a Tax Indemnitee in accordance with the immediately preceding sentence, the amount of Sublessee’s obligation shall be determined as if such advance had not been made; and any indemnity obligation of Sublessee to the Tax Indemnitee under this Section 8.4 and the Tax Indemnitee’s obligation to repay the advance will be satisfied first by setoff against each other, and any difference owing by either party shall be paid within [***] days after such final determination.

8.4.2 Each Tax Indemnitee agrees that it shall, as soon as reasonably practicable after it becomes aware of any circumstances which shall, or could reasonably be expected to, become the subject of a claim for indemnification by such Tax Indemnitee pursuant to Section 8.1 or 8.2 or require Sublessee to indemnify or pay an amount under Section 8.9 or make an increased payment pursuant to Section 5.6, notify Sublessee in writing accordingly, provided that a failure to so notify will not diminish, or relieve Sublessee of, any obligations hereunder or diminish the rights of the Tax Indemnitee. Similarly, Sublessee shall, as soon as reasonably practicable after it becomes aware of any circumstances which shall, or would reasonably be expected to, result in a claim for indemnification under Sections 8.1 or 8.2 or require Sublessee to indemnify or pay an amount under or Section 8.9 or make an increased payment pursuant to Section 8.8, notify Sublessor in writing accordingly. Provided no Event of Default is then continuing, Sublessor and Sublessee shall then consult with one another in good faith, for a period of up to [***] days in order to determine what action (if any) may reasonably be taken to mitigate or avoid the incidence of the relevant Taxes (and Sublessee shall pay Sublessor’s reasonable and documented out of pocket expenses (including legal fees) in relation to any such consultations). Sublessor shall then take such steps as it agreed during such consultation to take for that purpose, provided always that (A) it is fully indemnified by Sublessee to Sublessor’s satisfaction (acting reasonably) for so doing, (B) it shall not be required to take, or omit to take, any action, if the effect of such action or omission would reasonably be expected to adversely affect Sublessor or would be contrary to applicable Law, (C) Sublessor shall not be responsible for or obliged to achieve any particular result from the taking of such steps and (D) nothing in this Section 8.4.2 shall require Sublessor to disclose or interfere with its tax affairs.

8.4.3 If any Tax Indemnitee obtains a refund or reimbursement of all or any part of any Taxes for which a full indemnity was paid by Sublessee, the Tax Indemnitee shall pay Sublessee the amount of such refund or reimbursement, reduced by any Taxes imposed on it on receipt or accrual of such refund or reimbursement and increased by any Taxes saved by it by reason of the deductibility of such payment by such Tax Indemnitee. If, in addition to such refund or reimbursement, a Tax Indemnitee receives an amount of interest on such refund or reimbursement, the Tax Indemnitee shall pay to Sublessee the portion of such interest which is fairly attributable to such refund, reduced by any Taxes imposed on the Tax Indemnitee on receipt or accrual of such interest and increased by any Taxes saved by reason of the deductibility of such payment by the Tax Indemnitee. A Tax Indemnitee shall not be required to make any payment to Sublessee pursuant to this Section 8.4 if, and for so long as, a Default or an Event of Default shall have occurred and be continuing. So long as a Default or an Event of Default shall not have occurred and be continuing, Sublessee shall be entitled set off any such amount owed by Sublessor to Sublessee against any amounts then owed by Sublessee to Sublessor. A Tax Indemnitee shall, following the cure by Sublessee or waiver by Sublessor in writing of any Default or Event of Default that was continuing when the Sublessor was otherwise obligated to make a payment to Sublessee pursuant to this Section 8.4, such payment shall be made to Sublessee or Sublessee shall be entitled to set off any such amount owed to it by Sublessor.

8.4.4 Any Tax Indemnitee in its sole discretion (by written notice to Sublessee) may waive its rights to indemnification pursuant to Section 8.1 or 8.2 with respect to any claim for any Tax and may refrain from contesting or continuing the contest of such claim, in which event Sublessee shall have no obligation to indemnify such Tax Indemnitee for the Taxes that are the subject of such claim. If any Tax Indemnitee agrees to a settlement of any contest conducted pursuant to this Section 8.4 without the prior written consent of Sublessee, which consent shall not be unreasonably withheld, then such Tax Indemnitee shall be deemed to have waived its rights to the indemnification provided for in Section 8.1 or 8.2 with respect to the Tax liability accepted in such settlement.

8.4.5 Information:

(a) If Sublessee is required by any applicable Law, or by any third party, to deliver any report or return in connection with any Taxes for which Sublessee would be obligated to indemnify a Tax Indemnitee under the Lease, Sublessee will complete the same and, on request, supply a copy of the report or return to Sublessor.

(b) If any report, return or statement is required to be made by a Tax Indemnitee with respect to any Tax for which there is an indemnity obligation of Sublessee under the Lease, and Sublessee knows of, or reasonably should have known of, such return, report or statement, Sublessee will promptly notify Sublessor of the requirement and:

(i) if permitted by applicable Law, make and timely file such report, return or statement (except for any report, return or statement that Sublessor has notified Sublessee that a Tax Indemnitee intends to prepare and file), prepare such return in such manner as will show Sublessor as sublessor of the Aircraft and the beneficial ownership of the Aircraft in Owner Participant if required or appropriate, and provide Sublessor upon request a copy of each such report, return or statement filed by Sublessee, or

(ii) if Sublessee is not permitted by applicable Law to file any such report, return or statement, Sublessee will prepare and deliver to Sublessor a proposed form of such report, return or statement within a reasonable time prior to the time such report, return or statement is to be filed.

8.4.6 Sublessee will provide such information and documents as Sublessor may reasonably request to enable any Tax Indemnitee to comply with its tax filing, audit and litigation obligations. A Tax Indemnitee will provide such information or documents, at Sublessee’s expense, that Sublessee does not otherwise have or that Sublessee may reasonably request and which are necessary to enable Sublessee to comply with its obligations under the Sublease (including Sections 8.1, 8.2 and 8.8 of this Sublease).

8.5 Sublessee’s Indemnities Payable on After-Tax Basis; Payments in Respect of Tax Benefits. Sublessee agrees that, with respect to any payment or indemnity to Sublessor under this Section 8, Sublessee’s indemnity obligations will include an amount necessary to hold Sublessor harmless from all Sublessee Taxes required to be paid by Sublessor with respect to the receipt or accrual of such payment or indemnity (including any payment by Sublessor of any Sublessee Taxes in respect to any indemnity payments received or receivable under this Section 8). If: (a) any Taxes are required to be deducted or withheld by Sublessee from any amounts due to Sublessor under this Agreement and (b) Sublessee is required to indemnify Sublessor against such Taxes pursuant to this Section 8, then Sublessee will, at the time of paying the amounts due to Sublessor, pay to Sublessor such additional amounts as may be necessary in order that the net amount of such payment, after deduction or withholding for such Taxes, will be equal to the amount Sublessor would have received if such Taxes had not been deducted or withheld.

8.6 Payment of Tax. Any amount payable by Sublessee pursuant to Section 8 will be paid to Sublessor or, if so directed by Sublessor, directly to the relevant taxing authority, within [***] days after receipt by Sublessee of a written demand for same from Sublessor accompanied by a written statement describing in reasonable detail the Taxes that are the subject of and basis for such payment or indemnity, as applicable, and the computation of the amount so payable.

8.7 Tax Exemptions, Rebates, and Credits. Sublessor and Sublessee agree to provide any assistance reasonably requested by the other Party in obtaining tax exemptions, rebates, or credits for any Taxes.

8.8 Withholding and Tax Credit

8.8.1 Withholding. Sublessee shall not deduct any amount from any of its payments under the Sublease, for or on account of any Taxes, unless it is required by Law to do so, in which case Sublessee shall notify Sublessor and shall:

(a) deduct the minimum amount necessary to comply with the Law;

(b) without duplication of clause (iii) below, pay Sublessor an extra amount so that Sublessor receives a net amount on the relevant payment date that is equal to the amount that it would have received if the deduction had not been made. The amount of any such payment to Sublessor shall be made so that Sublessor shall be in no worse position than it would have been if the deduction had not applied in the first place;

(c) pay the Tax to the relevant taxing authority according to the relevant Law; and

(d) where available, provide a receipt from the relevant taxing authority (or if such receipt is not available, such other evidence of withholding and payment of the Tax reasonably acceptable to Sublessor).

8.8.2 Tax Credit. If Sublessor or any Indemnitee, in good faith, determines that it has realized a tax benefit (by way of deduction, credit or otherwise) as a result of any payment for which Sublessee is liable under Section 8.8.1, Sublessor or such Indemnitee shall pay to Sublessee as soon as practicable after the tax benefit has been realized (but not before Sublessee has made all payments and indemnities to Sublessor required under this Section 8.8.2) an amount which will ensure that (after taking account of the payment itself) Sublessor or such Indemnitee is in no better and no worse position than it would have been if the deduction had not applied. Nothing in this Section 8.8.2 shall:

(a) interfere with the right of Sublessor or any Indemnitee to arrange its tax affairs in whatever manner it thinks fit in accordance with applicable Law; or

(b) oblige Sublessor or any Tax Indemnitee to disclose any information relating to its Tax affairs or any Tax computations, except to a nationally recognized public accounting firm, mutually agreed between Sublessor and Sublessee, solely to the extent necessary to demonstrate the calculation of such Tax credit.

8.9 Value Added Tax.

8.9.1 For the purposes of this Section 8.9:

(a) “VAT” means value added tax and any goods and services, sales, use, or turnover tax, imposition or levy of a like nature; and

(b) “supply” includes anything on or in respect of which VAT is chargeable.

8.9.2 Sublessee will pay to Sublessor or the relevant taxing authority (without duplication) and indemnify Sublessor against the amount of any VAT chargeable in respect of any supply for VAT purposes under the Sublease. Sublessee shall provide evidence to Sublessor, if available, in respect of any payment it makes of such VAT, and where evidence of payment from the relevant taxing authority is not available, such evidence may be provided by certification of such payment by a responsible officer of Sublessee. The amount of any such payment to Sublessor shall be made so that Sublessor shall be in no worse position than it would have been if the payment had not made in the first place;

8.9.3 Each amount stated as payable by Sublessee under the Sublease is exclusive of VAT (if any).

9. Liens.

9.1 Permitted Liens. During the Term, Sublessee will not create or suffer to exist any Lien upon or against the Aircraft or any of its rights under this Agreement, other than the following (“Permitted Liens”):

9.1.1 any lien for Taxes not assessed or, if assessed, not yet due and payable, or being diligently contested in good faith by appropriate proceedings;

9.1.2 any lien of a repairer, mechanic, hangar-keeper, airport, air navigation authority or other similar lien arising in the ordinary course of business by operation of Law in respect of obligations which are not overdue or are being diligently contested in good faith by appropriate proceedings;

9.1.3 liens or other Liens (other than liens for Taxes) arising out of any judgment or award (i) for [***] days after the entry of such judgment or award, or (ii) during an appeal or review regarding such judgment or award with respect to which there shall have been secured a stay of execution pending such appeal or review;

9.1.4 any Lien arising from the Sublease or “Operative Documents” as defined under the Head Lease;

9.1.5 any Sublessor’s Lien; and

9.1.6 the rights of others under any parts pooling arrangements or other arrangements to the extent expressly permitted under Section 6.2;

but only if (in the case of (a), (b) and (c)) (i) adequate reserves have been provided for by Sublessee for the payment of such Taxes, obligations or judgment; and (ii) such proceedings, or the continued existence of the lien, do not give rise to any material risk of the sale, detention, forfeiture or other loss of the Aircraft or any interest therein or of criminal liability or material civil liability on the part of Head Lessor, Sublessor or Owner Participant.

9.2 Other Liens. All Liens excepted above under Section 9.1.1, 9.1.2 and 9.1.3 will be cleared by Sublessee promptly in the ordinary course of business and not later than the Return. If at any time during the Term a Lien (other than a Permitted Lien) will be created or suffered to exist by Sublessee, or be levied upon or asserted against the Aircraft, or if any person or entity should assert any Lien (other than a Permitted Lien) on any right of Sublessee under this Agreement, Sublessee will notify Sublessor, and Sublessee will cause such Lien forthwith to be discharged by bond or otherwise unless Sublessor will have otherwise consented in writing. If Sublessee fails to discharge any Lien (other than Permitted Liens), Sublessor may do so, and Sublessee will pay to Sublessor on demand the amount paid by Sublessor in connection with such discharge, together with Sublessor’s losses, costs, and expenses, including reasonable legal fees and expenses. The obligations set forth in this Section 9 will survive the Expiration or Termination of this Agreement.

10. Indemnification.

10.1 GENERAL INDEMNITY. EXCEPT AS PROVIDED IN SECTION 10.2 BELOW, SUBLESSEE AGREES TO ASSUME LIABILITY AND PAY FOR AND TO INDEMNIFY EACH OF THE INDEMNITEES AGAINST AND AGREES TO PAY ON DEMAND ANY AND ALL LOSSES WHICH AN INDEMNITEE MAY SUFFER OR INCUR AT ANY TIME, WHETHER DIRECTLY OR INDIRECTLY, ARISING OUT OF, RELATED TO OR IN ANY WAY CONNECTED WITH:

10.1.1 THE OWNERSHIP, MAINTENANCE, REPAIR, POSSESSION, SALE OR OTHER TRANSFER OF OWNERSHIP OR POSSESSION, IMPORT, EXPORT, REGISTRATION, STORAGE, MODIFICATION, LEASING (INCLUDING SUB-LEASING OR WET LEASING), INSURANCE, INSPECTION, TESTING, DESIGN, USE, OPERATION, CONDITION, SECURITY INTERESTS (OTHER THAN SUBLESSOR’S LIENS) OR OTHER MATTERS RELATING TO THE AIRCRAFT, ANY ENGINE OR PART OR THE SUBLEASE (REGARDLESS OF WHETHER IN THE AIR OR ON THE GROUND, AND REGARDLESS OF WHETHER SUCH LOSSES ARE BASED ON STRICT LIABILITY IN TORT, ANY ACT OR OMISSION, INCLUDING THE NEGLIGENCE, OF ANY INDEMNITEE, OR OTHERWISE); OR

10.1.2 ANY BREACH BY SUBLESSEE OF ANY OF ITS OBLIGATIONS UNDER THE SUBLEASE; OR

10.1.3 THE DESIGN, TESTING OR USE OF ANY ARTICLE OR MATERIAL IN THE AIRCRAFT, ANY ENGINE OR ANY PART OR ITS OPERATION, INCLUDING ANY DEFECT IN DESIGN AND REGARDLESS OF WHETHER IT IS DISCOVERABLE, AND ANY INFRINGEMENT OF PATENT, COPYRIGHT, TRADEMARK, DESIGN OR OTHER PROPRIETARY RIGHT CLAIMED BY ANY PERSON OR A BREACH OF ANY OBLIGATION OF CONFIDENTIALITY CLAIMED TO BE OWED TO ANY PERSON.

FOR THE AVOIDANCE OF DOUBT, THE REFERENCE TO “OWNERSHIP” IN SECTION (i) SHALL NOT REQUIRE SUBLESSEE TO INDEMNIFY ANY INDEMNITEE IN RESPECT OF (Y) ANY DEFECT IN HEAD LESSOR’S TITLE TO THE AIRCRAFT OR (Z) ANY DECLINE IN RESIDUAL VALUE OF THE AIRCRAFT IF SUBLESSEE SHALL HAVE FULLY COMPLIED WITH ITS OBLIGATIONS UNDER THE SUBLEASE.

10.2 Exceptions. Sublessee is not required to indemnify any particular Indemnitee (provided that each Indemnitee and their Affiliates, officers, directors and employees shall be treated as a single Indemnitee) under this Section 10, to the extent a particular Loss is:

10.2.1 caused solely by the gross negligence or willful misconduct of that Indemnitee, other than gross negligence imputed to that Indemnitee by reason of its interest in the Aircraft or the Sublease;

10.2.2 caused solely by any Indemnitee’s material breach of the Sublease or other Operative Documents to which it is a party which does not result from a Default;

10.2.3 related to any Taxes (but without prejudice to any Indemnitee’s rights under any other provision of the Sublease or the ATSA relating to Taxes);

10.2.4 caused solely by an event which occurs before the commencement of the Term (except where (aa) the Loss is suffered during the Term as a result of a pre-Delivery defect in or otherwise arises out of or relates to or is any way connected with the manufacture or design, of the Aircraft or (bb) the Aircraft has been purchased from Sublessee (or an Affiliate of Sublessee) and is to be leased back to Sublessee under the Sublease);

10.2.5 caused solely by an event that occurs after the redelivery of the Aircraft to Sublessor in compliance with the Sublease and is not attributable to any act, omission, event or circumstance occurring prior to such redelivery;

10.2.6 caused solely as a result of any sale, assignment, transfer or other disposition (whether voluntary or involuntary) by such Indemnitee of the Aircraft or any Engine or any interest therein that is not a replacement thereof under the Sublease or is otherwise not contemplated under the Sublease, and unless such sale, assignment, transfer or other disposition has resulted from or occurred following an Event of Default;

10.2.7 consists of normal administrative costs and expenses or usual operating and overhead costs and expenses of such Indemnitee (but excluding any such costs or expenses resulting from the occurrence of any Default);

10.2.8 consists of costs or expenses for which Sublessor has expressly agreed to be responsible under any other provision of the Sublease or the ATSA;

10.2.9 is a Loss for which Sublessor or any other Indemnitee has expressly agreed to be responsible under any other provision of this Agreement or any other Operative Document; or

10.2.10 is indemnified against elsewhere in this Agreement or any other Operative Document.

10.3 Continuance. The indemnities contained in the Sublease will continue in full force and effect following the Expiration Date notwithstanding any breach or repudiation by Sublessor or Sublessee of the Sublease or any termination or cancellation of the leasing of the Aircraft.

11. Insurance.

11.1 Aviation Third Party Legal Liability Insurance. As of the Delivery Date and continuing for a period of [***] following the Return Date, Sublessee will carry at its expense (or will cause to be carried) through the London or New York insurance markets with insurers of internationally recognized standing, aviation legal liability insurance in respect of the Aircraft in amounts not less than the Minimum Liability Coverage combined single limit for bodily injury and property damage each occurrence (and in the aggregate as respects aviation products/completed operations and third party liability war and allied perils), and subject to customary sub-limits for non-aviation coverages. Such insurance will include third party legal liability including passenger liability, liability war and allied perils (in the scope provided by AVN52E as in effect on the Delivery Date), property damage liability (including cargo, and mail liability), premises liability, products/completed operations liability, and contractual liability insurance in the amounts set forth in Appendix B. All such insurance will be in form and substance reasonably satisfactory to Sublessor. Sublessee covenants that any insurance policies carried in accordance with this Section 11.1 and any policies taken out in substitution or replacement for any of such policies will: (a) be endorsed to name each Indemnitee and such other parties as Sublessor may from time to time reasonably designate by notice to Sublessee as additional insureds for their respective interests, each as to itself only, no operational interest (without imposing on any such Person any obligation imposed on the insured, including liability to pay any calls, commissions or premiums) with respect to the Aircraft (hereinafter each an “Additional Insured”); (b) provide that in respect of the interests of any Additional Insured in such policies, the insurance will not be invalidated by any act or omission of Sublessee (including misrepresentation and non-disclosure), except that the Additional Insured so protected has not caused, contributed to or knowingly condoned the said act or omission; (c) provide that insurers waive all rights of subrogation against the Additional Insureds; (d) provide that, if such insurance is canceled or allowed to lapse for any reason whatsoever, or if any material change is made in such insurance that adversely affects the interest of any Additional Insured, such cancellation, lapse or change will not be effective as to any Additional Insured for [***] days ([***] days for nonpayment of premiums and [***] days, or such other period as is then customarily obtainable in the industry, in the case of any war and allied perils liability coverage) after the giving of written notice from such insurers or Sublessee’s appointed insurance broker to Sublessor; (e) be primary without right of contribution from any other insurance maintained by any Additional Insured; (f) provide a severability of interests provision applicable to each insured and Additional Insured under the policy such that all of the provisions of the insurance required under this Agreement, except the limits of liability, will operate in the same manner as if there were a separate policy covering each insured and Additional Insured; (g) waive any right of the insurers to any setoff, counterclaim or other deduction against the Additional Insureds but for any outstanding premiums due and owing with respect to the Aircraft; (h) provide for worldwide coverage, subject to such limitations and exclusions as may be expressly set forth in the certificates of insurance delivered pursuant to Section 11.4 provided such limitations and exclusions are not applicable to the territories where the Aircraft is operated by Sublessee, or as Sublessor may otherwise agree in writing; and (i) be denominated in Dollars.

11.2 Aircraft Hull Insurance.

11.2.1 On or prior to the Delivery Date and throughout the Term, Sublessee will maintain (or cause to be maintained) in full force and effect, at its expense and on terms substantially similar to and no less favorable than insurance carried by Sublessee on similar aircraft in its fleet, all-risk ground and flight aircraft hull insurance covering the Aircraft including coverage of the Engines and Parts while temporarily removed from or not installed on the Aircraft and not replaced with similar components in amounts denominated and payable in Dollars not less than, in respect of the Aircraft, the Agreed Value, and with respect to any Engines or Parts while removed from the Aircraft, on a replacement value basis. Sublessee will maintain such hull war and allied perils insurance covering any loss or damage arising from hull war and allied perils:

(a) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power;

(b) strikes, riots, civil commotions or labor disturbances;

(c) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional;

(d) any malicious act or act of sabotage;

(e) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government (whether civil, military or de facto) or public or local authority; and

(f) hijacking or any unlawful seizure or wrongful exercise of control of the Aircraft or any Engine or any Airframe on which any Engine is installed or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft or such Airframe acting without the consent of the insured.

11.2.2 The hull war and allied perils insurances will be in accordance with Lloyd’s Aviation Underwriters Association Standard Policy Form LSW 555D or equivalent unless otherwise approved by Sublessor in writing. Sublessee covenants that all policies and subsequent policies taken out in accordance with this Section 11.2 will: (a) be issued by insurance companies or underwriters of internationally recognized standing in the aviation industry; (b) be endorsed to name Sublessor or its designee as loss payee (each to the extent their interest may appear) (collectively, “Loss Payee”) Head Lessor, Owner Participant, any Financing Parties, Sublessor and its designees as Additional Insureds to the extent of each of their interests in respect of hull claims that become payable on the basis of a total loss and will provide that any other loss will be settled (net of any relevant policy deductible) with such parties as may be necessary to repair the Aircraft unless otherwise agreed in writing after consultation among the insurers, Head Lessor, Sublessor and Sublessee (it being agreed that where the loss is not expected to exceed $[***] and, unless Sublessor has notified the insurers to the contrary, such loss will be settled with and paid to Sublessee); (c) provide that, in respect of the interest of any Loss Payees in such policies, the insurance will not be invalidated by any act or omission, except that such Loss Payee so protected has not caused, contributed to or knowingly condoned the said act or omission; (d) provide that none of the Loss Payees (other than Sublessee), will have responsibility for the payment of premiums or any other amount payable under such policies; (e) provide that insurers waive all rights of subrogation as against the Loss Payees; (f) provide that, if such insurance is canceled or allowed to lapse for any reason whatsoever, or if any material change is made in such insurance which adversely affects the interest of a Loss Payee, such cancellation, lapse or change will not be effective as to any Loss Payee for [***] days ([***] days for nonpayment of premiums and [***] days, or such other period as is then customarily obtainable in the industry, in the case of any hull war and allied perils coverage) after the giving of written notice from such insurers or Sublessee’s appointed insurance broker to Sublessor; (g) waive any right of the insurers to any setoff, counterclaim or other deduction against the Loss Payees but for any outstanding premiums due and owing with respect to the Aircraft; (h) provide for worldwide coverage, subject to such limitations and exclusions as may be set forth in the certificates of insurance delivered pursuant to Section 11.4 provided such limitations and exclusions are not applicable to the territories where the Aircraft is operated (or caused to operated) by Sublessee, or as Sublessor may otherwise agree in writing; (i) contain a 50/50 claims funding clause in the form of Lloyd’s standard provision AVS103 (or a replacement for such clause) in the event of a dispute as to which policy in respect of the hull insurance set forth in this Section 11.2 will pay in the event of a loss; (j) provide that if any Engine is installed on an aircraft other than the Aircraft, the agreed value of that other aircraft shall be automatically increased by the replacement value of such Engine(s) (or the Agreed Value for such Engine, if any is specified from time to time) while so installed; this shall be noted on the insurance certificate for the Aircraft; (k) confirm that the insurers are not entitled to replace the Aircraft in case of an insured Total Loss and (l) have deductibles not greater than the maximum deductible amount set forth in Appendix B.

11.2.3 All insurance coverage will, among other things:

(a) Be maintained in accordance with best industry practice for comparable operators

(b) be subject to Airline Finance/Sublease Contract Endorsement AVN67B (or equivalent coverage). Sublessee may procure endorsements to the relevant insurance or reinsurance policies required to be maintained so as to incorporate the terms of Lloyd’s Form AVN67B (or equivalent coverage) into such insurance or reinsurance policies, in which event, to the extent that any provisions of such Lloyd’s Form AVN67B (or any revised form) endorsement conflicts or is otherwise inconsistent with the requirements of any provision of this Agreement relating to insurance or reinsurance then (so long as it will remain general aviation insurance practice to insure aircraft financed or leased by financial institutions on the basis of such endorsement), such conflicting or inconsistent provision of this Agreement will be of no further force and effect and such endorsement will be deemed to satisfy the requirements of each such conflicting or inconsistent provision of this Agreement;

(c) operate on a worldwide basis;

(d) contain a provision entitling any Indemnitee to initiate a claim under any policy in the event of the refusal or failure of Sublessee to do so;

(e) accept and insure the indemnity provisions of the Sublease to the extent of the risks covered by the policies;

(f) be maintained through the London or New York insurance markets or in any other leading insurance markets. Insurers shall be of internationally recognized responsibility and rated A-, or better by AM Best.

11.2.4 For the purposes of this Section 11, the definition of Aircraft will not include the Aircraft Documents.

11.3 Spares Insurance. Sublessee will carry spares insurance at a level reasonably considered by Sublessor to be appropriate to Sublessee’s operations.

11.4 Default. If Sublessee defaults in effecting, keeping or maintaining any insurance or if any insurance for any reason becomes void, Sublessor may (but without any obligation to do so and without prejudice to Sublessor’s other rights and remedies under this Agreement) effect, keep up or maintain such insurance and, subject to the terms of the ATSA, Sublessee will promptly upon demand repay or cause to be repaid to Sublessor all premiums and other moneys from time to time paid or payable by Sublessor in respect of such insurance.

11.5 Certificates. Not less than [***] Business Days before the Delivery Date, unless otherwise approved by Sublessor in writing, and promptly upon each renewal thereafter, Sublessee will furnish to Sublessor certificates of insurance written in English from an authorized representative of the insurers providing the insurance required under this Agreement and certificates of reinsurance from reinsurance brokers (together with a letter of undertaking from each of such representative and such reinsurance brokers stating that such insurance and reinsurance complies with the terms of this Agreement) describing in detail the insurance and reinsurance carried and maintained on the Aircraft. Such certificates of insurance will be in form and substance reasonably satisfactory to Sublessor. Failure of Sublessee to furnish certificates of insurance or procure and maintain the insurance required herein or the failure of Sublessor to request such certificates will not constitute a waiver of Sublessee’s obligations under this Agreement.

11.6 Reinsurance. If the Aircraft is registered in a jurisdiction other than the United States, United Kingdom, Canada or a member state of the European Union, reinsurance may be required by Sublessor if it is customary for international aircraft lessors to require reinsurance in such jurisdictions, and such reinsurance shall:

(i)	be on the same terms as the original insurance and will include the provisions of this Section 11;

(ii)

provide that notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured that the reinsurers’ liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and

(iii)	contain a “cut-through” clause in the following form (or otherwise satisfactory to Sublessor):

“The Reinsurers and the Reinsured hereby mutually agree that in the event of any claim arising under the reinsurances in respect of a total loss or other claim made between Sublessor and Sublessee such claim is to be paid to the person named as sole loss payee under the primary insurances, the Reinsurers will in lieu of payment to the Reinsured, its successors in interest and assigns pay to the person named as sole loss payee under the primary insurances effected by the Reinsured that portion of any loss due for which the Reinsurers would otherwise be liable to pay the Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith”; subject to such provisions not contravening any Law of the state of incorporation of the Sublessee;

11.7 Premiums. Sublessee agrees to pay (or cause to be paid) the premiums (or installments of the premiums) as required by the terms of such policies.

11.8 Claims. After a Total Loss, in relation to the Aircraft, has occurred and so long as an Event of Default will not have occurred and be continuing, Sublessee may pursue any and all claims against the insurers in respect of the insurance with respect to the Aircraft, subject to consultation with Sublessor, except that no settlement or compromise of any claim with respect to such Total Loss may be made without the approval of Sublessor. Should an Event of Default have occurred and be continuing and any claim be made under any of the insurance policies, Sublessor will have full power to make, enforce, settle or compromise all claims with the insurers in respect of the insurance (other than the liability insurance) or for compensation and to sue for, recover, receive and give discharge for all moneys payable by virtue of such claim, to be held and applied in accordance with Section 11.2, provided all such power will be exercised by Sublessor reasonably and in good faith and Sublessee will be notified simultaneously of the exercise by Sublessor of any such power. Sublessee will irrevocably and unconditionally assign or cause to be assigned the insurance to Sublessor if such an assignment is advisable for the purpose of the preceding sentence. Sublessee will do or cause to be done all things reasonably necessary and provide or cause to be provided all documents, evidence and information to enable the assignee or loss payee referred to above to collect or recover any moneys due or to become due in respect of the insurance.

11.9 Application of Payments During Continuation of an Event of Default. Any amount referred to in Section 11.2 which is payable to or retainable by Sublessee will not be paid to or retained by Sublessee if, at the time of such payment or retention, an Event of Default will not have occurred and be continuing but will be held by or paid over to Sublessor as security for the obligations of Sublessee under this Agreement. Upon the earlier of: (a) such time as there will not be continuing any such Event of Default; or (b) the Return Date, such amount will be paid to Sublessee to the extent not previously applied in accordance with the terms of this Agreement.

11.10 Maintenance. Sublessee will maintain the Insurance in full force during the Term, and thereafter as expressly required in this Agreement, which shall be in accordance with best industry practice of persons operating similar aircraft in similar circumstances. The insurance required hereunder shall in any event meet the requirements set forth in this Section 11 which may be amended from time to time by Sublessor so that the scope and level of cover is maintained, and the interests of Sublessor and each Indemnitee are prudently protected in line with best industry practice.

11.11 Insurance Undertakings and Information.

Sublessee will:

11.11.1 comply with the terms and conditions of each policy of any Insurance and not do, consent or agree to any act or omission that:

(a) invalidates or may invalidate any Insurance; or

(b) renders or may render void or voidable the whole or any part of any insurance required under this Section 11; or

(c) brings any particular liability within the scope of an exclusion or exception to any insurance required under this Section 11;

11.11.2 not take out without the prior written approval of Sublessor any insurance or reinsurance in respect of the Aircraft which may adversely affect the scope of the coverage required under the Sublease. The insured value for the Aircraft shall be the Agreed Value;

11.11.3 commence renewal procedures at least [***] days prior to expiry of any insurance required under this Section 11 and provide to Sublessor:

(a) promptly upon request from Sublessor, a report (which may be in the form of a telephone call) regarding renewal negotiations prior to each expiry date;

(b) facsimile or e-mail confirmation of completion of renewal prior to each policy expiry date; and

(c) on request, provide to Sublessor copies of documents or other information evidencing the Insurance, excluding any premium related information; and

(d) provide any other insurance and reinsurance related information, or assistance, in respect of the Insurance as Sublessor may reasonably require.

12. Assignment.

12.1 Assignment by Sublessee. SUBLESSEE WILL NOT ASSIGN, DELEGATE OR OTHERWISE TRANSFER (VOLUNTARILY, INVOLUNTARILY, BY OPERATION OF LAW OR OTHERWISE) ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS SUBLEASE OR CREATE OR PERMIT TO EXIST ANY SECURITY INTEREST OTHER THAN ANY PERMITTED LIEN OVER ANY OF ITS RIGHTS UNDER THIS SUBLEASE, AND ANY ATTEMPT TO DO SO SHALL BE NULL AND VOID.

12.2 Assignment by Sublessor.

12.2.1 Sublessor may, at its own expense and without the prior consent of Sublessee, assign or transfer all of its rights and obligations under this Agreement to an Affiliate of Sublessor or to any Person in connection with any merger, reorganization, sale of all or substantially all of its assets or any similar transaction upon providing prior written notice of such assignment to Sublessee, provided that such assignment or transfer does not increase Sublessee’s costs or obligations, it being understood and agreed that any assignment or transfer by Sublessor to any of its Affiliates will not be deemed to increase Sublessee’s costs or obligations. Upon: (a) any such assignment becoming effective; and (b) the assignee assuming all of Sublessor’s obligations under this Agreement, Sublessor will be released of any further obligations under this Agreement.

12.2.2 After written notice from Sublessor of any assignment or transfer of all or any of Sublessor’s rights and obligations under this Agreement, and at Sublessor’s expense, Sublessee will, as soon as practicable, execute any agreements or other instruments that may be reasonably requested by Sublessor in order to allow, give effect to, or perfect any assignment or transfer of Sublessor’s rights and obligations under this Agreement.

12.2.3 In any instance where a transfer or assignment effected by Sublessor is to more than one person, such transferees or assignees will select an agent who will act on behalf of all such transferees or assignees and with whom Sublessee may deal exclusively and notify Sublessee of such agent.

12.3 Assignment of Sublease. Sublessor may assign this Sublease, as security, to Head Lessor (or its nominee) for Sublessor’s obligations under the Head Lease. Sublessee agrees to acknowledge and agree to such assignment pursuant to an agreement reasonably acceptable to Head Lessor, provided that reasonably sufficient notice is given and any costs (including but not limited to reasonable legal fees) shall be at Sublessor’s cost.

12.4 Assignment of Warranties.

12.4.1 With effect from Delivery and for the duration of the Term, subject to any required consent of any manufacturer or cargo conversion provider, Sublessor shall make available or cause to be made available to Sublessee and authorize Sublessee or cause Sublessee to be authorized to exercise the benefit of all manufacturers’ warranties in relation to the repair or remedy of any defect in the Aircraft (including compensation for loss of use of the Aircraft), any Engine or any Part and other product support for the Aircraft that has been assigned to it to the extent it is permitted to do so. In furtherance of the foregoing, Sublessor shall take such actions, at Sublessor’s cost and expense, as Sublessee may reasonably request to make such warranties available to Sublessee. Sublessee will give Sublessor prompt written notice of any warranty claim that is settled with Sublessee on the basis of a cash payment in excess of the Damage Notification Threshold.

12.4.2 If an Event of Default has occurred and is continuing, Sublessor may: immediately recover from Sublessee the proceeds of any warranty claim previously paid to Sublessee to the extent that such claims relate to any defect in the Aircraft not fully and completely rectified by Sublessee before such Event of Default occurred and Sublessor may:

(a) retain for its own account any such proceeds previously paid to Sublessor which would have been remitted to Sublessee under this Section 12 in the absence of such Event of Default; and

(b) withdraw the warranty and support benefits from Sublessee and cause any proceeds of any pending claims to be paid to Sublessor, rather than Sublessee.

12.4.3 Sublessee will take all steps as are necessary (i) to ensure that all work done on the Aircraft during the Term is covered by customary warranties which, if still in effect, would be transferable to Sublessor (or Sublessor’s nominee) at the end of the Term and (ii) at the end of the Term to ensure that the benefit of any and all warranties relating to the Aircraft to which this Section 12 applies and which have not expired is vested in Sublessor.

13. “As-Is” Condition, Disclaimer and Release.

13.1 DISCLAIMER. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, FROM AND AFTER THE DELIVERY BY SUBLESSOR AND ACCEPTANCE BY SUBLESSEE, THE AIRCRAFT DELIVERED HEREUNDER IS SUBLEASED TO SUBLESSEE IN “AS IS, WHERE IS” CONDITION, AND SUBLESSEE HEREBY WAIVES, RELEASES AND RENOUNCES ANY AND ALL WARRANTIES, OBLIGATIONS AND LIABILITIES, EXPRESS OR IMPLIED, DIRECT OR INDIRECT, OF SUBLESSOR, ITS SUCCESSORS AND ASSIGNS AND ALL OTHER INDEMNITEES, AND ANY AND ALL RIGHTS, CLAIMS, AND REMEDIES, EXPRESS OR IMPLIED, DIRECT OR INDIRECT, OF SUBLESSEE AGAINST SUBLESSOR, ITS SUCCESSORS AND ASSIGNS AND ALL OTHER INDEMNITEES, ARISING BY LAW OR OTHERWISE (EXCEPT AS SET FORTH IN THIS AGREEMENT) WITH RESPECT TO THE AIRCRAFT OR ANY PARTS OR THE USE OR OPERATION OF THE AIRCRAFT OR ANY PARTS OR ANY NONCONFORMANCE OR DEFECT THEREIN, INCLUDING: (a) ANY WARRANTY AS TO THE CONDITION OF THE AIRCRAFT; (b) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE; (c) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (d) ANY LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE STRICT LIABILITY OR THE ACTUAL OR IMPUTED NEGLIGENCE OF SUBLESSOR AND ITS RESPECTIVE SUCCESSORS OR ASSIGNS OR ANY OTHER INDEMNITEE; AND (e) ANY STATUTORY OR OTHER WARRANTY, CONDITION, DESCRIPTION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE STATE, QUALITY, VALUE, CONDITION, DESIGN, OPERATION OR FITNESS OF THE AIRCRAFT.

13.2 ACKNOWLEDGEMENT. SUBLESSEE AGREES AND ACKNOWLEDGES THAT:

13.2.1 NO INDEMNITEE WILL HAVE ANY LIABILITY IN RELATION TO, AND NO INDEMNITEE HAS NOR SHALL IT BE DEEMED TO HAVE ACCEPTED, MADE OR GIVEN (WHETHER BY VIRTUE OF HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THE SUBLEASE OR OTHERWISE), ANY GUARANTEES, COVENANTS, WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO, THE AIRCRAFT OR ANY ENGINE OR PART OR ANY SERVICES PROVIDED BY SUBLESSOR OR ANY OTHER INDEMNITEE UNDER THE SUBLEASE OR ANY OTHER OPERATIVE DOCUMENT, INCLUDING THE TITLE, DESCRIPTION, AIRWORTHINESS, COMPLIANCE WITH SPECIFICATIONS, OPERATION, MERCHANTABILITY, QUALITY, FREEDOM FROM INFRINGEMENT OF PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHTS, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, VALUE, DURABILITY, DATE PROCESSING, CONDITION, OR DESIGN, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER MATTER WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE) WITH RESPECT TO THE AIRCRAFT, ANY ENGINE OR ANY PART OR ANY SERVICES PROVIDED BY SUBLESSOR OR ANY OTHER INDEMNITEE UNDER THE SUBLEASE OR ANY OTHER OPERATIVE DOCUMENT; AND

13.2.2 NO INDEMNITEE SHALL HAVE ANY OBLIGATION OR LIABILITY WHATSOEVER TO SUBLESSEE (WHETHER ARISING IN CONTRACT OR IN TORT, AND WHETHER ARISING BY REFERENCE TO NEGLIGENCE, MISREPRESENTATION OR STRICT LIABILITY OR OTHERWISE) FOR:

(a) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH (EXCEPT FOR DIRECT DAMAGES DUE TO SUBLESSOR’S BREACH AS AND TO THE EXTENT EXPRESSLY PROVIDED IN SECTION 4.4 OR 7.1 HEREOF);

(b) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO;

(c) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR ANY OTHER DIRECT (EXCEPT FOR DIRECT DAMAGES DUE TO SUCH INDEMNITEE’S BREACH AS AND TO THE EXTENT EXPRESSLY PROVIDED IN SECTION 15.2.3 HEREOF AND SUBJECT TO SECTION 20.6 BELOW), INDIRECT, SPECIAL INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE; OR

(d) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT, ANY ENGINE OR ANY PART.

13.3 Waiver. SUBLESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND EACH INDEMNITEE, ALL ITS RIGHTS IN RESPECT OF ANY CONDITION, WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF ANY INDEMNITEE AND ALL CLAIMS AGAINST ANY INDEMNITEE HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF ANY OF THE MATTERS REFERRED TO IN SECTION 13.2.

14. Representations and Warranties.

14.1 Sublessee’s Representations and Warranties. Sublessee represents and warrants as follows, as of the Effective Date and as of the Delivery Date.

14.1.1 Legal Form and Qualification. Sublessee is a corporation organized and existing in good standing under the Laws of Minnesota and has full power to conduct its operations as presently conducted.

14.1.2 Authority. Sublessee has full power, authority and legal right to enter into, deliver and perform this Agreement and all agreements or instruments required under this Agreement.

14.1.3 Certificated Air Carrier. Sublessee is a Certificated Air Carrier.

14.1.4 Binding Obligations. This Agreement constitutes and any related documents, when entered into, will constitute, legal, valid and binding obligations of Sublessee enforceable against Sublessee in accordance with the terms of the Agreement or related documents, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting enforcement of creditors’ rights generally as well as by general principles of equity.

14.1.5 No Additional Consents or Approvals. Neither the execution and delivery by Sublessee of this Agreement or any other document delivered by it in connection herewith nor the consummation of any of the transactions contemplated thereby requires the consent or approval of, the giving of notice to, or the registration with, any Governmental Entity except such consent, approval, notice or registration that will be obtained on or before the Delivery Date and such consents, approvals, notices, or registrations that may be required in the ordinary course of leasing, operating and/or maintaining the Aircraft.

14.1.6 No Violation. Neither the execution and delivery nor the performance by Sublessee of this Agreement and any other document delivered by Sublessee in connection herewith, nor consummation of any of the transactions as contemplated thereby, will result in any violation of, or be in conflict with, or constitute a default under, or result in the creation of any Lien upon any property of Sublessee under any of the provisions of Sublessee’s charter or by-laws, or of any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, bank loan, credit agreement, or other agreement to which Sublessee is a party or by which Sublessee is bound, or any Law, judgment, governmental rule, Regulation or order of any Governmental Entity.

14.1.7 No Default. No Event of Default (as defined in this Agreement and the relevant Other Sublease Agreement) will have occurred and be continuing under this Agreement (or under any of the Other Sublease Agreements) or would occur as a result of Delivery.

14.1.8 Withholding Tax. Neither the payment of Basic Rent nor the payment of any other amount required under this Agreement is subject to deduction or withholding taxes or the equivalent under the Laws of any Governmental Entity.

14.1.9 Pari Passu Ranking. The obligations of Sublessee to make payments under this Agreement will rank at least pari passu in right of payment with all other unsecured, unsubordinated obligations of Sublessee.

14.1.10 Location. Sublessee’s location (within the meaning of Article 9-307 of the UCC) is Minnesota; and the records of the Sublessee concerning the Aircraft are maintained at such location or at the Habitual Base of the Aircraft.

14.1.11 Section 1110. Sublessor will be entitled to the benefits of Section 1110 of Title 11 of the United States Code (the “Bankruptcy Code”) with respect to this Sublease in the event of any filing by Sublessee under chapter 11 of the Bankruptcy Code.

14.1.12 Financial Information. Sublessee’s audited financial statements for the financial year ending December 31, 2018 have been delivered to Sublessor and:

(i)	have been prepared in accordance with GAAP; and

(ii)

are true and correct and present fairly the financial condition and results of operations of Sublessee as at the date thereof and for the period then ending and since that date there has been no material change in Sublessee’s ability to carry out its obligations or its financial condition or the financial condition of its Affiliates.

14.1.13 Full Disclosure. Neither the audited financial statements referred to in Section 14.1.12 nor any other financial, operational or credit related information provided to Sublessor by Sublessee for the purposes of this Sublessee contains as of the date thereof any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made.

14.1.14 ERISA. Sublessee is not engaged in any transaction in connection with which it could be subjected to either a civil penalty assessed pursuant to Section 502 of ERISA or any tax imposed by Section 4975 of the Internal Revenue Code; no material liability to the Pension Benefit Guaranty Corporation has been or is expected by Sublessee to be incurred with respect to any employee pension benefit plan (as defined in Section 3 of ERISA) maintained by Sublessee or by any trade or business (whether or not incorporated) which together with Sublessee would be treated as a single employer under Section 4001 of ERISA and Section 414 of the Internal Revenue Code; there has been no reportable event (as defined in Section 4043(b) of ERISA) with respect to any such employee pension benefit plan; no notice of intent to terminate any such employee pension benefit plan has been filed or is expected to be filed, nor has any such employee pension benefit been terminated; no circumstance exists or is anticipated that constitutes or would constitute grounds under Section 4042 of ERISA for the Pension Benefit Guaranty Corporation to institute proceedings to terminate, or to appoint a trustee to manage the administration of, such an employee pension benefit plan; and no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Internal Revenue Code), whether or not waived, exists with respect to any such employee pension benefit plan.

14.1.15 Material Adverse Change. There has been no material adverse change in the financial condition or operations of Sublessee which would have an adverse effect on the ability of Sublessee to comply with its obligations under this Sublease since the date of this Sublease.

14.1.16 Taxes. Sublessee has delivered all necessary returns and payments due (other than payments that are being diligently contested in good faith by appropriate proceedings) to the tax authorities in its state of incorporation, the state of registry of the Aircraft and the Habitual Base of the Aircraft and is not required by Law to deduct any Taxes from any payments under the Sublease.

14.2 Sublessor’s Representations and Warranties. Sublessor represents and warrants as follows, as of the Effective Date and of the Delivery Date.

14.2.1 Organization. Sublessor is a limited liability company organized and existing in good standing under the Laws of Delaware, and has all requisite power, authority and legal right to enter into and perform its obligation under this Agreement and any other document delivered by Sublessor in connection herewith.

14.2.2 Authorization. Sublessor has duly authorized, executed and delivered this Agreement and, assuming this Agreement has been duly authorized, executed and delivered by Sublessee, this Agreement constitutes a legal, valid and binding obligation of Sublessor enforceable against Sublessor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting enforcement of creditors’ rights generally as well as by general principles of equity.

14.2.3 No Violation. Neither the execution and delivery or performance by Sublessor of this Agreement and any other document delivered by Sublessor in connection herewith, nor consummation of any of the transactions as contemplated thereby, will result in any violation of, or be in conflict with, or constitute a default under, or result in the creation of any Lien upon any property of Sublessor under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, bank loan, credit agreement, or other agreement to which Sublessor is a party or by which Sublessor is bound, or any Law, judgment, governmental rule, Regulation, or order of any Governmental Entity.

14.2.4 No Consents or Approvals. Neither the execution and delivery by Sublessor of this Agreement or any other document delivered by it in connection herewith nor the consummation of any of the transactions contemplated thereby requires the consent or approval of, the giving of notice to, or the registration with, any Governmental Entity.

14.2.5 Ownership. As of the Delivery, Head Lessor holds legal title to the Aircraft.

15. Covenants.

15.1 Sublessee’s Covenants. Sublessee hereby covenants with Sublessor that during the Term, Sublessee will fully comply with and perform the following obligations.

15.1.1 Sublessee will preserve its existence and maintain all rights, privileges, licenses, and franchises necessary to its business or material to its performance of its obligations under this Agreement.

15.1.2 Sublessee will promptly, upon becoming aware of the same, notify Sublessor in writing of the occurrence of any Event of Default enumerated in Section 16.1.1(c).

15.1.3 [Reserved]

15.1.4 Sublessee will not do or knowingly permit to be done or omit or knowingly permit to be omitted any act or thing which might reasonably be expected to jeopardize the rights of Sublessor as an Additional Insured or loss payee under the insurance required under Section 11, it being understood and agreed by Sublessor that any such act or omission by Sublessor, an Affiliate of Sublessor or their representatives will not be deemed an act or omission of Sublessee.

15.1.5 Sublessee will not claim any interest in the Aircraft other than as Sublessee under this Agreement.

15.1.6 Sublessee will not at any time: (a) represent or, except to the extent of the external livery of the Aircraft, hold out Owner Participant, Head Lessor, Sublessor or any Financing Party as carrying goods or passengers on the Aircraft or, except in accordance with applicable Laws, as being in any way connected or associated with any business activities and/or operation or carriage (whether for hire or reward or gratuitously) which may be undertaken by Sublessee; or (b) pledge the credit of Sublessor.

15.1.7 Sublessee will not attempt, or hold itself out as owning, including for Tax treatment or other purposes, or having any power, to sell, lease or otherwise dispose of the Aircraft, except as provided in Section 6.

15.1.8 Sublessee will, at its cost and expense, perform and comply with all of its agreements, undertakings and covenants in this Agreement at all times during the Term, and will take such steps as are reasonably necessary to ensure that no person acts in a manner inconsistent with such agreements, undertakings and covenants.

15.1.9 Information. Sublessee will:

(a) promptly notify Sublessor of any Total Loss or of any event which is likely to result in an insurance claim in excess of the Damage Notification Threshold and upon Sublessor’s request, status updates relating to such claim;

(b) promptly after Sublessee has knowledge thereof, notify Sublessor of the occurrence of any Default or Event of Default;

(c) within [***] Business Days after receipt by Sublessee of a request by Sublessor (or such shorter period as may be set forth in any written request by any Governmental Entity for information or documents), Sublessee shall furnish in writing to Sublessor such information or documents within its possession or which are reasonably available to it (or copies thereof certified as correct by an authorized officer of Sublessee) regarding the Aircraft as may reasonably be requested by Sublessor or as may be required to enable Head Lessor, Sublessor or Owner Participant to file any report or document required to be filed by it with any Governmental Entity because of Head Lessor’s ownership interest in the Aircraft, the Airframe or the Engines;

(d) promptly after receipt thereof, provide Sublessor with a copy of any letter, notice, claim or threat of suit, that relates to the Aircraft, the Sublease and/or is related to any matter which is reasonably likely to result in the Aircraft (or any part of it) being detained, seized and/or sold; and

(e) promptly after Sublessor’s request, provide Sublessor with such information as is reasonably required so that Head Lessor, Sublessor, Owner Participant or any Financing Party is able to comply with “know your customer” identification procedures, checks and requirements (“KYC”).

15.1.10 General. Sublessee will:

(a) maintain its business (as an airline, if applicable on the Delivery Date), preserve its corporate existence and maintain all rights, privileges, licenses and franchises material thereto or material to performing its obligations under the Sublease;

(b) ensure that the Habitual Base remains the habitual base of the Aircraft;

(c) not operate, maintain, insure or deal with, or keep records with respect to, the Aircraft in a manner which discriminates against the Aircraft adversely insofar as Sublessor’s, Head Lessor’s, Owner Participant’s or Financing Parties’ interests are concerned, when compared with the manner in which Sublessee operates, maintains, insures or deals with, or keep records with respect to, similar aircraft, engines or parts in Sublessee’s fleet;

(d) provide Sublessor with notice of any change of (i) its jurisdiction of organization or (ii) its location (as defined in Section 9-307 of the UCC) as set forth in this Agreement, within [***] Business Days of such change;

(e) not liquidate or dissolve;

(f) comply with all applicable Environmental Laws that are applicable to the Aircraft, the Sublessee and the person operating or possessing the Aircraft;

(g) for so long as and to the extent required under Section 1110 of Title 11 of the United States Code in order that Sublessor continue to be entitled to the benefit of such Section 1110 with respect to the Aircraft, remain a Certificated Air Carrier;

(h) remain a Citizen of the United States

15.1.11 Protection. Sublessee will:

(a) take all actions reasonably requested by Sublessor (at Sublessor’s cost, except as otherwise provided herein) that are within Sublessee’s control to keep the Aircraft registered with the FAA in the name of Head Lessor and subject to a first priority Lien (subject to Permitted Liens) in favor of any Financing Party and, where applicable, comply with the Geneva Convention;

(b) record on each relevant register that Head Lessor is the owner of the Aircraft and, if such facilities exist (i) file the Sublease and the Head Lease (or respective particulars thereof) with the Aviation Authority, (ii) at Sublessor’s cost file the Financing Documents or notices as to the interests of the Financing Parties (if any);

(c) make any and all filings reasonably requested by Sublessor (or its designee), any Financing Party, Head Lessor or Owner Participant to be made with the registry of the Aviation Authority that are within its control and take all other actions within its control that are necessary or advisable by the local counsel to reflect on the FAA registry any change in the ownership of the Aircraft, or in the interests of Sublessor, any Financing Party, Head Lessor or Owner Participant in this Agreement, the Head Lease or the Aircraft, any modification to the Aircraft (such as the permanent replacement of any Engine or Part in accordance with the Sublease) or as a result of any change in applicable Regulation. Sublessor will bear any costs incurred as a consequence of Sublessor’s obligation to any Financing Party or a transfer in accordance with Section 12.2 and any other costs incurred in complying with this Section 15.1.11(c), including in connection with the replacement of any Engine;

(d) from time to time, at the request of the Sublessor, to take any actions which the Sublessor reasonably determines should be taken to ensure that the Cape Town Convention is (and continues to be) applicable to the Sublease and that the interests of the Sublessor, Head Lessor and/or any Financing Party in relation to each Airframe and Engine are effectively registered at the International Registry. This would include, in particular, promptly consenting to and co-operating with the Sublessor, Head Lessor, Owner Participant and/or any Financing Party, so that as soon as practicable from time to time registrations are made to permit the interests of the Sublessor, Head Lessor and/or any Financing Party in connection with each Airframe and Engine and any associated rights to be perfected and registered as International Interests under the Cape Town Convention and to remove or discharge interests where the Sublessor so requires;

(e) execute and deliver such other instruments and documents as Sublessor reasonably requests to protect the interest of Sublessor, Head Lessor or the Financing Parties.

15.1.12 Charges. Sublessee will pay all navigation charges, air traffic control charges, landing charges or other amounts of any nature imposed by any Government Entity with respect to Sublessee, the Aircraft and/or the Sublease except to the extent that, in the reasonable opinion of Sublessor, such payment is being contested in good faith by appropriate proceedings in respect of which adequate reserves have been provided by Sublessee and non-payment of which does not give rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of Head Lessor, Sublessor or Owner Participant.

15.2 Sublessor’s Covenants. Sublessor hereby covenants with Sublessee that during the Term, Sublessor will fully comply with and perform the following obligations.

15.2.1 Sublessor will preserve its existence and maintain all rights, privileges, licenses, and franchises necessary to its business or material to its performance of its obligations under this Agreement.

15.2.2 Sublessor will not do or knowingly permit to be done or omit or knowingly permit to be omitted any act or thing which might reasonably be expected to jeopardize the rights of Sublessee as an insured or loss payee under the insurance required under Section 11, it being understood and agreed by Sublessee that any such act or omission by Sublessee, an Affiliate of Sublessee or their representatives will not be deemed an act or omission of Sublessor.

15.2.3 Sublessor’s Covenant of Quiet Enjoyment. Subject to Section 6.10, Sublessor hereby covenants with Sublessee that, during the Term (not including any Extended Term), so long as an Event of Default will not have occurred and be continuing, neither Sublessor, Head Lessor, Owner Participant or any Financing Party or any Person

acting on such Person’s behalf or in such Person’s stead, any predecessor or successor in interest of Sublessor, Head Lessor, Owner Participant or any Financing Party nor any person claiming an interest in the Aircraft by or through Sublessor, Head Lessor, Owner Participant or any Financing Party, will interfere with Sublessee’s rights under this Agreement or Sublessee’s quiet and undisturbed use and enjoyment of the Aircraft; except that this Section 15.2.3 will not limit Sublessor’s right of inspection as set forth in this Agreement. Should such an interference occur, Sublessor will promptly, with respect to itself, and will promptly use commercially reasonable efforts with respect to such other Persons to, eliminate the cause of such interference upon becoming aware of same in any manner, including by receipt of notice from Sublessee.

16. Default; Remedies.

16.1 Events of Default.

16.1.1 An “Event of Default” means the occurrence and continuance of any of the following events (and such events shall constitute a “default” under the Cape Town Convention):

(a) Sublessee fails to make any payment of Basic Rent within [***] Business Days of the relevant due date at the place and in the funds required under this Agreement.

(b) Sublessee fails to make any other payment due within [***] days of the later of the relevant due date or Sublessor’s written demand at the place and in the funds required under this Agreement.

(c) Sublessee fails to carry and maintain insurance on or in respect of the Aircraft (or to cause such insurance to fail to be carried or maintained) in accordance with Section 11 or operates (or allows the operation of) the Aircraft without such insurance coverage being in full force and effect with regard to such operation.

(d) Any representation or warranty made by Sublessee herein was incorrect in any material respect at the time made or deemed to be made.

(e) Any event of default or termination event, howsoever described, occurs under any Other Sublease Agreement.

(f) Sublessee fails to return possession of the Aircraft and the Aircraft Documents to Sublessor at the Return Location upon the Expiration.

(g) Sublessee fails to perform or observe any other covenant, condition or agreement to be performed or observed by it, and such failure continues unremedied for a period of [***] days after written notice by Sublessor, except that such failure will not constitute an Event of Default if: (i) such failure is not capable of being cured within the [***]-day period following such notice from Sublessor; and (ii) a cure is diligently pursued by Sublessee thereafter, except that in any event such failure will constitute an Event of Default if it continues for more than [***] days following such notice from Sublessor.

(h) Sublessee fails to satisfy any of the conditions precedent under Section 2.1 (and expressly excluding a failure of Sublessor or the Aircraft to conform to the requirements of Section 2.2) and, as a direct result of such failure, the Aircraft will not have been delivered to and accepted by Sublessee within [***] days after the Anticipated Delivery Month.

(i) (i) Sublessee commences a voluntary case under Title 11 of the United States Code or the corresponding provisions of any successor Laws; (ii) anyone commences an involuntary case against Sublessee under Title 11 of the United States Code or the corresponding provisions of any successor Laws and either (1) the case is not dismissed by midnight at the end of the [***] day after commencement or (2) the court before which the case is pending issues an order for relief or similar order approving the case; (iii) a court of competent jurisdiction appoints, or Sublessee makes an assignment of all or substantially all of its assets to, a custodian (as that term is defined in Title 11 of the United States Code or the corresponding provisions of any successor Laws) for its company or all or substantially all of its assets; or (iv) Sublessee fails generally to pay its debts as they become due (unless those debts are subject to a good-faith dispute as to liability or amount) or acknowledges in writing that it is unable to do so.

(j) Sublessee creates or suffers to exist any Lien for taxes of any kind or arising out of a judgment or award against Sublessee which Lien does not constitute a Permitted Lien and is not being contested by Sublessee in good faith by appropriate procedures.

16.2 Remedies. If an Event of Default occurs, Sublessor may at its option (and without prejudice to any of its other rights and remedies under the Sublease, at law, in equity and/or otherwise), at any time thereafter while such Event of Default is continuing (without notice to Sublessee except as required under applicable Law) and subject to compliance with non-waivable mandatory requirements of applicable Law:

16.2.1 accept such repudiation and by notice to Sublessee and with immediate effect cancel and/or terminate the leasing of the Aircraft and/or the Sublease whereupon all rights of Sublessee under the Sublease shall cease (but without prejudice to the continuing obligations of Sublessee that survive under the Sublease, including, obligations to provide Insurance, maintain and repair the Aircraft and/or redeliver the Aircraft in conformity with the Return Condition Requirements); and/or

16.2.2 proceed by appropriate court action or actions to enforce performance of the Sublease or to recover damages, including consequential damages, sustained by Sublessor by reason of Sublessee’s breach of the Sublease, and all other amounts payable by Sublessee to Sublessor or to any Indemnitee pursuant to the terms of the Sublease; and/or

16.2.3 to the extent permitted by applicable Law, take possession of and/or seize the Aircraft, for which purpose and to the extent permitted by applicable Law, Sublessor (or its nominee) may enter any premises belonging to or in the occupation of or under the control of Sublessee where the Aircraft may be located; and/or

16.2.4 by serving notice, require Sublessee to ground the Aircraft and/or redeliver the Aircraft in conformity with the Return Condition Requirements at the time and on the date designated by Sublessor in its sole and absolute discretion and at the Return Location (or such other location as Sublessor may require), provided that if the Aircraft is not redelivered in conformity with the Return Condition Requirements, Sublessee shall reimburse Sublessor for all costs and expenses incurred to conform the Aircraft with the Return Condition Requirements; and/or

16.2.5 require that Sublessee pay to Sublessor, and Sublessee shall be liable for and immediately pay to Sublessor, and/or proceed by appropriate court action or actions to recover any or all of the following amounts, but in any case, without duplication:

(a) all Basic Rent and other amounts which are or become due and payable under the Sublease prior to the earlier to occur of the date Head Lessor sells or Sublessor re-leases the Aircraft or receives payment of the amount calculated pursuant to clause (ii) below;

(b) an amount equal to Sublessor’s reasonably anticipated Enforcement and Remarketing Costs and Aircraft Condition Damages;

(c) all amounts indemnified by Sublessee pursuant to Section 16.3;

(d) such additional amount, if any, as may be necessary to place Sublessor in the same economic position as Sublessor would have been in if Sublessee had timely performed each of its obligations under the Sublease; and

(e) all reasonable attorney’s fees, costs and expenses incurred to enforce the Sublease or Sublessor’s rights and/or remedies or as a result of Sublessee’s default under the Sublease or failure to comply with the obligations under the Sublease.

It being understood that, to the extent that any of the foregoing amounts represents an estimate by Sublessor of losses, damages, costs or expenses which Sublessor expects to incur, (x) Sublessor shall adjust the amount thereof as needed to reflect the actual amount of such losses, damages, costs or expenses incurred by Sublessor when substantially all of such amounts become known to Sublessor, but Sublessee shall nevertheless be obligated to pay the amount demanded by Sublessor (subject to such subsequent adjustment), and (y) notwithstanding the amount specified in such demand, Sublessor shall be entitled to claim such other (and greater or additional) amount in any action against Sublessee under the Sublease, subsequent demand and/or any other damages that Sublessor may sustain; and/or require Sublessee to pay, and Sublessee shall pay to Sublessor, interest on all unpaid amounts at a rate of the lesser of [***]% and the maximum amount permitted by Law, from the due date until the date of payment in full.

No remedy referred to in this Section 16.2, is intended to be exclusive, but, to the extent permissible under the Sublease or under applicable Law, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Sublessor at Law or in equity and in Sublessor’s sole and absolute discretion; and the exercise by Sublessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Sublessor of any or all of such other remedies. No waiver by Sublessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.

16.3 Costs and Expenses; Default Indemnity.

16.3.1 Sublessee agrees to pay to Sublessor, upon demand, all reasonable and documented costs, expenses and disbursements (including reasonable attorney’s fees, legal fees and expenses) incurred by Sublessor in exercising its rights or remedies under this Agreement following an Event of Default.

16.3.2 Sublessee will indemnify Sublessor on demand against any Loss which Sublessor may sustain or incur directly or indirectly as a result of any Event of Default, including, the non-delivery of the Aircraft by reason of failure of Sublessee to satisfy any conditions to that delivery. Sublessor will use reasonable endeavors to mitigate such Losses, but (i) Sublessor shall not be obliged to consult with Sublessee concerning any proposed course of action or to notify Sublessee of the taking of any particular action, and (ii) this provision is without prejudice to Head Lessor’s, Owner Participant’s or Sublessor’s rights to cause the sale of the Aircraft, provided that Sublessee’s indemnity obligations hereunder shall be without duplication of the amounts recovered by Sublessor pursuant to Section 16.1.1(j) or Section 10.

16.4 International Interests. If an Event of Default occurs and is continuing, Sublessee will, subject to its rights under applicable Law, at the request of Sublessor take all steps necessary to enable the Aircraft to be redelivered to Sublessor in accordance with the Sublease, including but not limited to discharge of any applicable International Interests relating to the Sublease, where applicable, registered on the International Registry, if action by Sublessee is required for such discharge.

16.5 Waiver of Defenses to Repossession. Neither Sublessee, nor anyone claiming through or under it, shall set up, claim, invoke or seek to take advantage of any applicable Law now or hereafter in force in any jurisdiction in which the Aircraft may be situated in order to prevent, hinder or delay any effort on the part of Sublessor to regain possession of the Aircraft, or re-export the Aircraft from any jurisdiction in which the Aircraft may be situated upon the occurrence of an Event of Default under Section 16.1 or the comparable clause under any Other Sublease Agreement and/or the Expiration Date and both prior and subsequent to entry of a final award or judgment, and Sublessee, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such applicable Law (including any rights it may have, if any, to avail itself of the protection provided by the Convention of 1933 on the Unification of Certain Rules Relating to the Precautionary Arrest of Aircraft, or any other similar law, treaty or convention applicable to Sublessee or the Aircraft which would limit the ability of Sublessor to repossess or otherwise recover the Aircraft upon the occurrence and continuance of an Event of Default and/or the expiration or termination of the Sublease and prior and subsequent to entry of a final award or judgment). Sublessee and anyone claiming through or under it, hereby consents to an order or judgment compelling redelivery or permitting Sublessor to take possession of the Aircraft upon the occurrence of an Event of Default and/or the expiration or termination of the Sublease, and whether prior or subsequent to the entry of a final judgment, in any action or proceeding.

16.6 Power of Attorney. Sublessee hereby appoints Sublessor as the attorney-in-fact of Sublessee, with full authority in the place and stead of Sublessee and in the name of Sublessee or otherwise, for the purpose of carrying out the provisions of the Sublease and taking any action and executing any instrument that Sublessor may deem necessary or advisable to accomplish the purposes of the Sublease; provided, however, that Sublessor may only take action or execute instruments under this Article 16 after an Event of Default has occurred and is continuing. Sublessee hereby declares that the foregoing powers are granted for valuable consideration, constitute powers granted as security for the performance of the obligations of Sublessee under the Sublease and are coupled with an interest and shall be irrevocable. Without limiting the generality of the foregoing or any other rights of Sublessor under the Sublease, upon the occurrence and during the continuation of an Event of Default, Sublessor shall have the sole and exclusive right and power to (i) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to the Aircraft, Airframe or any Engine, or the Sublease, (ii) make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to the Sublease, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies and (iii) take any actions, including to execute and deliver any documentation, to make any filing with the Aviation Authority or to discharge any applicable International Interest, for and on behalf of the Sublessee, in connection with the matters provided for in Section 16.4.

16.7 Administration Order. If an administrator appointed in respect of Sublessee obtains an order of the court (the “order”) pursuant to any insolvency Law authorizing the sale or other disposal of the Aircraft, then in addition to (and without prejudice to Sublessee’s obligation to pay) other amounts under the Sublease, Sublessee will, immediately upon such order being made, to the extent permitted by applicable Law, pay to Sublessor or its designee the net proceeds of sale of the Aircraft, together with such additional amounts as may be required to pay to Sublessor or its designee an amount equal to the Agreed Value of the Aircraft, plus any sum which the court determines may be required to make good the deficiency referred to in such insolvency Law.

17. Return of Aircraft.

17.1 Return, Place and Time of Return. Sublessee will return (or cause to be returned) the Aircraft by delivering the same to Sublessor at the Return Location on the Expiration Date or promptly upon the earlier Termination Date, except where Termination occurs pursuant to Section 19 as a result of a Total Loss.

17.2 Aircraft Return Condition Requirements. The Aircraft upon the Return to Sublessor will satisfy all of the return condition requirements described in Section 18 and Appendix H (the “Return Condition Requirements”), subject to Sublessor’s obligations to bear the cost of certain maintenance events pursuant to the ATSA.

17.3 Return Receipt. Promptly upon the Return of the Aircraft in compliance with the Return Condition Requirements, Sublessor and Sublessee will execute a Return Receipt. Sublessee and Sublessor will additionally execute such additional documents as the other Party may reasonably require to evidence the termination of this Agreement.

17.4 Specific Performance. Timely Return upon the Expiration at the Return Location is of the essence of this Agreement and if the Aircraft is not returned upon the Expiration at the Return Location (other than as a result of a force majeure, requisition as provided in Section 6.9, or an act or omission by Sublessor or an Affiliate of Sublessor), Sublessor may obtain a court order requiring Sublessee to immediately return the Aircraft at the Return Location.

17.5 Sublessee’s Obligations Continue.

17.5.1 In the event the Return is not effected at the time and location specified herein, then the obligations of Sublessee under this Agreement will continue until the Aircraft is actually returned to Sublessor. In particular (except to the extent that a delay in the Return is attributable to acts or a failure to act on the part of Sublessor or an Affiliate of Sublessor), until Sublessee has complied with the Return Condition Requirements, Sublessee will continue to pay Basic Rent to Sublessor, will continue to insure the Aircraft pursuant to Section 11 and will be responsible for all storage fees for the Aircraft (with such storage being effected pursuant to all requirements of the Maintenance Program).

17.5.2 Neither the continued performance by Sublessee of any of its obligations after the end of the Term nor the acceptance by Sublessor of payments of Basic Rent or otherwise made by Sublessee will be considered a renewal or novation of the terms of this Agreement or a waiver of any right of Sublessor, and Sublessee will not be entitled to the quiet enjoyment of the Aircraft or any part thereof.

18. Return Condition Requirements.

18.1 Return. Sublessee acknowledges that the Aircraft is likely to be leased or sold to another Person at the end of the Term and as time and condition are likely to be important terms of such lease or sale, Sublessor needs the Aircraft redelivered on time and in the agreed condition. On the Expiration Date or redelivery of the Aircraft or cancellation or termination of the leasing of the Aircraft under the Sublease, Sublessee will, unless a Total Loss has occurred, redeliver the Aircraft and the Aircraft Documents at Sublessor’s expense to Sublessor at the Return Location, in accordance with the procedures and in compliance with the conditions set forth in Appendix H, free and clear of all Liens (other than Sublessor’s Liens), in a condition suitable for immediate operation under FAR Part 121 or as otherwise agreed by Sublessor and Sublessee and, in any case, qualifying for and having a valid and fully effective certificate of airworthiness issued by the Aviation Authority. If requested by Sublessor, Sublessee shall use commercially reasonable efforts to assist Sublessor in deregistration of the Aircraft by the Aviation Authority.

18.2 Non-Compliance. If at the time of Final Inspection, Sublessee has not fully complied with any of its obligations under the Sublease (including Appendix H), or Sublessee fails to make the Aircraft available to Sublessor on a timely basis for inspection and redelivery pursuant to Section 18.1 and Appendix H (whether such failure is due to any act or omission of Sublessee or any other circumstance whatsoever), the Term shall be extended until the time when the Aircraft has been redelivered to Sublessor in full compliance with the Sublease, for the sole purpose of enabling such non-compliance or failure to be promptly rectified, and during such extension period:

18.2.1 Sublessee shall not use the Aircraft in flight operations except those related directly to the redelivery of the Aircraft to Sublessor;

18.2.2 all Sublessee’s obligations and covenants under the Sublease will remain in full force until Sublessee so redelivers the Aircraft; and

18.2.3 Sublessee shall pay Extended Term Rent to Sublessor, calculated on a per diem basis and payable on the earlier to occur of (i) Sublessee’s compliance with the redelivery obligations under the Sublease or (ii) the day in each calendar month after the Expiration Date that corresponds with the Expiration Date.

Any such extension shall not prejudice Sublessor’s right to treat such non-compliance or failure as an Event of Default at any time, and to enforce such rights and remedies as may be available to Sublessor in respect thereof under the terms of the Sublease or applicable Law. Without limiting the generality of the foregoing, Sublessee’s Basic Rent obligation under paragraph (c) above shall be without prejudice to Sublessor’s rights to cancel or terminate the leasing of the Aircraft and to indemnification under this Agreement.

Sublessor may elect (either on first tender of the Aircraft by Sublessee or at any time during the said extension period) to accept redelivery of the Aircraft notwithstanding non-compliance with Section 18.1 or Appendix H, in which case Sublessee will indemnify Sublessor and provide cash to Sublessor (in an amount satisfactory to Sublessor) as security for that indemnity in respect of the cost to Sublessor of putting the Aircraft into the condition required by the Sublease.

18.2.4 Redelivery. Upon request of Sublessor, at redelivery Sublessee will provide to Sublessor all documents necessary to export the Aircraft from the Habitual Base (including a valid and subsisting export license and export certificate of airworthiness for the Aircraft) or required in relation to the deregistration of the Aircraft with the Aviation Authority.

18.2.5 Acknowledgement. Provided Sublessee has complied with its obligations under Section 18 and Appendix H, following redelivery of the Aircraft by Sublessee to Sublessor at the Return Location, Sublessor will deliver to Sublessee an acknowledgement confirming that Sublessee has redelivered the Aircraft to Sublessor in accordance with the Sublease which acknowledgement shall be without prejudice to Sublessor’s accrued and continuing rights under the Sublease or arising by Law.

18.2.6 Storage. If Sublessor so requests, Sublessee shall provide up to [***] days storage for the Aircraft following the last day of the Term at Sublessor’s risk and expense.

19. Total Loss.

19.1 Total Loss of the Aircraft.

19.1.1 If a Total Loss occurs prior to Delivery of the Aircraft, the Sublease relating to such Aircraft will immediately terminate and except as expressly stated in the Sublease none of the parties will have any further obligation in respect of such Aircraft, other than pursuant to Section 16.3 and Section 3 of Appendix G.

19.1.2 If a Total Loss occurs after Delivery, Sublessee will pay the Agreed Value to Sublessor or its designee on or prior to the earlier of (i) [***] days after the Total Loss and (ii) the date of receipt of insurance proceeds in respect of that Total Loss.

19.1.3 Subject to the rights of any insurers and reinsurers or other third party, upon irrevocable payment in full to Sublessor or its designee of the Agreed Value and all other amounts which may be or become payable to Sublessor under the Sublease, and Sublessor will without recourse or warranty (except as to the absence of Sublessor’s Liens) transfer to Sublessee or its designee title to the Aircraft, on an AS IS, WHERE IS basis, and will at Sublessee’s expense, execute and deliver such bills of sale and other documents and instruments as Sublessee may reasonably request to evidence (on the public record or otherwise) such transfer, free and clear of all rights of Head Lessor, Owner Participant, Sublessor and Sublessor’s Liens. Sublessee shall indemnify Head Lessor, Owner Participant, Sublessor and each other Tax Indemnitee for all fees, expenses and Taxes incurred by Head Lessor, Owner Participant, Sublessor or any other Tax Indemnitee in connection with any such transfer.

19.2 Requisition. During any requisition for use or hire of the Aircraft, any Engine or Part which does not constitute a Total Loss:

19.2.1 the Basic Rent and other charges payable under the Sublease will not be suspended or abated either in whole or in part, and Sublessee will not be released from any of its other obligations (other than operational obligations with which Sublessee is unable to comply solely by virtue of the requisition); and

19.2.2 so long as no Default or an Event of Default has occurred and is continuing, Sublessee will be entitled to any compensation paid by the requisitioning authority in respect of such authority’s use of the Aircraft, such Engine or such Part during the Term. Sublessee will, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by the Sublease. Sublessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Sublessor will apply such compensation in reimbursing Sublessee for the cost of complying with its obligations under the Sublease in respect of any such change, but, if any Default or an Event of Default has occurred and is continuing, Sublessor may apply the compensation in or towards settlement of any amounts owing by Sublessee under the Sublease and/or under any Other Sublease Agreement.

20. Miscellaneous.

20.1 Entire Agreement. This Agreement and, with respect to Sections 4.5, 6.9, 6.96.11, 7.1, 7.6.7, 10.2.3, 10.2.8, 11.4 and 17.2, together with the ATSA constitutes the entire agreement between Sublessor and Sublessee with respect to the Aircraft and supersedes any and all previous understandings, commitments, agreements or representations whatsoever, whether oral or written, including any and all terms sheets, letters of intent or similar documents.

20.2 Illegality; Severability.

20.2.1 Subject to Section 20.2.2, if it is or becomes unlawful in any jurisdiction for Sublessor to give effect to any of its obligations as contemplated by this Agreement or to continue its obligations under this Agreement, Sublessor may by notice in writing to Sublessee terminate the leasing of the Aircraft, such termination to take effect on the latest date (the “Illegality Date”) on which Sublessor may continue such leasing and such obligations without being in breach of applicable Regulations, and Sublessee will forthwith redeliver the Aircraft to Sublessor in accordance with Section 18. Without prejudice to the foregoing, Sublessor will consult in good faith with Sublessee up to the Illegality Date as to any steps that may be taken (at no cost to Sublessor) to restructure the transaction to avoid such unlawfulness but will be under no obligation to take any such steps.

20.2.2 Severability. If a provision of the Sublease is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

(a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b) the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

20.3 Amendment and Waiver. This Agreement may not be amended, suspended, superseded or otherwise modified except by a written instrument, expressly identifying the modifications made and signed by the authorized representative of both Parties. No waiver will be effective under this Agreement except by a written instrument, expressly identifying the rights waived and signed by the authorized representative of the relevant Party to be bound by the waiver. A waiver regarding any breach or Default will not constitute a waiver with respect to any different or subsequent Default unless expressly provided in such waiver instrument. Without limiting the generality of the foregoing, a Party will not be deemed to modify any term or waive any right or remedy under this Agreement by failing to insist on compliance with any of the terms of this Agreement or by failing in one or more instances to exercise any right under this Agreement.

20.4 Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

20.4.1 THE PARTIES HERETO AGREE THAT THE SUBLEASE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE SUBLEASE, AND ALL ISSUES CONCERNING THE RELATIONSHIP OF THE PARTIES AND THE ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE

WITH, THE GOVERNING LAW WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES, EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO AGREE APPLY TO THIS AGREEMENT. THE PARTIES AGREE THAT THE SUBLEASE WAS DELIVERED IN THE STATE OF NEW YORK.

20.4.2 Pursuant to and in accordance with Section 5-1402 of the New York General Obligations Law, Sublessee and Sublessor each agree that the United States District Court for the Southern District of New York and any New York state court sitting in the County of New York, New York, and all related appellate courts, are to have non-exclusive jurisdiction to settle any disputes arising out of or relating to the Sublease and submits itself and its property to the non-exclusive jurisdiction of the foregoing courts with respect to such dispute.

20.4.3 Without prejudice to any other mode of service, each of Sublessee and Sublessor consents to service of process by facsimile or prepaid mailing by air mail, certified or registered mail of a copy of the process to the other at the facsimile number or address, as applicable, set forth in this Agreement or as otherwise notified to the other pursuant to this Agreement.

20.4.4 Each of Sublessee and Sublessor:

(a) waives to the fullest extent permitted by Law any objection which it may now or hereafter have to the courts referred to in Section 20.4.2 on grounds of inconvenient forum or otherwise as regards proceedings in connection with the Sublease;

(b) waives to the fullest extent permitted by Law any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Sublease brought in the courts referred to in this Section 20.4; and

(c) agrees that a judgment or order of any court referred to in Section 20.4.2 in connection with the Sublease is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction as if made by the highest court in that other jurisdiction and accordingly Sublessee will not seek to, nor be entitled to, contest and/or delay and/or obstruct registration or enforcement of any such judgment and/or award and/or order on grounds of public policy or otherwise.

(d) This Section 20.4 shall survive, continue to take full effect and not merge in any order or judgment and nothing in this Section 20.4 limits the right of either party to bring proceedings against the other in connection with the Sublease:

(i) in any other court of competent jurisdiction; or

(ii) concurrently in more than 1 jurisdiction.

20.4.5 Each of Sublessee and Sublessor irrevocably and unconditionally:

(a) agrees that if the other brings legal proceedings against it or its assets in relation to the Sublease no sovereign or other immunity from such legal proceedings (which will be deemed to include suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, other attachment, the obtaining of judgment, execution of a judgment or other enforcement or legal process or remedy) will be claimed by or on behalf of itself or with respect to its assets;

(b) waives any such right of immunity which it or its assets now has or may in the future acquire and agrees that the foregoing waiver shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and is intended to be irrevocable for the purposes of such act; and

(c) waives any requirement, of any kind whatsoever, for Sublessor to provide any form of security in respect of the payment of any damages, costs, expenses or any other financial obligation resulting from the commencement or prosecution of proceedings or the making of or service of any order and Sublessee undertakes (x) not to challenge the validity of any proceedings or the making of any orders without any requirement for the provision of such security (y) to advise any court upon Sublessor’s request that Sublessee requires no such security and (z) to provide security itself for any third party claims arising out of or in connection with such proceedings and/or orders.

20.4.6 EACH OF SUBLESSEE AND SUBLESSOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE SUBLEASE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED THEREBY OR THE SUBLESSOR/SUBLESSEE RELATIONSHIP BEING ESTABLISHED, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF SUBLESSOR AND SUBLESSEE REPRESENTS AND WARRANTS THAT EACH HAS REVIEWED AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH ITS LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE SUBLEASE. IN THE EVENT OF LITIGATION, THIS SECTION 20.4 MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

20.5 Legal Costs and Expenses. Sublessor and Sublessee each will bear the cost of their own legal fees, inspection and appraisal fees, and related expenses associated with the negotiation, preparation and execution of this Agreement, and Sublessor and Sublessee will split evenly the fees and expenses charged by Special FAA Counsel (and otherwise incurred) in performing the filings and registrations required in Section 5.

20.6 DISCLAIMER OF DAMAGES. EXCEPT FOR LOSSES, DAMAGES, OR LIABILITIES: (A) ARISING UNDER A PARTY’S INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 10; (B) TO THE EXTENT ARISING OUT OF ANY BREACH OF A PARTY’S OBLIGATIONS UNDER THE NDAS (AS DEFINED IN THE ATSA); OR (C) CAUSED BY A PARTY’S GROSS NEGLIGENCE OR WILLFUL, FRAUDULENT OR CRIMINAL MISCONDUCT, UNDER NO CIRCUMSTANCES WILL ANY PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, LOST PROFITS, OR INDIRECT DAMAGES ARISING FROM OR IN RELATION TO THIS AGREEMENT, REGARDLESS AS TO THE CAUSE OF ACTION AND HOWEVER ALLEGED OR ARISING.

20.7 Further Assurances. Sublessee shall execute and deliver all such instruments and take all such actions as Sublessor may from time to time reasonably request to effectuate and perfect fully the purposes of this Sublease and any or all of Sublessor’s rights, title, interest, benefits or remedies hereunder, including to effect an assignment of the Sublease.

20.8 Notices.

20.8.1 All notices and other communications under this Agreement will be in writing and will be personally delivered, sent by facsimile (with electronic confirmation) or e-mail, or delivered by a nationally-recognized courier for overnight delivery to either Party to the address of that Party set forth below. Such notice or other communication will be deemed to have been given or made and will be deemed to have been received: (a) when sent by personal delivery, upon actual delivery or the intended recipient’s refusal to accept delivery; (b) when sent by nationally recognized courier for overnight delivery, the next Business Day after being sent by such courier for such delivery; (c) when sent by fax, the same day as transmitted if transmitted during the normal business hours of the recipient or the next Business Day if transmitted after the normal business hours of the recipient as reflected by an electronic confirmation or receipt; (d) when sent by email, on the day acknowledged in writing (email or otherwise) by the recipient Party but only to the extent such email notice has been sent to an employee of the recipient Party having knowledge of the matter contained in the notice (and, in the case of notice to Sublessee, with a copy to [***]) and is conspicuously identified as a notice under this Agreement. No objection may be made to the manner of delivery of any written notice actually received by a Party. The addresses for the Parties are:

(i)	If to Sublessor:

Amazon.com Services LLC

Attention: Director, Amazon Air

(if by USPS)

P.O. Box 81226

(if by courier)

410 Terry Avenue North

Seattle WA 98109-5210

Fax:     [***]

Phone: [***]

With a copy:

Attention: General Counsel

(if by USPS)

P.O. Box 81226

(if by courier)

410 Terry Avenue North

Seattle WA 98109-5210

Email: [***]

(ii)	If to Sublessee:

Sun Country, Inc.

1300 Corporate Center Curve

Eagan, MN 55121

Attention: CEO

Email: [***]

Phone: [***]

With a copy:

Attention : General Counsel

1300 Corporate Center Curve

Eagan, MN 55121

Email: [***]

Phone: [***]

20.8.2 Either Party may, by notice to the other delivered in accordance with this Section 20.8, designate another address as its address for notice under this Agreement.

20.9 Counterparts. Each Party may effect the execution and delivery of this Agreement, any Appendix, any Schedule, or any amendment or addendum to same by facsimile or electronic transmission (including in portable document format or by electronic signature) of one or more signed counterparts that together will constitute one and the same instrument.

20.10 Brokers.

20.10.1 No Brokers. Each of the Parties hereto represents and warrants to the other that it has not employed any brokers or sale agents in the creation of or the negotiations relating to this Agreement, nor has it given any brokers or sales agents such broad powers as to encompass the transactions described in this Agreement, and each Party will indemnify and hold harmless the other Party by reason of any breach or alleged breach by such Party of its representation and warranty under this Section 20.10.1.

20.10.2 Indemnity. Without duplication of Sublessee’s indemnification obligations hereunder, the Sublessee agrees to indemnify and hold the Sublessor harmless from and against any and all claims, suits, damages, costs and expenses (including, reasonable legal fees and expenses) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the Sublease or the Aircraft, if such claim, suit, damage, cost or expense arises out of any breach by the indemnifying party, its employees or agents of Section 20.10.

20.11 Financing Parties. Sublessee understands and acknowledges that: (a) the Sublessor is party to the Head Lease whereby it leases the Aircraft from the Head Lessor; (b) the Aircraft may be subject to one or more security interests from time to time as the result of Head Lessor, Owner Participant or an Affiliate of Head Lessor or Owner Participant borrowing funds from one or more Financing Parties, and (c) as a result, Head Lessor may be required to collaterally assign part or all of its interest in the Aircraft and in and under this Agreement to secure the performance of its repayment and other obligations owing to the Financing Parties. Sublessee agrees that, upon the written direction of Sublessor and provided that reasonable notice has been provided, it will consent to any such collateral assignment of Head Lessor’s or Sublessor’s rights under this Agreement if such collateral assignment is in form and substance satisfactory to Sublessee acting reasonably, except that Sublessor will reimburse Sublessee for any reasonable and documented out-of-pocket expenses associated with complying with this Section 20.11 (including Sublessee’s attorney’s fees) and such collateral assignment will not increase Sublessee’s obligations or reduce Sublessee’s rights under this Agreement or under the ATSA. Head Lessor, Owner Participant and any Financing Parties shall be third party beneficiaries of the terms of this Sublease.

20.12 Early Termination Option. Sublessor shall have the option to terminate the leasing of the Aircraft under this Sublease at any time (the last day of such term as set forth in the Termination Notice, the “Early Termination Date”); provided that:

(a)

Sublessor shall give Sublessee notice in writing (the “Termination Notice”) of exercise of such option not less than [***] months prior to the Early Termination Date (or immediately if the “Carrier Work Order” (as such term is defined in the ATSA) for the Aircraft is terminated for any reason), which Termination Notice shall be irrevocable;

(b)

With effect from the receipt by Sublessee of the Termination Notice, the Sublease shall be automatically amended so that the Expiration Date is the Early Termination Date, but all other provisions of the Sublease shall remain in full and unvaried force and effect.

20.13 Construction. Each appendix and schedule associated with this Agreement is hereby incorporated by reference, as if fully set forth herein, and each reference to an “Appendix” or “Schedule” in this Agreement will include all subsections or portions of such appendix or schedule, as same may be amended, restated, or supplemented from time to time. If any provision of this Agreement is determined to be unenforceable in any jurisdiction, the Parties intend that this Agreement be enforced in such jurisdiction as if the unenforceable provisions were not present and that any partially valid and enforceable provisions be enforced in such jurisdiction to the extent that they are enforceable, and further agree to substitute for the invalid provision a valid provision (with respect to such jurisdiction) which most closely approximates the intent and economic effect of the invalid provisions. The section headings of this Agreement are for convenience only and have no interpretive value. References to currency or “$” in this Agreement refer to the Dollar unless otherwise expressly noted. Unless the context otherwise requires, as used in this Agreement, all terms used in the singular will be deemed to refer to the plural as well, and vice versa. The use of the word “including” and similar terms in this Agreement will be construed without limitation. References in this Agreement to “Business Days” will refer to each day other than a Saturday or Sunday or a day that commercial banking institutions in Seattle, Washington and New York, New York are authorized or required by Law to remain closed and “days” means consecutive calendar days. Each Party and its counsel has reviewed and jointly participated in the establishment of this Agreement.

20.14 Cooperation. Each Party will cooperate with the other Party in good faith in the performance of its respective activities contemplated by this Agreement through, among other things, making available, as reasonably requested by the other Party, such management decisions, information, approvals, and acceptances in order that such activities may be accomplished in a proper, timely and efficient manner. Except as expressly provided otherwise, where agreement, approval, acceptance, or consent of a Party is required by any provision of this Agreement, such action will not be unreasonably withheld or delayed.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the Parties on the date first written above.

SUBLESSOR:

AMAZON.COM SERVICES LLC

By:

Name:

Title:

SUBLESSEE:

SUN COUNTRY, INC.

By:

Name:

Title:

Appendix A

to

Aircraft Sublease Agreement (MSN [●])

DESCRIPTION OF AIRFRAME AND ENGINES

1.	Description of Airframe.

Manufacturer:	The Boeing Company
Model Number:	737-83N
Serial Number:
U.S. Registration No.:

2.	Description of Engines.

Manufacturer:	CFM International, Inc.
Model Number:	CFM56-7B24
Serial Numbers:

Each of the Engines has more than 1750 pounds of thrust or its equivalent.

Appendix B

to

Aircraft Sublease Agreement (MSN [●])

PARTICULAR COMMERCIAL CONDITIONS

(Following confidential financial terms redacted from Sublease counterpart filed with FAA)

[***]

Appendix C

to

Aircraft Sublease Agreement (MSN [●])

[Reserved]

Appendix D

to

Aircraft Sublease Agreement (MSN [●])

ATTACHED FORM OF TECHNICAL ACCEPTANCE CERTIFICATE

(Executed as a Condition of Delivery)

This Certificate of Acceptance is delivered on the date set out below by [●] (“Sublessee”) to [●] (“Sublessor”) pursuant to the Aircraft Sublease Agreement (MSN [●]) dated as of [●] between Sublessor and Sublessee (the “Sublease”). The capitalized terms used in this Certificate shall have the meaning given to such terms in the Sublease unless otherwise indicated.

DETAILS OF ACCEPTANCE

Sublessee hereby confirms to Sublessor that Sublessee has at [●] o’clock on this [●] day of [●], at [●], technically accepted the following, in accordance with the provisions of the Sublease:

	Serial Number	Type
Aircraft

Engine 1

Engine 2

APU

Fuel Status

Hours and Cycles data – per the attached summary.

Documentation – Equipment (attached):

LOPA

Emergency equipment drawing

Emergency and Loose Equipment list

Aircraft Documents

Engine Disc Sheets

Repairs and allowable damage chart

ACCEPTANCE:

Sublessor hereby confirms that it will reimburse Sublessee for the correction of the deferred items, if any, listed in Attachment 2 hereto.

Sublessee hereby confirms that the Aircraft is airworthy and that the Aircraft, Engines, Parts and Aircraft Documents are technically acceptable to it, satisfy all of the Delivery Condition Requirements and are in the condition for delivery and acceptance as required under the Sublease.

IN WITNESS WHEREOF, Sublessee and Sublessor have, by their duly authorized representative, executed this Certificate of Acceptance on the date in paragraph 1 above.

SUBLESSEE: [●]	SUBLESSOR: [●]

By:	By:
Name:	Name:
Title:	Title:

ATTACHMENT 1

to

Form of Technical Acceptance Certificate

HOURS AND CYCLES DATA SUMMARY

Schedule to Certificate of Acceptance: Form for New Aircraft:

HOURS AND CYCLES DATA (as of Delivery Date)

Airframe:

Time Since New	Cycles Since New

Landing Gear (Main and Nose)

Time Since New	Cycles Since New

Engines

Position Left Hand s/no.	Time Since New:

Cycles Since New:

Position Right Hand s/no.	Time Since New:

Cycles Since New:

Auxiliary Power Unit

Flight Hours/APU Hours (specify as applicable) since new:

Schedule to Certificate of Acceptance: Form for Used Aircraft:

HOURS AND CYCLES DATA (as of Delivery Date)

Total Hours	Total Cycles

Airframe:

	Last Structural Check	C Check
Date of Accomplishment
Hrs Since Last Accomplishment
Cycles Since Last Accomplishment

Landing Gear Overhaul:

	Left Main Landing Gear	Right Main Landing Gear	Nose Landing Gear
S/N
CSN
TSN
Date of Last Overhaul
Cycles since last O/H
Hrs since last O/H

Engines:

	Engine 1	Engine 2
S/N
TSN
CSN
Date of Last Refurbishment

Hours since last Refurb
Cycles since last Refurb
Cycles Remaining to First Restriction
Item to First Restriction

Auxiliary Power Unit:

S/N	TSN	Date of Last Heavy Shop Visit	Time Since Last Heavy Shop Visit

ATTACHMENT 2

to

Form of Technical Acceptance Certificate

EXCEPTIONS

Appendix E

to

Aircraft Sublease Agreement (MSN [●])

ATTACHED FORM OF SUBLEASE SUPPLEMENT

(Executed Contemporaneously with Delivery)

SUBLEASE SUPPLEMENT NO. 1

(MSN [●] )

Dated: [●], 20[●]

PURSUANT TO THE AIRCRAFT SUBLEASE AGREEMENT (MSN [●]) (the “Agreement”) dated on [●], 20 between Amazon.com Services LLC, a Delaware limited liability company (“Sublessor”), as sublessor, and Sun Country, Inc. a Minnesota corporation (“Sublessee”), as lessee, this Sublease Supplement No. 1 is executed by the parties hereto to confirm that at [●]a.m./p.m. ([●]Time) on this [●] day of [●], 2019:

(a) the following described airframe:

Manufacturer:	The Boeing Company
Model:	737-83N
Manufacturer’s Serial No.:	[●]
U.S. Registration No.:	[●]

(b) together with the two (2) following described aircraft engines (each having more than 1750 pounds of thrust or the equivalent of such thrust):

Manufacturer:	CFM International, Inc.
Model:	CFM56-7B24
Manufacturer’s Serial Nos.:	[●] and [●]

(c) together with the “Aircraft Documents” (as listed in Attachment 1 to the “Technical Acceptance Certificate,” as defined in the Agreement), were delivered by Sublessor to Sublessee and were accepted by Sublessee under and subject to the terms and conditions of the Agreement, while the Aircraft was located at [●]. The parties hereto confirm that on the date hereof: (i) the “Aircraft” (as defined by the Agreement) was duly accepted by Sublessee for leasing under the Agreement; (ii) the Aircraft became subject to and governed by the provisions of the Agreement; (iii) the Agreement is in full force and effect; (iv) all the terms and provisions of the Agreement are hereby fully incorporated herein; and (v) Sublessee became obligated to make the payments provided for in the Agreement.

Expiration Date. Sublessor and Sublessee further acknowledge and agree that the Expiration Date for purposes of the Agreement is [●].

[Signature Page Follows]

IN WITNESS WHEREOF, this Sublease Supplement No. 1 (MSN [•]) has been duly executed and delivered by the duly authorized officers of the Parties at the time and on the date written above.

SUBLESSOR:

AMAZON.COM SERVICES LLC:

By:

Name:

Title:

SUBLESSEE:

SUN COUNTRY, INC.:

By:

Name:

Title:

Appendix F to

Aircraft Sublease Agreement (MSN[●])

ATTACHED FORM OF RETURN RECEIPT

(Executed contemporaneously with Return of Aircraft in compliance with the Return

Condition Requirements)

RETURN RECEIPT

Dated: [●]

PURSUANT TO THE AIRCRAFT SUBLEASE AGREEMENT (MSN [●]) (the “Agreement”) dated on [●], 20[●] between Amazon.com Services LLC (“Sublessor”), as sublessor, and Sun Country, Inc. (“Sublessee”), as sublessee, this Return Receipt is executed by the parties hereto to confirm that at [●] a.m./p.m. ([●] Time) on this day of [●],[●] the following described aircraft (as defined more fully in the Agreement, the “Aircraft”) was redelivered by Sublessee to Sublessor while the Aircraft was located at [●] pursuant to the terms and conditions of the Agreement:

(a) The following described airframe (the “Airframe”):

Manufacturer:	The Boeing Company
Model Number:	737-83N
Manufacturer’s Serial Number:
U.S. Registration No.:	N

Total Time:
Total Cycles:
Time Since Major Check:
Cycles Since Major Check:
Type of Last Major Check
Time to Next Major Check

(b) together with the following described two aircraft engines (the “Engines”):

Manufacturer:	CFM International, Inc.
Model Number:	CFM56-7B24
Serial Number:
Total Time:
Total Cycles:
Time Since Overhaul:
Cycles Since Overhaul:
Cycles Remaining Until Next
Overhaul

Serial Number:
Total Time:
Total Cycles:

Time Since Overhaul:
Cycles Since Overhaul:
Cycles Remaining Until
Next Overhaul

(c) together with the following described landing gears:

Manufacturer:
Model Number(s):
Serial Number(s):
Time Since Overhaul:
Cycles Since Overhaul:
Cycles Since Overhaul

Manufacturer:
Model Number(s):
Serial Number(s):
Time Since Overhaul:
Cycles Since Overhaul:
Cycles Since Overhaul

Manufacturer:
Model Number(s):
Serial Number(s):
Time Since Overhaul:
Cycles Since Overhaul:
Cycles Since Overhaul

(d) together with the following auxiliary power unit (APU):

Manufacturer:
Model Number:
Serial Number:
Time Since Overhaul:
Cycles Since Overhaul:

(e) together with the following thrust reverser halves:

Manufacturer:
Model Number:
Serial Number:
Time Since Overhaul:
Cycles Since Overhaul:

Manufacturer:
Model Number:
Serial Number:
Time Since Overhaul:
Cycles Since Overhaul:

Manufacturer:
Model Number:
Serial Number:
Time Since Overhaul:
Cycles Since Overhaul:

Manufacturer:
Model Number:
Serial Number:
Time Since Overhaul:
Cycles Since Overhaul:

(f) together with the Aircraft Documents (as detailed in Attachment 1 hereto).

Sublessee hereby confirms that it will reimburse Sublessor for the correction of the deferred items, if any, listed in Attachment 2 hereto.

Sublessor hereby confirms that it has accepted the return of the Aircraft and of the Aircraft Documents under the terms of this Agreement and certifies that it considers the Aircraft to comply with the Return Condition Requirements set forth in the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Return Receipt has been duly executed and delivered by duly authorized officers of the Parties at the time and on the date written above.

SUBLESSOR:

AMAZON.COM SERVICES LLC

By:

Name:

Title:

SUBLESSEE:

SUN COUNTRY, INC.

By:

Name:

Title:

Attachment 1: Aircraft Documents

Attachment 2: Deferred Items

ATTACHMENT 1

RETURN RECEIPT

LIST OF AIRCRAFT DOCUMENTS

[To Be Provided]

ATTACHMENT 2

RETURN RECEIPT

DEFERRED ITEMS

[To Be Provided]

Appendix G to

Aircraft Sublease Agreement (MSN [●])

PRE-DELIVERY PROCEDURES AND DELIVERY CONDITION REQUIREMENTS

1.	Licenses

(a)

It is the responsibility of Sublessee to obtain all licenses, permits or approvals necessary to export or transport the Aircraft from the Delivery Location (although Sublessor agrees to cooperate with Sublessee in obtaining the same) at Sublessor’s (or Head Lessor’s) cost.

(b)

Sublessor will provide Sublessee with any required data and information relating to the Aircraft or Sublessor as are reasonably available to Sublessor for the purposes of obtaining any such licenses, permits or approvals.

2.	Inspection

(a)

Subject to any applicable purchase agreement, Sublessee shall inspect the Aircraft. To check that the Aircraft fulfils those Delivery Condition Requirements which cannot be checked on the ground, Sublessor will arrange a demonstration flight at its, or previous operator’s, cost. This flight would be performed in line with Manufacturer’s recommendations for in-service aircraft (subject to then state of registry and state of operator requirements) with up to[***]representatives of Sublessee on board as observers.

(b)

If Sublessee’s inspection of the Aircraft shows that the Aircraft does not fulfil the Delivery Condition Requirements, Sublessor will correct any Discrepancy and make the Aircraft available for re-inspection by Sublessee provided that, in Sublessor’s reasonable opinion, it is not impracticable or prohibitively expensive to correct the Discrepancy.

(c)

If Sublessor notifies Sublessee that it does not intend to correct the Discrepancy, either party may terminate the Sublease. In the event of such a termination, all obligations of each party under the Sublease will end on the date of such notice. Sublessee will remain obligated under its indemnity set forth in Section 3 of Appendix G.

(d)

Sublessee will carry out the inspections contemplated by Appendix I (Cargo Aircraft Cabin Interior Standard). Sublessor will arrange for replacements, repairs or repainting required per Appendix I to be done at Sublessor’s cost prior to Delivery. If any such task is not completed prior to Delivery or if there are any Discrepancies agreed by the parties at Delivery, which have not been remedied by Sublessor, but which do not affect the airworthiness or operation of the Aircraft, then these will be noted on the Certificate of Acceptance. Sublessee may remedy those Discrepancies after Delivery at a time convenient to Sublessee during the Term and Sublessor will reimburse Sublessee for the reasonable costs (as mutually agreed in advance) incurred in performing that work. Reimbursement would be subject to receipt by Sublessor of an invoice from Sublessee with supporting documentation for the costs incurred and confirming completion of the work.

3.	Indemnity

SUBLESSEE IS RESPONSIBLE FOR AND WILL INDEMNIFY EACH INDEMNITEE AGAINST ALL LOSSES ARISING FROM DEATH OR INJURY TO ANY OBSERVER, REPRESENTATIVE OR ANY EMPLOYEE OF SUBLESSEE (BUT NOT OF ANY INDEMNITEE) IN CONNECTION WITH THE INSPECTION OF THE AIRCRAFT WHETHER OR NOT SUCH LOSSES ARISE OUT OF OR ARE ATTRIBUTABLE TO ANY ACT OR OMISSION, NEGLIGENT OR OTHERWISE, OF ANY INDEMNITEE.

4.	DELIVERY CONDITION REQUIREMENTS

THE DELIVERY CONDITION REQUIREMENTS DESCRIBED IN THIS APPENDIX G ARE SOLELY A DESCRIPTION OF THE CONDITION THE AIRCRAFT MUST BE IN FOR SUBLESSEE TO BE OBLIGED TO ACCEPT THE DELIVERY OF THE AIRCRAFT UNDER THE SUBLEASE AND SHALL NOT BE CONSTRUED AS A REPRESENTATION, WARRANTY OR AGREEMENT OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, BY SUBLESSOR WITH RESPECT TO THE AIRCRAFT OR ITS CONDITION, ALL OF WHICH HAVE BEEN DISCLAIMED BY SUBLESSOR AND WAIVED BY SUBLESSEE AS SET FORTH IN THE SUBLEASE.

The definitions used in this Appendix G are as defined below:

Engine Thrust Setting:	[***]
Minimum APU Limit:	[***]
Minimum Component Calendar Life:	[***]
Minimum Component Cycles:	[***]
Minimum Component Flight Hours:	[***]
Minimum Engine Cycles:	[***]
Minimum Engine LLP Cycles:	[***]
Minimum Engine Flight Hours:	[***]
Minimum Landing Gear Calendar Time:	[***] Months
Minimum Landing Gear Cycles:	[***]
Required EGT Margin:	Each Engine will have sufficient EGT margin to achieve the Minimum Engine Hours and Minimum Engine Cycles at full take-off thrust on flat rated seal level day but not less than [***] degrees.

Sublessee will check for the following Delivery Conditions Requirement:

4.1	General

The Aircraft:

(a)	has been thoroughly cleaned prior to Delivery and is in the configuration agreed herein;

(b)

has installed the full complement of equipment, parts, accessories, furnishings, required markings and loose equipment as are normally installed in the Aircraft for continued regular service and the Aircraft (including the Aircraft Documents) is in a condition suitable for immediate operations under IR-OPS or FAR Part 121 (as applicable), without waiver or restriction;

(c)	has a valid certificate of airworthiness;

(d)	complies with the Manufacturer’s original specifications, except for example as modified by any previous operator in accordance with service bulletins, ADs or similar requirements;

(e)	has undergone, immediately prior to Delivery, the Airframe check provided herein as a Delivery Condition Requirement;

(f)

(i) complies with all outstanding ADs affecting that model of Aircraft issued prior to the Anticipated Delivery Month and within the AD Compliance Period (for this purpose: compliance will be by terminating action if the latest date permitted by the AD for required compliance by terminating action falls within the AD Compliance Period and references in this sub-clause (f) to “AD Compliance Period” refer to time after Delivery, not after the Expiration Date) and (ii) is not subject to any time extensions, waivers, deviations or alternative means of compliance with any ADs or other Regulations that are non-transferable by previous operator;

(g)

has installed all applicable vendor’s and manufacturer’s service bulletin kits received free of charge by previous operator related to the Aircraft or, to the extent not installed, that those kits will be furnished free of charge to Sublessee;

(h)	is in such external livery as agreed herein;

(i)	has all signs and decals clean, secure and legible;

(j)	meets ICAO requirements then in effect for the noise certification of the Aircraft, without waiver or restriction;

(k)	has no open, deferred, continued, carry over or placarded log book items or watch items and that all log book discrepancies have been cleared;

(l)

has had any damage repaired to a permanent repair standard with no additional inspections or other action required in relation to such repairs. If such a repair is not achievable, then the repair shall be to a permanent repair standard, subject to Manufacturer required supplemental inspections of the highest achievable initial inspection threshold and repeat intervals. If a permanent repair with supplemental inspections has been performed and a related inspection would be required to be carried out within [***] Cycles after Delivery, then immediately prior to Delivery, that the inspection has been carried out to clear the Aircraft for the maximum time then achievable. If there are repairs to any fatigue critical structure, requiring damage tolerance analysis, one of the following Manufacturer approvals shall be provided:

(1)

approval providing an initial threshold for inspections and which is valid until that threshold is reached (sometimes termed by an airframe manufacturer as a stage 2 approval) and with a minimum of [***]Cycles remaining to that threshold; or

(2)

approval (which is not time limited) setting out the inspection requirements, including the repeat interval and inspection method (sometimes termed by an airframe manufacturer as a stage 3 approval) with a minimum of [***] Cycles remaining until the next such inspection is required.

(m)	has all its systems serviceable and fully operational for their intended functions in accordance with the Manufacturer’s maintenance manual specifications;

(n)	has no leaks exceeding the limits specified in the Manufacturer’s maintenance manual; and

(o)	no longer has the previous operator’s logos, branding and other identifying marks.

4.2	Components

(a)

Each Flight Hour and Cycle controlled Hard Time Component (other than the APU itself – but including components of the APU) has not less than the Minimum Component Flight Hours and/or the Minimum Component Cycles (whichever is more restrictive) of life remaining to the next scheduled removal, in accordance with the previous operator’s maintenance program and is supported by documentation certifying date of installation, TSO and CSO (if overhaul is the mandatory action required by the Maintenance Program) or TSR/CSR with a EASA Form 1, FAA form 8130-3 or equivalent; in this sub-paragraph “Hard Time Component” means any component which has a limited on-wing life in accordance with previous operator’s maintenance program and which can have life fully restored through appropriate maintenance;

(b)

Each calendar-limited component including safety equipment has not less than its Minimum Component Calendar Life remaining to the next scheduled removal in accordance with the previous operator’s maintenance program and is supported by documentation indicating date of installation and by appropriate certification documentation indicating date of manufacture (where applicable) and date of overhaul in the form of EASA Form 1, FAA Form 8130-3 or equivalent as applicable;

(c)	Each “on-condition” and “condition-monitored” component is serviceable;

(d)

Each Airframe Life-Limited Component has not less than the Minimum Airframe Life Limited Component Flight Hours and the Minimum Airframe Life Limited Component Cycles remaining to next scheduled removal and is supported by documentation necessary to demonstrate accumulated Cycles. The certification to consist of a release certificate from the overhaul agency reflecting last repair or overhaul applicable or required by the Maintenance Program with supporting documentation listing part number, serial number, accumulated Cycles and last operator for each installed Airframe-Life Limited Component; for this purpose, “Airframe-Life Limited Component” means a component with an ultimate life which cannot be restored through appropriate maintenance.

4.3	Engines

(a)	Each Engine is installed on the Aircraft and has not less than Minimum Engine Flight Hours and Minimum Engine Cycles expected life remaining to the next expected removal.

The expected life remaining is to be determined by inspection and checks accomplished before Delivery taking account, where available, of:

(i)	full borescope inspection;

(ii)	analysis of trend data;

(iii)	SLOATL assessment or minimum last [***] qualifying flights (excluding the first flight of the day);

(iv)	maximum power assurance ground runs;

(v)	technical log analysis for a minimum of the previous [***] months of operation;

(vi)	previous shop visit assessment (if applicable); and

(vii)	in accordance with manufacturer’s maintenance manual.

(b)

Following the demonstration flight provided for by Section 2 of this Appendix G, each Engine has just completed at the Delivery Location a complete video borescope inspection of all Engine gas path modules (that inspection performed at Sublessor’s expense) and a power assurance run (performed at Sublessor’s expense) in accordance with Manufacturer’s maintenance manual, in each case Sublessor shall use commercially reasonable efforts to ensure that Sublessee may have one representative present to witness the inspections. Any Discrepancies discovered exceeding the Engine manufacturer’s in-service limits have been corrected at Sublessor’s expense. Sublessor shall have provided a DVD (or other electronic media) of the borescope inspections it had performed to Sublessee. No Engine is on “watch” for any reason requiring any special or out of sequence inspection. Each Engine complies with the operations specification of the previous operator without waiver or exceptions and there being no items beyond the Engine manufacturer’s in-service limits;

(c)

Each Engine Life-Limited Part has not less than the Minimum Engine LLP Cycles remaining in accordance with the manufacturer’s then current limitations for the part number in question, and is supported by certification documentation necessary to demonstrate Back-To-Birth Traceability; for this purpose, “Life Limited Part” means a component with an ultimate life which cannot be restored through appropriate maintenance approved by the State of Design of the manufacturer;

(d)	Each Engine is in a condition to operate at a maximum rated take-off power at sea level under corner point or flat rate conditions and with the Required EGT Margin; and

(e)	Each Engine is rated at the Engine Thrust Setting (all delivery conditions of this paragraph being based on such Engine Thrust Setting).

4.4	Fuselage, Windows and Doors

(a)	The fuselage is free of dents and abrasions exceeding the limits specified in the Manufacturer’s maintenance manual or structural repair manual;

(b)	Cockpit windows are free of delamination exceeding the limits specified in the Manufacturer’s maintenance manual or structural repair manual;

(c)	Cabin windows are substantially free of blemishes and crazing and properly sealed;

(d)	Doors are free moving, correctly rigged and fitted with serviceable seals; and

(e)

Sublessor has supplied a survey or map of the Airframe identifying the specific location of each repair and allowable damage (e.g. dents and scratches) with a reference to the applicable approved data, accomplishment records and (if applicable) next inspection threshold.

4.5	Wings and Empennage: Leading edges are free from damage in excess of the limits specified in the Manufacturer’s maintenance manual or structural repair manual.

4.6	Landing Gear; Tires and Brakes

(a)	The Landing Gear and wheel wells are clean and repaired as necessary;

(b)

Each installed Landing Gear has not less than the Minimum Landing Gear Flight Hours and the Minimum Landing Gear Cycles and the Minimum Landing Gear Calendar Time to the next scheduled overhaul or removal, as the case may be, in accordance with the then current Manufacturer’s Maintenance Planning Document;

(c)	The tyres and brakes have not less than half of their useful life remaining; and

(d)

The Landing Gears have full Back-To-Birth traceability such that the Aircraft Documents contain the following information since new in relation to each Landing Gear: the aircraft upon which the Landing Gear was installed, the duration of such installation and the identity of each relevant aircraft operator, the origin of each Part (when new) installed on the Landing Gear, details of expired life and particulars of all maintenance undertaken to the Landing Gear.

4.7

Auxiliary Power Unit: The APU shall have just completed a borescope inspection and shall meet all air outputs and temperature limitations under load in accordance with the Maintenance Program and the Manufacturer’s maintenance manual, and any discrepancies discovered in such inspection, which exceed the APU manufacturer’s in-service limits, shall be corrected at Sublessor’s expense. The APU shall have not more than the Minimum APU Limit.

4.8	Corrosion

(a)

The Aircraft complies with the Manufacturer’s corrosion prevention and control programme (CPCP) requirements. All CPCP inspections which would normally be accomplished while access is provided during structural inspection in accordance with the previous operator’s Maintenance Program have been accomplished;

(b)

The entire fuselage is substantially free from corrosion and adequately treated and a corrosion prevention programme is in operation in accordance with the Manufacturer’s Maintenance Planning Document; and

(c)	Fuel tanks are free from contamination and corrosion and a tank treatment programme was in effect during any period of storage prior to Delivery.

4.9	Fuel: Fuel has been measured on Delivery and the amount noted on the Certificate of Acceptance.

4.10

Maintenance Program: Sublessor has provided Sublessee with reasonable access to previous operator’s maintenance program and the Aircraft Documents in order to facilitate the Aircraft’s integration into Sublessee’s fleet.

4.11

Documents: The Aircraft Documents are up to date and listed in the attachment to the Certificate of Acceptance. Sublessee will notify Sublessor in good time prior to Delivery of any issues it has with the Aircraft Documents so that the parties can work with the previous operator or most recent maintenance provider, where appropriate, to resolve such issues in a timely fashion before Delivery.

The Delivery Condition Requirements set forth in this Part 2 of Appendix G of the Sublease and described below are solely a description of the condition the Aircraft must be in for Sublessee to be obliged to accept the delivery of the Aircraft under the Sublease and shall not be construed as a representation, warranty or agreement of any kind whatsoever, express or implied, by Sublessor with respect to the Aircraft or its condition, all of which have been disclaimed by Sublessor and waived by Sublessee as set forth in the Sublease.

Airframe Check:	The next due heavy maintenance visit which shall include but not be limited to accomplishment of a block C Check so that all scheduled and out of phase inspection have been cleared for [***]Flight Hours and [***]Cycles and [***] months. Where relevant, the work-scope and intervals (calendar and/or hourly) shall not be less than those prescribed by the then current Manufacturer’s Maintenance Planning Document block maintenance program.

Weights:	The Aircraft shall have the following weights: MTOW of [***]Lbs. MZFW of [***]Lbs. MLW of [***]Lbs.

Airworthiness certification basis and operational standard:	FAA. In a condition suitable for immediate operation under FAR 121 requirements.

AD Compliance Period:	ADs with clearance of [***] days or the equivalent flight hours and cycles and in the case of Engine fan blades with more than [***] cycles since new, the fan blade dovetail ultrasonic inspection per SB 72-1033 or eddy current inspection per ESM will have been performed no more than [***] cycles prior to Delivery.

Aircraft configuration:

Boeing 737-83N configuration with a Rigid Cargo Barrier and an ANCRA CLS capable of the following configurations full time:

a) (11) 88” X 125” or

b) (11) 88” X 108” or

c) (9) 96” X 125” or

d) (22) 62”X 88”, but for this configuration (d) only subject to this configuration being certified by the Manufacturer and made available for installation without affecting the Delivery Date.

Engines:

For any Engine which has previously operated in the Arabian Gulf, North Africa, India or Pakistan prior to Delivery, such Engine shall not have operated for more than [***] cycles or [***] hours in that environment since last Engine Refurbishment in respect of the core module (at a minimum inclusive of high-pressure compressor, combustor and high-pressure turbine).

For any Engine which has previously operated in China prior to Delivery, such Engine shall not have operated for more than [***] cycles or [***] hours in that environment since last Engine Refurbishment in respect of the core module (at a minimum inclusive of high-pressure compressor, combustor and high-pressure turbine). Should Sublessor propose an engine for delivery with more than [***] cycles operated in China since last Engine Refurbishment in respect of the core module, then Sublessee agrees to discuss in good faith, without any obligation to accept, the terms under which the Sublessee may accept such engine as a contracted engine.

Livery:	The fuselage shall be freshly painted in the livery as agreed with Sublessee.

Appendix H

to

Aircraft Sublease Agreement (MSN [●])

RETURN CONDITION REQUIREMENTS

On Return, Sublessee will redeliver the Aircraft to Sublessor in accordance with the procedures and in the condition set out below.

FINAL INSPECTION

Immediately prior to Return, Sublessee will make the Aircraft available to Sublessor and its designees for inspection (“Final Inspection”) to verify that the condition of the Aircraft complies with the Sublease. The Final Inspection will include, and be long enough to permit Sublessor and its designees to:

(a)	inspect the Aircraft Documents;

(b)

inspect the Aircraft, any uninstalled Parts and the APU (including a complete video borescope inspection). The inspection may include examining compartments and bays, so Sublessee will open or remove panels as reasonably required by Sublessor.

(c)

inspect the Engines, including (i) a complete video borescope inspection of (A) the low pressure and high-pressure compressors and (B) turbine area, including combustors, and (ii) engine condition runs, including full take-off power engine run-up performed in accordance with the performance test in the Manufacturer’s maintenance manual, and the Engines shall not exceed corrected limits for all parameters using temperature corrected charts, and power assurance runs; and

(d)	observe a [***] hour demonstration flight performed by Sublessee at Sublessee’s cost (with Head Lessor’s, Owner Participant’s and Sublessor’s representatives as on-board observers).

Sublessee acknowledges that a purchaser or the next operator of the Aircraft may need to inspect the Aircraft, the Engines and the Aircraft Documents prior to redelivery. Sublessee agrees to cooperate reasonably upon reasonable prior written notice at all times during normal business hours during the Term with Sublessor and such purchaser or next operator to coordinate, assist and grant access for such inspections and/or meetings; provided that any such inspection shall not result in an unreasonable disruption to Sublessee’s business operations or to the scheduled operation of the Aircraft.

As between Sublessor and Sublessee, Sublessor is responsible for and will indemnify Sublessee against all Losses arising from the death or injury to any observer or any employee of Head Lessor, Owner Participant or Sublessor, as the case may be, in connection with the Final Inspection of the Aircraft.

When Sublessor takes redelivery, the amount of fuel on the Aircraft will be checked and compared with the amount of fuel noted in the Certificate of Acceptance at Delivery. If the Aircraft is redelivered with more fuel than at Delivery, Sublessor will pay Sublessee for the difference. If the Aircraft is redelivered with less fuel than at Delivery, Sublessee will pay Sublessor for the difference. In each case the payment will be calculated using the prevailing cost at redelivery of fuel at the Return Location.

1. General.

1.1. The Aircraft will be serviceable, certified for international cargo operations, with all systems functioning, and clean in accordance with international airline standards.

1.2. The Aircraft will be in compliance with then current FARs, including FAR Part 121, and will be returned with a current FAA Certificate of Airworthiness (or a certificate of airworthiness for export to the United States issued by the Aviation Authority, if not the FAA).

1.3 The Aircraft (including the Engines) will be free and clear of liens, charges and encumbrances of any nature whatsoever other than Sublessor’s Liens.

Sublessee will return the Aircraft in the condition set forth in this Appendix H and as otherwise modified below:

Redelivery Check:	The next due heavy maintenance visit which shall include but not be limited to accomplishment of a block C Check so that all scheduled and out of phase inspection have been cleared for [***]Flight Hours and [***]Cycles and [***] months. Where relevant, the work-scope and intervals (calendar and/or hourly) shall not be less than those prescribed by the then current Manufacturer’s Maintenance Planning Document block maintenance program.

Weights:	The Aircraft shall have the following weights: MTOW of [***] Lbs. MZFW of [***] Lbs. MLW of [***] Lbs.

Airworthiness certification basis and operational standard:	FAA. In a condition suitable for immediate operation under FAR 121 requirements.

AD Compliance Period:	ADs with clearance of [***] days or the equivalent flight hours and cycles and in the case of Engine fan blades with more than [***]cycles since new, the fan blade dovetail ultrasonic inspection per SB 72-1033 or eddy current inspection per ESM will have been performed no more than [***] cycles prior to Delivery.

Aircraft configuration:

Boeing 737-83N configuration with a Rigid Cargo Barrier and an ANCRA CLS capable of the following configurations full time:

a)  (11) 88” X 125” or

b)  (11) 88” X 108” or

c)  (9) 96” X 125” or

d)  (22) 62”X 88”, if the configuration in this (d) was provided to Sublessee on the Delivery Date.

Livery:	The fuselage shall be freshly painted a livery advised by Sublessor.

Definitions:

Engine Thrust Setting:	[***]

Minimum APU Limit:	[***]

Minimum Component Calendar Life:	[***]

Minimum Component Cycles:	[***]

Minimum Component Flight Hours:	[***]

Minimum Engine Cycles:	[***]

Minimum Engine LLP Cycles:	[***]

Minimum Engine Flight Hours:	[***]

Minimum Landing Gear Calendar Time:	[***]

Minimum Landing Gear Cycles:	[***]

Required EGT Margin:	Each Engine will have sufficient EGT margin to achieve the Minimum Engine Hours and Minimum Engine Cycles at full take-off thrust on flat rated sea level day.

Redelivery Location:	Location within the 48 contiguous United States as notified by Sublessee to Sublessor or such other location as may be agreed between Sublessor and Sublessee

2.	General Condition of Aircraft at Return.

2.1.	The Aircraft will:

(a)

be thoroughly cleaned immediately prior to Return and will be in the same configuration as at Delivery subject to any post-Delivery modifications, repairs or maintenance to the Aircraft which are permitted or required by the Sublease;

(b)

have installed the full complement of equipment, parts, accessories, furnishings and loose equipment as when originally delivered to Sublessee (and, in addition, shall include any post-Delivery modifications, repairs or maintenance which are required or permitted by the Sublease) and as normally installed in the Aircraft for continued regular service. The Aircraft (including the Aircraft Documents) shall be in a condition suitable for immediate operations under IR-OPS or FAR Part 121, without waiver or restriction; and if any of the engines or parts tendered for Return with the Aircraft is not one of the Engines or Parts referred to in the Certificate of Acceptance or a Replacement Engine installed pursuant to Section 6.2 of the Sublease following the Total Loss of an Engine, Sublessor shall have no obligation to accept such engine or part unless Sublessor consents and Sublessee furnishes to Sublessor all the documents and evidence in respect of such engine or part in accordance with Section 6.2 of the Sublease, as if such engine were a Replacement Engine or such part were a replacement Part, and otherwise complies with such Section 6.2 with respect thereto;

(c)

have a valid and effective certificate of airworthiness issued by the FAA, and if required by Sublessor (at Sublessor’s cost), a valid and effective export certificate of airworthiness issued not earlier than [***] days prior to the Return;

(d)

comply with the manufacturer’s original specifications as at the Delivery Date, except as modified during the Term in accordance with the Manufacturer’s service bulletins or letters, ADs, FAA approved data (all of which should have supporting state of design approval) or otherwise as permitted or required by the Sublease;

(e)

have undergone, immediately prior to Return the Redelivery Check. Sublessee shall not utilize fleet sampling as a means to negate a requirement to accomplish structural inspection tasks on the Aircraft;

(f)

have had accomplished all outstanding ADs affecting that model of Aircraft requiring compliance during the Term or within the AD Compliance Period; for this purpose, compliance shall be by terminating action if:

1.	Sublessee has complied by terminating action for other aircraft of the same model and series then operated by Sublessee; or

2.	the latest date permitted by such AD for required compliance by terminating action falls within the AD Compliance Period.

In no event shall there be any time extensions, waivers, deviations or alternative means of compliance with any ADs or other Regulations that are non-transferable by Sublessee.

(g)

have installed all applicable vendor’s and manufacturer’s service bulletin kits received free of charge by Sublessee that relate to the Aircraft and, to the extent not installed, those kits will be furnished free of charge to Sublessor;

(h)

be in such external livery (freshly painted) as may be requested by Sublessor, such painting to include the fuselage, empennage, wings, pylons, cowlings and flight controls which shall be re-placarded and painted in accordance with standard industry practice, including any required re-balancing of flight controls and required re-weighing or recalculation of the Aircraft or the Aircraft weight;

(i)	have all signs and decals clean, secure and legible;

(j)	meet the requirements of FAR Part 36, Appendix C, Stage 3 noise compliance as in effect at the Delivery Date, without waiver or restriction;

(k)	have no open, deferred, continued, carry over, or placarded maintenance items or watch items and all log book discrepancies shall be cleared;

(l)

have had any damage repaired to a permanent repair standard with no additional inspections or other action required in relation to such repairs. If such a repair is not achievable, then the repair shall be to a permanent repair standard, subject to Manufacturer required supplemental inspections but having the highest achievable initial inspection threshold and repeat intervals. If a permanent repair with supplemental inspections has been performed and an inspection would be required to be carried out within [***]Cycles after the Return, then immediately prior to the Return, Sublessee shall procure that the inspection is carried out to clear the Aircraft for the maximum time then achievable. If there are repairs to any fatigue critical structure, requiring damage tolerance analysis, one of the following Manufacturer approvals shall be provided:

1.

approval providing an initial threshold for inspections and which is valid until that threshold is reached (sometimes termed by an airframe manufacturer as a stage 2 approval) and with a minimum of [***] Cycles remaining to that threshold; or

2.

approval (which is not time limited) setting out the inspection requirements, including the repeat interval and inspection method (sometimes termed by an airframe manufacturer as a stage 3 approval) with a minimum of [***] Cycles remaining until the next such inspection is required.;

The Manufacturer’s maintenance manual or the Manufacturer’s structural repair manual (“SRM”), as appropriate, will be used to assess any damage and rectification requirements. Any damage outside the scope of the SRM shall require Manufacturer recommendation and FAA 8110-3 or 8100-9 certification or the equivalent certification by the civil aviation authority by the state of design.

(m)	have all its systems serviceable and fully operational for their intended functions in accordance with the Manufacturer’s maintenance manual specifications;

(n)	will have no leaks exceeding the limits specified in the Manufacturer’s maintenance manual; and

(o)	have Sublessee logos, branding and other identifying marks removed.

3.	COMPONENTS

(a)

Each Flight Hour and Cycle controlled Hard Time Component (other than the APU, but including the components installed on the APU) shall have not less than the Minimum Component Flight Hours and/or the Minimum Component Cycles (whichever is more restrictive) of life remaining to the next scheduled removal, in accordance with the Maintenance Program or the Manufacturer’s Maintenance Planning Document (to the extent that the Maintenance Program does not comply with the Manufacturer’s Maintenance Planning Document) and shall be supported by documentation indicating date of installation and by appropriate certification documentation indicating TSO and CSO (if overhaul is the mandatory action required by the Maintenance Program) or TSR/CSR in the form of EASA Form 1 or FAA Form 8130-3 as applicable; for this purpose “Hard Time Component” means any component which has a limited on-wing life in accordance with the Maintenance Program and which can have life fully restored through appropriate maintenance;

(b)

Each calendar-limited component including safety equipment will have not less than its Minimum Component Calendar Life remaining to the next scheduled removal in accordance with the Maintenance Program or the Manufacturer’s Maintenance Planning Document (to the extent that the Maintenance Program does not comply with the Manufacturer’s Maintenance Planning Document) and shall be supported by documentation indicating date of installation and by appropriate certification documentation indicating date of manufacture (where applicable) and date of overhaul in the form of EASA Form 1 or FAA Form 8130-3 as applicable;

(c)

Each “on-condition” and “condition-monitored” component will be serviceable, and those components installed on the Aircraft within the last [***] months shall be supported by documentation indicating date of installation and by appropriate certification documentation such as EASA Form 1 or FAA Form 8130-3;

(d)	The installed components as a group will have an average of total flight time since new of not more than that of the Airframe; and

(e)

Each Airframe Life-Limited Component will have not less than the Minimum Airframe Life-Limited Component Flight Hours and the Minimum Airframe Life-Limited Component Cycles remaining to next expected removal and will be supported by certification documentation necessary to demonstrate accumulated Cycles. The certification shall consist of a Release Certificate from the overhaul agency reflecting the last overhaul with supporting documentation listing part number, serial number, accumulated Cycles and the last operator for each installed Airframe Life-Limited Component; for this purpose, “Airframe-Life Limited Component” means a component with an ultimate life which cannot be restored through appropriate maintenance.

4.	ENGINES

(a)	Each Engine will be installed on the Aircraft and will have not less than the Minimum Engine Flight Hours and Minimum Engine Cycles expected life remaining to the next expected removal.

The expected life remaining will be determined by the inspection and checks accomplished by Sublessor in accordance with the Sublease including:

(i)	full borescope inspection;

(ii)	analysis of trend data;

(iii)	sea level outside air temperature limit assessment or minimum last [***] qualifying flights (excluding the first flight of the day);

(iv)	maximum power assurance ground runs;

(v)	technical log analysis for a minimum of the previous [***] months of operation;

(vi)	previous shop visit assessment (if applicable); and

(vii)	reference to the manufacturer’s maintenance manual;

(b)

Following the demonstration flight provided for by Section 18.6 of the Sublease, each Engine shall have just accomplished at the Return Location a complete video borescope inspection of all Engine gas path modules, which inspection shall be performed at Sublessor’s expense, and a power assurance run performed at Sublessee’s expense in accordance with the Maintenance Program or Manufacturer’s maintenance manual and any discrepancies discovered in such inspections which exceed the Engine manufacturer’s in-service limits shall be corrected at Sublessee’s expense. Sublessee shall cause such borescope inspections to be performed and to be recorded on videotape by an agency selected by Sublessor and shall provide Sublessor with a copy of such videotape on the Return. No Engine shall be on “watch” for any reason requiring any special or out of sequence inspection. Each such Engine shall comply with the operations specification of Sublessee without waiver or exceptions. All items beyond the Engine manufacturer’s in-service limits shall be repaired;

(c)

Each Engine Life-Limited Part will have not less than the Minimum Engine LLP Cycles remaining in accordance with the manufacturer’s then current limitations for the part number in question, and will be supported by certification documentation necessary to demonstrate Back-To-Birth traceability; for this purpose, “Life Limited Part” means a component with an ultimate life which cannot be restored through appropriate maintenance approved by the state of design of the manufacturer;

(d)

Each Engine will have no less than the Minimum Engine Cycles and the Minimum Engine Flight Hours before any condition or restriction requires any inspection, testing, repair or replacement in accordance with the Engine manufacturer’s maintenance manual limits;

(e)	Each Engine will be in a condition to operate at a maximum rated take-off power at sea level under corner point or flat rate conditions and with the Required EGT Margin; and

(f)	Each Engine shall be rated at the Engine Thrust Setting and all Return conditions of this Section 3 are based on such Engine Thrust Setting.

5.	FUSELAGE, WINDOWS AND DOORS

(a)	The fuselage will be free of dents and abrasions which exceed the limits specified in the Manufacturer’s maintenance manual or the SRM;

(b)	Cockpit windows will be free of delamination which exceeds the limits specified in the Manufacturer’s maintenance manual or SRM;

(c)	Cabin windows will be substantially free of blemishes and crazing and will be properly sealed;

(d)	Doors will be free moving, correctly rigged and be fitted with serviceable seals; and

(e)

Sublessee will supply a survey or map of the Airframe identifying the specific location of each repair and allowable damage (e.g. dents and scratches) on the Return with a reference to the applicable approved data, accomplishment records and (if applicable) next inspection threshold.

6.	WINGS AND EMPENNAGE

(a)	Leading edges will be free from damage in excess of the limits specified in the Manufacturer’s maintenance manual or SRM; and

(b)	Unpainted surfaces of the wings and empennage will be polished.

7.	INTERIOR AND COCKPIT

Sublessor may carry out the inspections contemplated by Appendix I (Cargo Aircraft Interior Standard). Sublessee shall ensure that any replacements, repairs or repainting required in accordance with Appendix I (as at the Return) are effected at Sublessee’s cost. Interior and cockpit to be clean in accordance with airline standards.

8.	LANDING GEAR; WHEELS, TIRES AND BRAKES

(a)	The Landing Gear and wheel wells will be clean and repaired as necessary;

(b)

Each installed Landing Gear shall have no more Cycles accumulated than the Airframe and, in any event, shall have not less than the Minimum Landing Gear Flight Hours and the Minimum Landing Gear Cycles and the Minimum Landing Gear Calendar Time to the next expected overhaul or removal, as the case may be, in accordance with the then current Manufacturer’s Maintenance Planning Document; and

(c)	The tires and brakes will have not less than half of their useful life remaining.

9.	RETURN OF AUXILIARY POWER UNIT (APU)

The APU shall have just completed a borescope inspection and shall meet all air outputs and temperature limitations under load in accordance with the Maintenance Program and the Manufacturer’s maintenance manual, and any discrepancies discovered in such inspection, which exceed the APU manufacturer’s in-service limits, shall be corrected at Sublessee’s expense. The APU shall have not more than the Minimum APU Limit.

10.	CORROSION

(a)

The Aircraft shall be in compliance with the Manufacturer’s corrosion prevention and control program (CPCP) requirements. All CPCP inspections which would normally be accomplished while access is provided during structural inspection in accordance with the Maintenance Program during the Term shall have been accomplished;

(b)

The entire fuselage will be substantially free from corrosion and will be adequately treated in accordance with Sublessee’s corrosion prevention program and the Manufacturer’s Maintenance Planning Document; and

(c)	Fuel tanks will be free from contamination and corrosion and a tank treatment program will be in effect during any period of storage.

11.	MAINTENANCE PROGRAM

(a)

Prior to the Return and upon Sublessor’s or Owner Participant’s request, Sublessee will provide Sublessor or Owner Participant or its agent reasonable access to the Maintenance Program and the Aircraft Documents in order to facilitate the Aircraft’s integration into any subsequent operator’s fleet; and

(b)

Upon Return of the Aircraft, Sublessee will, if requested by Sublessor or Owner Participant to do so, provide a certified true current and complete copy of the Maintenance Program to Sublessor or Owner Participant. Sublessor and any person to whom Sublessor grants access to Maintenance Program shall agree that it will not disclose the contents of the Maintenance Program to any other person except to the extent necessary to monitor Sublessee’s compliance with the Sublease and/or to bridge the maintenance program for the Aircraft from the Maintenance Program to another program after the Return.

12.	AIRCRAFT DOCUMENTS

At Return Sublessee will return the following Aircraft Documents to Sublessor. The documents must be in English and current. Any electronic records must be in an industry standard format and accessible without the need for proprietary software, hardware or the payment of any fee. Where records have been customised for Sublessee they must be de-customised ready for Sublessor or the next operator on the Return. If the Maintenance Program is arranged in block events directly in accordance with the maintenance planning document of the type certificate holder, then the status of each block event will be provided. If the Maintenance Program is customised or equalized, then the status of each inspection task must be provided. All summary sheets must be supported with documentation to verify the data in them.

Sublessor accepts that if and to the extent Sublessee does not receive any of the documents set out in this paragraph 12 from Sublessor on Delivery, Sublessee shall not be required to redeliver those documents on the Return, except to the extent that Sublessee has created or is otherwise obliged to create such documents during the Term.

The Aircraft Documents should be collated, ordered and presented for Sublessor’s review and acceptance as follows:

Aircraft Description

General description of the Aircraft including manufacturer, type and model, serial number, registration markings, certification basis, installed engine(s) (model & serial number) and APU (model & serial number) with:

(1)	Description of Aircraft’s current operational configuration (seat configuration and emergency equipment)

(2)	Details of specific operational capability approvals for which aircraft is equipped or certified (e.g. RVSM, EDTO, IR-OPS, FAR 121 etc.)

A.	Certificates

Including:

(1)	Certificate of Airworthiness

(2)	Copy of Air Operator Certificate

(3)	Current Certificate Aircraft Registration

(4)	Certificate of Noise Limitation (or equivalent, AFM page)

(5)	Radio Station License

(6)	Current maintenance release certificate

(7)	C of A for export (if applicable)

(8)	Certificate of sanitary construction (if applicable)

(9)	Aircraft deregistration confirmation (if applicable)

(10)

Burn Certificates: confirming compliance with EASA and FAA fire blocking requirements for all seats, backrests, cushions, covers, curtains, floor coverings, carpets, interior surfaces, sidewalls and overhead bins, with “in combination” certification, as applicable.

B.	Log Books

(1)	Aircraft logbooks

(2)	Engine logbook(s) (if applicable)

(3)	APU logbook (if applicable)

C.	Aircraft Maintenance Status Summaries

(1)	Certified current Time in Service (Hours & Cycles) and maintenance status

(2)	Certified status of ADs including method of compliance

(3)	Certified status of Manufacturer Service Bulletin incorporated

(4)	Certified status of all Airframe non-Manufacturer modifications incorporated (including STCs)

(5)	Certified status of supplemental structural inspections (SSIs) (if applicable)

(6)	Certified status of CPCP tasks (if applicable)

(7)	Certified status of installed Hard Time Components (including time, hours and cycles remaining)

(8)	Certified status of on condition / condition monitored components

(9)	Certified status of Airframe Check/Inspection history

(10)	Certified list of deferred maintenance items (if applicable)

(11)

status of the maintenance task compliance listing (‘Last Done\Next Due’) including ‘Out of Phase’ Inspections. Must demonstrate (at a minimum) compliance with the current Manufacturer’s Maintenance Planning Document (MPD). Tasks to be clearly cross referenced (as applicable) for presentation according to the MPD.

(12)	Certified Incident / Accident Clearance Statement for the period since the Delivery Date, covering Airframe, Engines, Landing Gear & APU.

(13)	Certified map of structural repairs & allowable damage, including reference to applicable approved data & time limited items

(14)	Certified status of Certification Maintenance Requirements (CMR)

(15)	Statement of the Aircraft eligible Type Certification

(16)	Life Limited Parts Status, Airframe Parts

(17)	Certified statement of oil and fluid types used in Aircraft, Engines and APU

(18)	Certified installed software listing including part number and revision date

(19)	Certified statement of aircraft operational capability including RVSM, RNP, ETOPS, Landing Category, MNPS, FANS, FM Immunity, 8.33 Spacing, ADS-B

(20)	Certified Flight Data Recorder Report verifying that required parameters are within approved limits

(21)	Operator Maintenance Program Summary

(22)	Aircraft Flight Time Report / Aircraft Log Book

(23)	Certified status of Airworthiness Limitation Items (ALIs)

(24)	Electrical load analysis updated for post production modifications affecting Aircraft’s electrics.

D.	Aircraft Maintenance Records

(1)	Aircraft Technical Logs (minimum of last [***] years)

(2)	A Checks - last complete cycle of A Checks (or equivalent)

(3)	C Checks - last complete cycle of C Checks (or equivalent)

(4)	All major airframe structural check packages

(5)	CPCP/ISIP certified maintenance task cards (including level of corrosion found and rectification)

(6)	File for each applicable AD including AD copy, accomplishment instructions (SB) and certified maintenance task cards

(7)	File for each non-mandatory Manufacturer Service Bulletin incorporated including SB copy and certified maintenance task cards

(8)

File for each non-Manufacturer modification incorporated including modification data, substantiation data (including material burn test reports if applicable), regulatory approval and certified maintenance task cards

(9)

Structural repairs, internal and external and allowable damage certified maintenance task cards including repair data and regulatory approval if not within SRM and any instructions for continuing airworthiness.

(10)	Repair map to identify repairs and allowable damage visible from the exterior of the Aircraft and reference to the applicable approved data.

(11)	File for each operational capability compliance inspection including certified maintenance task card if applicable

(12)	Certification Maintenance Requirements (CMR’s) certified maintenance task cards

(13)	Certified aircraft weighing report

(14)	Flight control balance status—original manufacturer data or certified maintenance task card (if applicable)

(15)	Last demonstration flight report and relevant technical log

(16)	Supplemental Structural Inspection (SSI) certified maintenance task cards (if applicable)

(17)	Compass Deviation Report including certified task card

(18)	Certified Current Records Inventory (including full inventory of boxes delivered)

(19)	Airworthiness Limitation Items (ALIs) certified maintenance task cards

E.	Configuration Status

(1)	Layout of Passenger Accommodation (LOPA) drawing, including seat part numbers

(2)	Seats, closets, class dividers, overhead bins, PSU’s, cabin crew seating

(3)	Galley drawings & overhaul manuals

(4)	Emergency equipment drawing, with item description and part number

(5)	Loose and galley equipment inventories

(6)	Inventory listing avionic units installed

(7)	Software Status (cockpit folder)

F.	Aircraft Historical Records

(1)	C of A (export) from state of manufacture

(2)	Manufacturer report of ADs incorporated at manufacture

(3)	Manufacturer’s inspection report, initial equipment list / aircraft readiness log (or equivalent)

(4)	Manufacturer’s repair/alteration report / SRL

(5)	Manufacturer report of service bulletins and optional modifications incorporated at manufacture

(6)	Service difficulty reports (if any)

(7)	Manufacturer Report of Landing Gear Life Limited Parts installed at manufacture, including part number and serial number

(8)	Aircraft Historical / Miscellaneous Log (or equivalent)

(9)	Last Flight Data recorder read out & corrections

G.	Engine Records

Separate hard copy and PDF folders for each Engine, including:

(1)	Certified statement of total time in Service (Hours & Cycles)

(2)	Certified status of Engine ADs including method of compliance

(3)	Certified status of Engine Manufacture Service Bulletins incorporated

(4)	Certified status of Engine non-manufacturer modifications including STC’s with applicable regulatory approval

(5)	Certified Life Limited Parts Listing indicating cycles remaining

(6)	Manufacturer Delivery Documents (EDS, Test Data/Performance Summary, Configuration Listing and SB Status at Manufacture)

(7)	All historical engine/module shop visit reports

(8)	Individual total cycle substantiation data for each life limited part since manufacture and confirmation that each LLP is not incident related

(9)	Condition Monitoring Report (Current Trend Data)

(10)	Engine Log Book/Master Records of Installation & Removals

(11)	Last borescope report (including video / DVD if available)

(12)	Last Engine Test Cell Report

(13)	Last On-wing Maximum Power Assurance Ground Run

(14)	Certified Engine Incident & Accident Clearance Statement

(15)	ETOPS compliance report and certified maintenance task cards (if applicable)

(16)	Type of engine oil used

(17)	Operator certified statement of engine non-exceedance during period of operation

(18)	Power Rating Operation Statement (Cycles of operation e.g. at 7B24, 7B27, 7B27/B1, etc.)

(19)	Certified maintenance task cards - Engine Field Repairs since last shop visit (if applicable)

(20)	Certified maintenance task cards - Long Term Preservation - (if applicable)

(21)	Certified maintenance task cards - Fan Blade Distribution Sheet

(22)	Certified maintenance task cards - Last fan blade lubrication

(23)	Certified maintenance task cards - Engine Mount NDT Inspection (if applicable)

(24)	Certified engine component configuration listing including line replaceable units

(25)	Certified high pressure turbine blade listing to include TSN/CSN/TSO/CSO

(26)	Certified Maintenance task cards for last ‘C’ Check compliance

H.	APU

(1)	Certified total time in service (Hours & Cycles) (including statement of ratio from Aircraft hours to APU hours)

(2)	Certified status of APU ADs including method of compliance

(3)	Certified status of APU Manufacturer Service Bulletins incorporated

(4)	APU Log / Master Record of installation & removals

(5)	All historical APU shop visit reports

(6)	Certified Maintenance Status of the APU to include time since last heavy shop visit

(7)	LLP status and certified history of life consumed to date (if applicable)

(8)	Operational performance test certified maintenance task card

(9)	Last Test Cell Report

(10)	ETOPS Compliance Report and certified maintenance task cards (if applicable)

(11)	Last borescope report (including video / DVD if available)

I.	Components

EASA Form 1 (or equivalent under EASA Part M) or FAA Form 8130-3 for:

(1)	Approved release to service for each Hard Time Component (including last overhaul and any subsequent shop maintenance)

(2)	Approved release to service for each on condition and condition monitored component installed within the previous [***] months, or less if accepted by the Aircraft’s next state of registry.

J.	Landing Gears

(1)	EASA Form 1 (or equivalent under EASA Part M) or FAA Form 8130-3 for approved release to service from last overhaul (and any subsequent maintenance) for each major landing gear assembly

(2)	Certified status of life limited parts (LLP’s) for each gear showing Cycles consumed since new and allowable Cycles remaining

(3)	Maintenance shop reports from last overhaul and any subsequent shop maintenance

(4)	Certified log card or equivalent for each life limited landing gear part showing details of life consumed and removal/installation history (if applicable) i.e. Back to Birth Traceability

(5)	Work Order / Certified Release to Service (evidence of gear installation on Airframe)

K.	Manuals

All manuals delivered with the Aircraft under the Sublease updated to the latest revision standard applicable as at the Return. Wiring Diagram Manual, Illustrated Parts Catalogue, Aircraft Maintenance Manual, Aircraft Schematics manual and Wire List & Hook up Charts to be available online line from the Manufacturer or if not, to be on DVD/CD or other media as customary.

Appendix I

to

Aircraft Sublease Agreement (MSN [●])

CARGO AIRCRAFT INTERIOR STANDARD

The maintenance, repair and component manual requirements of the relevant manufacturer must be complied with at all times in respect of any repairs, replacements or repainting undertaken in the cabin interior of the Aircraft. Any repairs incorporated outside of those already approved in such manuals must have the approval of the relevant manufacturer and regulatory authority prior to the release of the Aircraft from the relevant maintenance facility. Repairs to cabin interior decorative finishes (including seat tables) which do not restore the surface finish to an acceptable standard require replacement of the specific item. FAR / EASA material flammability requirements must always be complied with. References in this Schedule to “Maintenance Manual” are to the Aircraft Maintenance Manual or if an item is not addressed in that manual, then to the relevant manufacturer’s maintenance manual.

A.	FLIGHT DECK

01	Lining / Instrument Panels	Inspect all flight deck panels and carry out necessary repairs per the Maintenance Manual.

02	Seat Inspection	Detailed visual inspection of flight deck seat structure, harness, fittings, linings, and coverings. Carry out detailed visual inspection of the flight deck seat rails. Carry out a seat operational check in accordance with the Maintenance Manual.

03	Seat Repair	Carry out flight deck seat repairs in accordance with the Component Maintenance Manual. Replace worn seat covers / damaged foams.

04	Seat Painting	Following any required repainting ensure paint condition is to a uniform shading standard.

05	Footrest Anti-Slip Cover Replacement	Renew anti-slip protection on pilot and co-pilot footrests / rudder pedals (as applicable)

06	Floor Covering	Inspect floor covering and replace worn / torn / stained segments.

07	Door Inspection	Detailed visual inspection of the flight deck door. Check for cracks, missing or damaged parts. Check for correct door operation and locking function.

08	Door Repair	Carry out all required repairs per the Maintenance Manual.

09	Flight Deck Area Paint	Inspect the paint condition of: all lining panels, instrument panels, CB panels and door. Following any required repainting ensure paint condition is to a uniform shading standard.

B.	ENTRANCE AREAS

01	Door / Frame Lining Inspection	Detailed visual inspection of door and doorframe linings. Check for cracks, missing or damaged parts. Pay particular attention to the door and door lining pressure seals.

02	Door / Frame Lining Repair	Repair or replace damaged or missing parts per the Maintenance Manual

03	Door / Frame Lining Painting	Inspect paint condition of all lining panels. Following any required repainting ensure paint condition is to a uniform shading standard. Replace damaged placards.

04	Doorframe Structure Painting	Prepare and repaint doorframe structure from all exits.

05	Entrance Area Ceiling Panel Inspection	Detailed visual inspection of entrance area ceiling panels. Check for cracks, missing or damaged parts.

06	Entrance Area Ceiling Panel Repair	Repair or replace damaged or missing parts in accordance with the Maintenance Manual.

07	Entrance Area Ceiling Panel Painting	Inspect paint condition of all ceiling panel outer surfaces. Following any required repainting ensure paint condition is to a uniform shading standard.

08	Entrance Area Floor Coverings	Detailed visual inspection of entrance area floor coverings. Replace damaged, worn and stained segments.

09	Airstairs (if applicable)	Replace worn stairway anti slip material

C.	SEATS

01	Attendant Seats Inspection	Detailed visual inspection of the attendant seats for: structure, structural attachments, lining /fairing panels, foams, dress covers and seatbelts.

02	Attendant and supernumerary seats repair	Carry out required repairs per the Component Maintenance Manual. Replace worn seat covers / damaged foams. Ensure fire blocking labels on cushion and seat backs are present and in good legible condition.

03	Attendant Seats Structure / Lining Panel Painting	Inspect paint condition of seat structure / lining surfaces. Following any repainting ensure paint condition is to a uniform shading standard.

04	Supernumerary Seats Inspection	Detailed visual inspection of the passenger seats for: structure, structural attachments, lining / fairing panels, armrest caps, foams, dress covers, seatbelts, ashtrays and blanking caps (as applicable).

D.	GALLEYS & STOWAGE UNITS

01	Galley Inspection

Detailed visual inspection of galley and stowage compartments for:-

structural integrity, corrosion – particularly of floor attachment fittings (if accessible), contamination, missing or damaged parts.

Perform operational test on all doors, spring flaps, guides, latches and worktop lights per Component Maintenance Manual.

02	Galley Wall Laminate Bulkhead Covering Inspection (As Applicable)	Detailed visual inspection of the galley and stowage compartment laminates and bulkhead covering for cracking, scratches, disbanding, discoloration, stains and torn covers.

03	Galley Repair	Repair or replace damaged or missing parts. All work to be performed per Component Maintenance Manual.

04	Galley Painting	Inspect paint condition of galley surfaces. Following any required repainting ensure paint condition is to a uniform shading standard.

05	Galley Ovens	Carry out deep cleaning of all galley ovens and oven inserts

06	Galley Ovens / Coffee Makers / Water Boilers	Detailed visual inspection of these installations and ensure all units are fully operational per the Maintenance Manual.

07	Galley Floor Coverings	Detailed visual inspection of galley area floor coverings. Replace damaged, worn and stained segments.

E.	LAVATORIES

01	Lavatory Inspection	Detailed visual inspection of lavatories for: structural integrity, corrosion – particularly of floor attachment fittings (if accessible), contamination, missing or damaged parts, proper sealing of waste bin compartments. Check doors and waste bin compartment spring flaps for correct operation and locking in, per Component Maintenance Manual.

02	Lavatory – bulkheads and panels	Detailed visual inspection of the lavatory bulkheads and panel coverings for cracking, scratches, disbonding, discoloration, stains and tearing of covering.

03	Lavatory Floor Pan / Floor covering	Detailed visual inspection of the lavatory floor pan / floor covering for satisfactory condition. Replace / repair as applicable.

04	Lavatory Mirrors	Detailed visual inspection of the lavatory mirrors for cracking, scratches, disbanding and discoloration

05	Lavatory Repair	Repair or replace damaged or missing parts in accordance with the Component Maintenance Manual.

06	Lavatory Painting	Following any required repainting ensure paint condition is to a uniform shading standard.

07	Lavatory Lights and Return to Seat Indication	Check all lavatory lights are working. Ensure Return to Seat indication is illuminating properly.

08	Toilet & Washbasin Bowls	Serviceable

F.	MISCELLANEOUS

01	Supernumerary Cabin Placards	Inspect all cabin interior placards. Replace all placards that are damaged or with illegible lettering. Ensure that all seat row number decals are correctly positioned on the overhead bin structure.

02	Flight Deck and Supernumerary Cabin Emergency Equipment

Ensure that all;

required emergency equipment is located and secured in accordance with the approved Location Chart.

required equipment location decals / placards are correctly positioned. ‘Next due date’ labels on Emergency Equipment are clearly legible.

Exhibit F

Price Schedule

[***]

F-1

Exhibit G

USPS Provisions

A. Ground Services.

1. Personnel Screening. Sun Country Providers will comply with the USPS’s personnel screening requirements, in addition to any air carrier or TSA security program requirements, for any Personnel with “access to the mail.” Access to the mail refers to ground handling, scanning, transporting, sorting, loading, and unloading mail, and includes supervisory duties in directing these activities. USPS screening requirements include a criminal background check, fingerprinting, drug screening, and US citizenship or documented work authority. Sun Country Provider Personnel will be required to complete various forms and certifications that will be submitted to the Postal Service Security Investigations Service Center for review. Access to the mail will be permitted only after all required checks are completed, except that interim access will be provided pending USPS completion of the criminal history check.

2. Security. Sun Country Providers will comply with the USPS requirements with respect to security and segregation of USPS cargo.

3. Hazardous Materials. Without limiting their obligations under the Agreement with respect to Hazardous Materials, Sun Country Providers will, as applicable, participate in the completion and submission of information into the Mail Piece Incident Reporting Tool (MIRT), the USPS intranet tool for the collection of information on leaking and other non-mailable items or through completion of Form 1770 – Mail Piece Spill or Leak Incident Report. Any incident which occurs while on board an aircraft will require completion of DOT Form F-5800 (01-2004), Hazardous Materials Incident Report, and any other reporting requirements, as applicable.

4. Electronic Data Interchange (EDI) and Reporting. Sun Country Providers will use the EDI methods specified by Amazon to transmit and receive volume, tender, possession scan, load scan, and delivery scan information from its system to Amazon and the USPS, as directed by Amazon. In addition, Sun Country Providers will satisfy all requirements relating to the content, timing, and format of any reports or data reasonably required by Amazon to meet the requirements of the USPS Prime Contracts, including daily reports with truck arrival times and unscanned volume (including a detailed reason the cargo wasn’t scanned).

5. Repossession of Mail by USPS. USPS or Amazon may at any time take possession of, or require Sun Country Providers to return, any or all mail in the possession of a Sun Country Provider.

6. USPS Customer Address Information. Sun Country Providers will not use any information or customer information it may obtain from operations concerning the USPS under the Agreement for marketing or any other purposes. Sun Country Providers and any of their Personnel in possession of address information or information concerning USPS customers may not disclose such information to any personnel that do not have a need to know such information and under no circumstances disclose any such information to any personnel involved in marketing activities.

7. USPS Employees Allowed Access. Sun Country Providers will allow escorted USPS employees showing proper credentials access to all buildings, field areas, and ground equipment being used to sort, stage, or transport mail. Sun Country Providers will notify Amazon of all such requests for access as soon as possible. Government regulations (i.e. TSA) will supersede this provision.

8. Damages for Delayed, Damaged, Stolen, Lost, or Non-Scanned Mail. Subject to the limitations set forth in Section 8 of the Agreement, Sun Country and the Sun Country Providers will be liable to Amazon for any reduced payments, losses, damages, investigative costs, or other claims asserted by USPS relating to delayed, damaged, stolen, or lost mail, or other performance failures (e.g., untimely performance, failure to obtain required container scans), for which Sun Country Providers or their Personnel are responsible. In the event that Sun Country or a Sun Country Provider disagrees with any reduced payments, losses, damages, investigative costs, or other claims asserted by USPS relating to delayed, damaged, stolen or lost mail or other performance failures, it may challenge the claim in accordance with Section C(1).

B. USPS Standard Clauses. The following requirements arise from the USPS standard terms and conditions. The full text of each clause specified below is incorporated by reference and can be found in the USPS Supplying Principles and Practices manual. The brief summary appearing after the clause name is for the convenience of the parties and does not necessarily set out all of its components or requirements. Sun Country will comply, and will cause each of the Sun Country Providers to comply, with each clause to the extent the terms of the clause applies to subcontractors and, in that case, interpreted as modified by the prime contractor-subcontractor relationship.

1. “Privacy Protection (October 2014),” USPS Clause 1-1, requiring, among other things, the protection and non-disclosure of address information and adherence to the USPS Privacy Policy.

2. “Other Contracts (March 2006), USPS Clause B-45, requiring subcontractors to cooperate fully with any other suppliers and Postal Service employees, and carefully fit in its own work as may be directed by the Contracting Officer. Subcontractors must not commit or permit any act that will interfere with the performance of work by any other supplier or by USPS employees.

3. “Protection of the Mail (March 2006), USPS Clause B-77 (Tailored), requiring, among other things, subcontractors to protect and safeguard the mail from loss, theft, or damage while it is in a Sun Country Provider’s custody or control and prevent unauthorized persons from having access to the mail.

4. “Equal Opportunity (March 2006),” USPS Clause 9-7, requiring compliance with Executive Order 11246, as amended. Subcontractors agree not to discriminate against any employee or applicant because of race, color, religion, sex, or national origin; to have approved affirmative action plans when 50 or more employees are located in one facility; and to annually submit Standard Form EEO-1.

5. “Service Contract Act (March 2006),” USPS Clause 9-10. Subcontractors agree to pay any employees who are directly engaged in the performance of service under this Agreement, in whole or in part, not less than the hourly wages and fringe benefit required under the applicable Area Wage Determinations issued by the Wage & Hour Division of the U.S. Department of Labor under the Service Contract Act or applicable DOL approved Collective Bargaining Agreement. Subcontractors agree to allow inspection of its records to determine compliance.

6. “Information or Access by Third Parties (March 2006),” USPS Clause B-81. All requests by non-postal individuals (including employees of subcontractors) about mail matter in the custody of a subcontractor or for access to mail in the custody of a subcontractor or Amazon must be referred to the contracting officer or his or her designee.

7. “Access by Officials (March 2006),” USPS Clause B-82 (Tailored). Subcontractors will deny access to the cargo compartment of a vehicle or aircraft containing mail therein to state or local officials except at a postal facility and in the presence of a postal employee or Postal Inspection Service officer, unless to prevent damage to the aircraft, vehicle or their contents. If authorized Federal law enforcement seeks access to the cargo compartment of aircraft or vehicles containing mail therein, subcontractors will notify the Postal Inspection Service before permitting access, unless to prevent immediate damage to the aircraft, vehicle or their contents.

8. “Advertising of Contract Awards (February 2013),” USPS Clause B-25. Subcontractors will not refer in its public statements or commercial advertising to the fact that it is performing a subcontract under a USPS contract or imply in any manner that USPS endorses its products.

9. “Use of Former Postal Service Employees (March 2006),” USPS Clause 1-12. Subcontractor must identify any former USPS employees it proposes to be engaged, directly or indirectly, in contract performance. Such individuals may not commence performance without the contracting officer’s prior approval. If the contracting officer does not provide such approval, the supplier must replace the proposed individual former employee with another individual equally qualified to provide the services.

This requirement does not apply to former USPS employees paid on an hourly basis (e.g., drivers, clerks, letter carriers, mail handlers); former USPS employees who supervised such hourly workers: and former USPS employees who last worked for USPS more than three years from the commencement of this contract. Subcontractor will not hire any former USPS employee to be directly engaged in contract performance who it knows has been separated from USPS for cause (e.g., poor performance, personal conduct, etc.).

10. If the value of this Agreement exceeds $10,000:

“Certification of Nonsegregated Facilities” (Provision 4-3, D.3.). Subcontractor is required to furnish a Certification of Nonsegregated Facilities as prescribed by the terms of Provision 4-3.

“Affirmative Action for Handicapped Workers (March 2006),” USPS Clause 9-13, requiring, among other things, subcontractors not to discriminate against any employee or applicant because of physical or mental disability; and to have an approved affirmative action plan if applicable.

11. If the value of this Agreement exceeds $100,000:

“Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era, and Other Eligible Veterans (February 2010),” USPS Clause 9-14, requiring, among other things, subcontractors not to discriminate against the individual because the individual is a special disabled veteran, a veteran of the Vietnam era, or other eligible veteran regarding any position for which the employee or applicant for employment is qualified; and to have an approved affirmative action plan if applicable.

12. If the value of this Agreement exceeds $1,000,000:

“Small, Minority, and Woman-owned Business Subcontracting Requirements (February 2018),” USPS Clause 3-1, requiring subcontractors (if subcontractor is not a small business) to have an approved written subcontracting plan that includes goals for utilization of small, minority-owned, and woman-owned business concerns.

C. Disputes.

1. Any controversy, dispute, difference, disagreement, or claim between Amazon and Sun Country or a Sun Country Provider relating to this Agreement that arises from any USPS cause, act, or omission may be processed under the applicable USPS Prime Contract’s “Claims and Disputes” clause. Sun Country and the Sun Country Providers agree to cooperate with Amazon in such process and be bound by the result obtained. Sun Country and the Sun Country Providers will allow a reasonable time for Amazon to consider and forward to them claims and related communications and materials from USPS. Amazon may, at its option, present a Sun Country Provider’s claim as part of its own claim or allow the Sun Country Provider to present its claim to USPS in Amazon’s name when permitted to do so. Amazon may invoke on behalf of a Sun Country Provider, or allow a Sun Country Provider to invoke, the dispute provisions in the applicable USPS Prime Contract, but Amazon is not required to advance or certify a claim when it cannot do so, after diligent investigation, in good faith. Sun Country and each Sun Country Provider, at its own expense, will furnish all documents, statements, witnesses, and other information required by Amazon and will retain and pay legal counsel of its own choosing (but in any event reasonably acceptable to Amazon) and at its sole expense, and will pay or reimburse all reasonable costs incurred by Amazon in connection with the dispute. Payments under this section will be adjusted by a Sun Country Provider’s allocable share of funds recovered and/or paid on account of such claim.

Exhibit H

Aircraft Delivery Specification & Modifications

1. Aircraft Specification.

ATA	DESCRIPTION	Sun Country Specification - 800 (Pelican)	Comments
2	GENERAL REQUIREMENTS
	Low Weather Minimums	CAT IIIa	standard
	Units for AFM, Ops, FQIS, CDS, FMCS	English	standard
	Alternate Forward CG Limits	Yes	standard

3	GENERAL AIRPLANE CRITERIA
	Weight & Balance Control Loading Manual	Yes	standard

11	PLACARDS AND MARKINGS
	Interior Placards & Markings Language	English	standard
	Seat Placards Exterior Markings – AMM 11	English English	standard standard

21	AIR CONDITIONING
	Cabin Ascent Rate (ft/min)	750	standard
	Cabin Descent Rate (ft/min)	750	standard
	Cabin Temp Indicator	Celsius	standard
	Blow Through Cooling – E8 Rack	Yes if E8 installed	standard

22	AUTOMATIC FLIGHT CONTROL
Digital Flight Control System Features:
	Mode Control Panel (MCP) with Speed and altitude intervention	Yes	standard
	Flight Control Computer	If Honeywell FCC, at least pn 4082499-903	standard

23	COMMUNICATIONS
	HF System	deactivate—to be further explored; else Collins digital required	standard
	SELCAL	required if HF installed	standard
	VHF System - Transceiver	Collins 822-1239-151	standard
		822-1287-101	standard

	Communication Management Unit (CMU) ACARS	Collins 822-1239-151	standard (SCA to evaluate if other Collins pn deviations are acceptable)
23-31	Control Wheel PTT Switch	Standard 3 Position with detent	standard
23-51	2 Plug Audio Boom Mic Headset/Headphone Jacks	Yes	standard

24	ELECTRICAL POWER
	Standby Power (Minutes)	60	standard
	Dual battery	yes	standard

28	FUEL
	Max Fuel Capacity (US Gallons)	6,875 Standard	standard
	Measuring Sticks		standard
	Calibration	Non-Dimensional	standard
		Units (NDU)	standard
	Conversion	NDU to Pounds (manual)	standard
	Right Wing Refueling Panel	Yes	standard
	Fuel Quantity Indicators	Yes	standard
30	Window Heat ON lights	Window Heat ON lights	standard

31	INDICATING/RECORDING SYSTEMS
	Digital Flight Data Acquisition Unit (New Rule Compliant)	Teledyne 2233000-816-1 (Minimum)	standard
	ACMS Capability	Yes	standard
	Printer	Miltope (ARINC 744) PN no preference (wide format pedestal)	Standard – SCA STC
	Quick Access Recorder	Avionca MQAR	standard - SCA STC

32	LANDING GEAR
	Service Interphone Connector –	Yes	standard
External Power Panel
	Main Gear	Boeing
	Wheel	Messier Bugatti C20626000	Standard – SCA SB
	Tires	28-PR, 225 MPH or greater	standard
	Brakes	Messier Bugatti C2063300	standard
		(carbon)	standard
	Nose Gear	Boeing	standard
	Wheel	Messier Bugatti 20637000	standard - SCA SB

33	LIGHTING
	Nose Gear Taxi Light	250 Watt or greater	standard

34	NAVIGATION
	ILS/GPS Multi-Mode Receiver	Honeywell 69002600-0101	standard - SCA STC
-c/p (VHF/NAV/DME)
	Weather Radar - Transceiver	Collins WRT-2100	standard
	Antenna	822-1710-002 or newer	standard
	Drive & Control Panel multiscan compatible	Yes	standard
	Predictive Windshear	Yes	standard
	ADIRU HG2050AC11 or higher MAGVAR 2015	Honeywell	standard
	TCAS 7.1	Collins	standard
34-46	Ground Proximity Warning System	965-1690-052 or newer Honeywell	standard
34-53	ATC System Transponder	ACSS	standard - SCA STC

	pn	9008000-10001	standard - SCA STC

	-c/p	Gables p/n G6992-240	standard - SCA STC
34-61	Flight Management Computer System	GE 176200-0101	standard
	2nd Computer	Yes	standard
	CDU/MCDU	MCDU - Color	standard
	FMC-OPC software - if AC have Alt/Spd intervention SB	see FMC OPC requirement list	software TBD
	Source Select Switch	Yes	standard

35	OXYGEN
	Crew Oxygen Cylinder (CuFt)	115 Cu. Ft.	standard
	Flight Crew System – Automatic Pressure Breathing	Yes	standard
	Flight Crew Mask	Full face in flight deck required - Scott p/n MF20-003	standard
	Supernumerary Smoke Goggles	Boeing standard	standard

38	WATER/WASTE
	No Waste Quantity Gauge	yes	standard
46	EFB	Collins TIMS and AID	standard - equipment is carrier provided; AMZ to make mod slot available

49	APU	Honeywell S351A401-201

52	DOORS	No	standard
	Forward Airstairs	No	standard

72	ENGINE Single Annular Combuster	Basic	standard

	Post acceptance configuration modification	Yes	standard
	Control Wheel Steering (CWS) Reversion	Yes	standard
	In Approach Mode	Yes	standard
	Control Wheel Steering Warning	No	standard
	Airspeed Deviation Warning	Heading Select	standard
	Flight Director Takeoff Mode	need 200/900	standard
	Altitude Alert (ft)	Yes - Peaks/Obstacles	standard - wiring mod
	Enhanced	Alt Mode 6 Volume	standard - wiring mod
	Volume for Altitude Callouts (-000045)	Yes	standard - wiring mod
	Bank Angle Callout (-000048)	Part of menu 96	standard - wiring mod
	500 Smart Callout (-000050)	Callout menu 96	standard - wiring mod
	Callouts (-000082)	Inhibit	standard
	G/S Capture Before Localizer Capture		standard
	FMC software – U12		standard
	CDS software options block 15		standard
	DFCS options – if Collins FCCs - P11		standard

2. FMC OPC and CDS OPS Values.

Type	Name	Value	Requirement
FMC OPC	High Idle Descent (737-C)	NO	required

FMC OPC	Runway Remaining vs Offset	NO	required

FMC OPC	Runway in Feet vs Meters	NO	required

FMC OPC	Manual Takeoff Speeds	NO	required

FMC OPC	Missed App in Cyan	YES	required

FMC OPC	VNAV ALT	NO	required

FMC OPC	GPS1	YES	required

FMC OPC	GPS2	YES	required

FMC OPC	Direct GPS	YES	required

FMC OPC	Manual RNP	YES	required

FMC OPC	Abeam Waypoints	NO	required

FMC OPC	Alternate Destination	NO	required

FMC OPC	Alt/Spd Intervention	YES	required

FMC OPC	Certified Takeoff Speeds	NO	required

FMC OPC	Plan Fuel	NO	required

FMC OPC	QFE Altitude Reference	NO	required

FMC OPC	CDU Color	YES	required

FMC OPC	Geometric Path Descent	YES	required

FMC OPC	Pilot Defined Co. Routes	NO	required

FMC OPC	Quiet Climb System	NO	required

FMC OPC	Optional (0%) Noise Grad	NO	required

FMC OPC	CIAP/IAN	NO	required

FMC OPC	GLS Procedures	NO	required

FMC OPC	Gross Weight Inhibit	YES	required

FMC OPC	Takeoff Derate Inhibit	NO	required

FMC OPC	Orbit Missions	NO	required

FMC OPC	TACAN1	NO	required

FMC OPC	TACAN2	NO	required

FMC OPC	Manual Position Update	NO	required

FMC OPC	Common VNAV	YES	required

FMC OPC	Speed Propagation	YES	required

FMC OPC	Additional Fix Pages	YES	required

FMC OPC	Default DME Update Off	NO	required

FMC OPC	Intent Data on ACARS	NO	required

FMC OPC	Intent Data on Dedicated	NO	required

CDS OPS	OPC_EF_GPWC_V1_CALLOUT_G	ENABLE	required

CDS OPS	OPC_EF_BKCRS_G	ENABLE	required

CDS OPS	OPC_EF_CHEVRON_AP_G	DISABLE	required

CDS OPS	OPC_EF_COMP_FLASH_G	DISABLE	required

CDS OPS	OPC_EF_DUAL_FMC_INSTALL_G	ENABLE	required

CDS OPS	OPC_EF_BARO_BUG_TRIANG_G	ENABLE	required

CDS OPS	OPC_EF_IVSI_TCAS_RES_AD_G	ENABLE	required

CDS OPS	OPC_EF_LOC_EXP_FD_G	ENABLE	required

CDS OPS	OPC_EF_MAP_HDG_UP_G	DISABLE	required

CDS OPS	OPC_EF_ALT_TAPE_AGL_REF_G	ENABLE	required

CDS OPS	OPC_EF_MACH_GROUNDSPD_G	ENABLE	required

CDS OPS	OPC_EF_MASI_BUG5_100_G	DISABLE	required

CDS OPS	OPC_EF_MASI_BUG5_80_G	ENABLE	required

CDS OPS	OPC_EF_NCD_ILS_FLAG_G	DISABLE	required

CDS OPS	OPC_EF_PFD_ND_FORMAT_G	ENABLE	required

CDS OPS	OPC_EF_POS_DIF_FULL_TIME_G	DISABLE	required

CDS OPS	OPC_EF_POS_DIF_AUTO_DISP_G	DISABLE	required

CDS OPS	OPC_EF_RALT_ALRT1_G	DISABLE	required

CDS OPS	OPC_EF_RALT_ALRT2_G	DISABLE	required

CDS OPS	OPC_EF_RALT_ALRT3_G	DISABLE	required

CDS OPS	OPC_EF_RALT_ANALOG_G	DISABLE	required

CDS OPS	OPC_EF_RALT_DISP_LOW_G	ENABLE	required

CDS OPS	OPC_EF_RANGE_ARCS_G	DISABLE	required

CDS OPS	OPC_EF_RALT_RRNWY_G	DISABLE	required

CDS OPS	OPC_EF_SINGLE_CH_ANN_G	DISABLE	required

CDS OPS	OPC_TO_ALERT_INH_800FT_G	DISABLE	required

CDS OPS	OPC_EF_TCAS_AI_G	ENABLE	required

CDS OPS	OPC_EF_TCAS_RNG_RING_G	DISABLE	required

CDS OPS	OPC_EF_BARO_READOUT_ALRT_G	DISABLE	required

CDS OPS	OPC_ENG_LO_OIL_Q_ALERT	ENABLE	required

CDS OPS	OPC_FUEL_METRIC_UNITS_G	DISABLE	required

CDS OPS	OPC_HI_VIB_ALERT_G	ENABLE	required

CDS OPS	OPC_ENG_XBLD_DISABLE_G	DISABLE	required

CDS OPS	OPC_EF_SPDTAPE_G	DISABLE	required

CDS OPS	OPC_OVER_UNDER_DISP_G	ENABLE	required

CDS OPS	OPC_FULL_TIME_FUEL_FLOW_G	DISABLE	required

CDS OPS	OPC_EF_TCAS_INSTALLED_G	ENABLE	required

CDS OPS	OPC_ENG_METRIC_UNITS_G	DISABLE	required

CDS OPS	OPC_EF_TERR_INSTALLED	ENABLE	required

CDS OPS	OPC_EF_AUTO_DISPLAY	ENABLE	required

CDS OPS	OPC_ENG_AUTO_IGNITION_G	DISABLE	required

CDS OPS	OPC_EF_CDS_FAULT_REV_VID_G	DISABLE	required

CDS OPS	OPC_EF_AOA_G	DISABLE	required

CDS OPS	OPC_COMMON_N1_INDICATION_G	ENABLE	required

CDS OPS	OPC_EF_NAV_DEV_SCALE_G	ENABLE	required

CDS OPS	OPC_EF_HORZ_LINE_HDG_G	DISABLE	required

CDS OPS	OPC_EF_VREF_FLAP_G	ENABLE	required

CDS OPS	OPC_SELECT_COMP_G	ENABLE	required

CDS OPS	OPC_EF_VNAV_SPD_BAND_G	DISABLE	required

CDS OPS	OPC_EF_MDA_EXTEND_G	DISABLE	required

CDS OPS	OPC_5DU_DISPLAY_G	DISABLE	required

CDS OPS	OPC_ENG_OIL_QTY_GALLONS_G	DISABLE	required

CDS OPS	OPC_ENG_OIL_QTY_OU_PERCENT_G	DISABLE	required

CDS OPS	OPC_EF_LNAV_GA_G	ENABLE	required

CDS OPS	OPC_TOTAL_DIGITAL_FUEL_QTY_G	ENABLE	required

CDS OPS	OPC_FUEL_QTY_LOW_LMT_G	DISABLE	required

CDS OPS	OPC_EF_EFSMAP_CRSFRQ_DIS_G	DISABLE	required

FMC OPC	ATS Datalink	NO	preferred

FMC OPC	ATS Fixed Outputs	NO	preferred

FMC OPC	ATS MSG on Displays	NO	preferred

FMC OPC	AOC Datalink	YES	preferred

FMC OPC	Message Recall	YES	preferred

FMC OPC	Engine-Out SIDS	YES	preferred

FMC OPC	ADF1	NO	preferred

FMC OPC	ADF2	NO	preferred

FMC OPC	Takeoff Thrust Auto-Select	NO	preferred

FMC OPC	NDB Size	102	preferred

FMC OPC	Oceanic Lat RNP (nm)	12.0	preferred

FMC OPC	Enroute Lat RNP (nm)	2.0	preferred

FMC OPC	Terminal Lat RNP (nm)	1.0	preferred

FMC OPC	Approach Lat RNP (nm)	0.3	preferred

FMC OPC	Oceanic Vert RNP (ft)	400.0	preferred

FMC OPC	Enroute Vert RNP (ft)	400.0	preferred

FMC OPC	Terminal Vert RNP (ft)	400.0	preferred

FMC OPC	Approach Vert RNP (ft)	400.0	preferred

FMC OPC	ATS Timer	5.0	preferred

CDS OPS	OPC_AUX_FUEL_TANK_G	DISABLE	preferred

CDS OPS	OPC_BITE_AT_INSTALL_G	ENABLE	preferred

CDS OPS	OPC_EEC_HIGH_IDLE_OVRD_G	DISABLE	preferred

CDS OPS	OPC_EF_ADF2_INSTALLED_G	DISABLE	preferred

CDS OPS	OPC_EF_MAP_ADF_POINTERS_G	DISABLE	preferred

CDS OPS	OPC_BRAKE_TEMP_DISP_G	DISABLE	preferred

CDS OPS	OPC_FLIGHT_CONT_DISP_G	ENABLE	preferred

CDS OPS	OPC_EF_WXR_BASIC_G	ENABLE	preferred

CDS OPS	OPC_EF_WXR_BENDIX_G	DISABLE	preferred

CDS OPS	OPC_EF_WXR_COLLINS_1_G	DISABLE	preferred

CDS OPS	OPC_EF_WXR_COLLINS_2_G	DISABLE	preferred

CDS OPS	OPC_EF_WXR_COLLINS_3_G	DISABLE	preferred

CDS OPS	OPC_ENG_TO_INH_10MIN_G	DISABLE	preferred

CDS OPS	OPC_EF_ADF1_NOT_INSTALL_G	ENABLE	preferred

CDS OPS	OPC_EF_NO_ADF_ON_RDMI_G	DISABLE	preferred

CDS OPS	OPC_EF_VSD_GATE1_G	ENABLE	preferred

CDS OPS	OPC_EF_VSD_GATE2_G	ENABLE	preferred

CDS OPS	OPC_EF_VSD_MAP_G	ENABLE	preferred

CDS OPS	OPC_FMC_COMM_MESG_G	DISABLE	preferred

CDS OPS	OPC_ATC_CMU_INST_G	DISABLE	preferred

CDS OPS	OPC_EF_WXR_TILT_MODE_G	ENABLE	preferred

CDS OPS	OPC_ACARS_COMM_MSG_G	ENABLE	preferred

CDS OPS	OPC_EF_WINGLET_INSTALL_G	ENABLE	preferred

CDS OPS	OPC_EF_2POSN_TAILSKID_G	DISABLE	preferred

CDS OPS	OPC_EF_WXR_HONEYWELL_2_G	DISABLE	preferred

CDS OPS	OPC_EF_SPEEDBRAKE_WARN	DISABLE	preferred

CDS OPS	OPC_EF_EPFD	DISABLE	preferred

CDS OPS	OPC_EF_PERSP_RUNWAY	DISABLE	preferred

CDS OPS	OPC_EF_BANK_ANGLE_WARN	DISABLE	preferred

CDS OPS	OPC_EF_OVERRUN_AIR	DISABLE	preferred

CDS OPS	OPC_EF_OVERRUN_GND	DISABLE	preferred

CDS OPS	OPC_EF_AP_ROLL_SAT_ALRTS	DISABLE	preferred

3. Master Change and Modifications.

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